Registration No. 024-12019

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 1-A/A

REGULATION A OFFERING CIRCULAR UNDER THE SECURITIES ACT OF 1933

CANNABIS GLOBAL, INC.

(Exact name of issuer as specified in its charter)

Nevada

(State or other jurisdiction of incorporation or organization)

520 Grand Avenue, Suite 320

Los Angeles, CA 90071

(310) 986-4929

(Address, including zip code, and telephone number,

including area code, of issuer’s principal executive office)

Edward Manolos

Chief Executive Officer

520 Grand Avenue, Suite 320

Los Angeles, CA 90071

(310) 986-4929

(Name, address, including zip code, and telephone number,

including area code, of agent for service)

2836	83-1754057
(Primary Standard Industrial Classification Code Number)	(IRS Employer Identification Number)

This Offering Circular shall only be qualified upon order of the Commission.

PRELIMINARY OFFERING CIRCULAR SUBJECT TO COMPLETION,

DATED NOVEMBER 16, 2022

Cannabis Global, Inc.

MAXIMUM OFFERING AMOUNT: $500,000

MAXIMUM NUMBER OF SHARES OFFERED HEREBY: 2,500,000,000

This is a public offering (the “Offering”) of securities of Cannabis Global, Inc., a Nevada corporation (the “Company”). We are offering a maximum of Two Billion Five Hundred Million (2,500,000,000) shares (the “Maximum Offering”) of our common stock, par value $0.001 (the “Common Stock”) via subscription at an offering price of Two Hundredths of One Cent ($0.0002) per share (the “Shares”) pursuant to Tier 2 of Regulation A+.

This Offering is being conducted on a “best efforts” basis, which means that there is no minimum number of Shares that must be sold by us for this offering to close; thus, we may receive no or minimal proceeds from this Offering. This Offering will expire on the first to occur of (a) the sale of all the 2,500,000,000 shares of Common Stock offered for subscription hereby, (b) November 1, 2023, subject to extension, in the sole discretion of the Company, not to exceed one year from qualification of the Offering, or (c) when the Company’s board of directors elects to terminate the Offering (as applicable, the “Termination Date”).

There is no escrow established for this Offering. We will hold closings upon the receipt of investors’ subscriptions and acceptance of such subscriptions by the Company. If, on the initial closing date, we have sold less than the Maximum Offering, then we may hold one or more additional closings for additional sales, until the earlier of: (i) the sale of the Maximum Offering or (ii) the Termination Date. There is no aggregate minimum requirement for the Offering to become effective, therefore, we reserve the right, subject to applicable securities laws, to begin applying “dollar one” of the proceeds from the Offering in accordance with the Use of Proceeds section of this Offering Circular (See section “Use of Proceeds”) and such other uses as more specifically set forth in this offering circular (“Offering Circular”). We expect to commence the sale of the Shares and attached warrants as of the date on which the offering statement of which this Offering Circular is a part (the “Offering Statement”) is qualified by the United States Securities and Exchange Commission (the “SEC”). Purchasers of the Shares will not be entitled to a refund and could lose their entire investment.

Company Overview

Cannabis Global, Inc. is a Los Angeles based, fully audited and reporting Company with the U.S. Securities & Exchange Commission, trading under the stock symbol CBGL. We are an emerging force in the cannabis marketplace with a growing product and proprietary intellectual property portfolio. We are marketing and producing Comply Bag, an innovative solution for cannabis storage, transport, and tracking. The corporation is a major shareholder in Natural Plant Extract, a Southern California licensed cannabis manufacturer and distributor, which licenses our technologies to produce edibles and other innovative products for the cannabis marketplace. Cannabis Global has filed three non-provisional and multiple provisional patents for cannabis infusion and nanoparticle technologies and continues an active research & development program.

The Company’s Common Stock is fully reporting under the 1934 Act and is listed on the Over-The-Counter Bulletin Board (“OTCPNK”) under the symbol “CBGL,” and qualified Pink Current Information Tier. For further information, see “Plan of Distribution - Exchange Listing” of this Offering Circular.

i

Such Offering price and our valuation was determined by management in order to attract investors in this Offering. The valuation of our currently outstanding shares of Common Stock and the $0.0002 per share Offering price of the Common Stock has been based upon the trading price and volume of trading of our Common Stock on the OTCPNK exchange and is not based on book value, assets, earnings or any other recognizable standard of value. (See Determination of Offering Price).

In this Offering Circular, unless otherwise noted or unless the context otherwise requires, references to “we,” “us,” “our,” and the “Company” refer to the activities of and the assets and liabilities of the business and operations of Cannabis Global, Inc. and its subsidiaries.

No sale may be made to you in this offering, if you do not satisfy the investor suitability standards described in this Offering Circular under Plan of Distribution-State Law Exemptions and Investor Suitability Standards. Before making any representation that you satisfy the established investor suitability standards, we encourage you to review Rule 251(d)(2)(i)(C) of Regulation A. For general information on investing, we encourage you to refer to www.investor.gov.

Investing in our Common Stock involves a high degree of risk. See “Risk Factors” for a discussion of certain risks that you should consider in connection with an investment in our Common Stock.

THE U.S. SECURITIES AND EXCHANGE COMMISSION DOES NOT PASS UPON THE MERITS OF OR GIVE ITS APPROVAL TO ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SOLICITATION MATERIALS. THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE COMMISSION; HOWEVER, THE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED ARE EXEMPT FROM REGISTRATION.

	Price to Public	Commissions	Proceeds to the Company
Per Share(1)	$0.002	$0.00	$0.002
Maximum Offering	$500,000.00	$0.00	$500,000	(2)

(1)	Price to be set at qualification, the range is the best estimate that can be provided by the Issuer at this time.

(2)	Does not account for the payment of offering expenses, estimated at $12,000.00. See “Plan of Distribution” for further detail.

The Company has not determined if it will require these services or such selected service providers. The Company reserves the right to engage one or more FINRA-member broker-dealers or placement agents in its discretion. Does not include expenses of the Offering, including fees for administrative, accounting, audit and legal services, FINRA filing fees, fees for EDGAR document conversion and filing, and website posting fees.

THE SECURITIES UNDERLYING THIS OFFERING STATEMENT MAY NOT BE SOLD UNTIL QUALIFIED BY THE SECURITIES AND EXCHANGE COMMISSION. THIS OFFERING CIRCULAR IS NOT AN OFFER TO SELL, NOR SOLICITING AN OFFER TO BUY, ANY SHARES OF OUR COMMON STOCK IN ANY STATE OR OTHER JURISDICTION IN WHICH SUCH SALE IS PROHIBITED.

INVESTMENT IN SMALL BUSINESS INVOLVES A HIGH DEGREE OF RISK, AND INVESTORS SHOULD NOT INVEST ANY FUNDS IN THIS OFFERING UNLESS THEY CAN AFFORD TO LOSE THEIR ENTIRE INVESTMENT. SEE “RISK FACTORS” FOR A DISCUSSION OF CERTAIN RISKS YOU SHOULD CONSIDER BEFORE PURCHASING ANY SHARES IN THIS OFFERING.

ii

AN OFFERING STATEMENT PURSUANT TO REGULATION A RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION, WHICH WE REFER TO AS THE COMMISSION. INFORMATION CONTAINED IN THIS PRELIMINARY OFFERING CIRCULAR IS SUBJECT TO COMPLETION OR AMENDMENT. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED BEFORE THE OFFERING STATEMENT FILED WITH THE COMMISSION IS QUALIFIED. THIS PRELIMINARY OFFERING CIRCULAR SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR MAY THERE BE ANY SALES OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL BEFORE REGISTRATION OR QUALIFICATION UNDER THE LAWS OF ANY SUCH STATE. WE MAY ELECT TO SATISFY OUR OBLIGATION TO DELIVER A FINAL OFFERING CIRCULAR BY SENDING YOU A NOTICE WITHIN TWO (2) BUSINESS DAYS AFTER THE COMPLETION OF OUR SALE TO YOU THAT CONTAINS THE URL WHERE THE FINAL OFFERING CIRCULAR OR THE OFFERING STATEMENT IN WHICH SUCH FINAL OFFERING CIRCULAR WAS FILED MAY BE OBTAINED.

GENERALLY, NO SALE MAY BE MADE TO YOU IN THIS OFFERING IF THE AGGREGATE PURCHASE PRICE YOU PAY IS MORE THAN TEN PERCENT (10%) OF THE GREATER OF YOUR ANNUAL INCOME OR YOUR NET WORTH. DIFFERENT RULES APPLY TO ACCREDITED INVESTORS AND NON-NATURAL PERSONS. BEFORE MAKING ANY REPRESENTATION THAT YOUR INVESTMENT DOES NOT EXCEED APPLICABLE THRESHOLDS, WE ENCOURAGE YOU TO REVIEW RULE 251(D)(2)(I)(C) OF REGULATION A. FOR GENERAL INFORMATION ON INVESTING, WE ENCOURAGE YOU TO REFER TO WWW.INVESTOR.GOV.

This Offering Circular follows the disclosure format of Part II(a)(1)(ii) of Form 1-A

The date of this Offering Circular is November 16, 2022

iii

TABLE OF CONTENTS

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS	1
OFFERING CIRCULAR SUMMARY	2
THE OFFERING	5
OUR BUSINESS	6
RISK FACTORS	21
USE OF PROCEEDS	35
DILUTION	36
MANAGEMENT’S DISCUSSION & ANALYSIS OF FINANCIAL CONDITION & RESULTS OF OPERATIONS	38
DIRECTORS, EXECUTIVE OFFICERS & CORPORATE GOVERNANCE	43
EXECUTIVE COMPENSATION	46
CERTAIN RELATIONSHIPS & RELATED PARTY TRANSACTIONS	47
SECURITY OWNERSHIP OF MANAGEMENT & CERTAIN SECURITY HOLDERS	47
DESCRIPTION OF SECURITIES	48
DIVIDEND POLICY	49
PLAN OF DISTRIBUTION	49
LEGAL MATTERS	51
EXPERTS	51
WHERE YOU CAN FIND MORE INFORMATION	51
INDEX TO CONSOLIDATED FINANCIAL STATEMENTS	F-1

We are offering to sell, and seeking offers to buy, our securities only in jurisdictions where such offers and sales are permitted. You should rely only on the information contained in this Offering Circular. We have not authorized anyone to provide you with any information other than the information contained in this Offering Circular. The information contained in this Offering Circular is accurate only as of its date, regardless of the time of its delivery or of any sale or delivery of our securities. Neither the delivery of this Offering Circular nor any sale or delivery of our securities shall, under any circumstances, imply that there has been no change in our affairs since the date of this Offering Circular. This Offering Circular will be updated and made available for delivery to the extent required by the federal securities laws.

Unless otherwise indicated, data contained in this Offering Circular concerning the business of the Company are based on information from various public sources. Although we believe that these data are generally reliable, such information is inherently imprecise, and our estimates and expectations based on these data involve a number of assumptions and limitations. As a result, you are cautioned not to give undue weight to such data, estimates or expectations.

In this Offering Circular, unless the context indicates otherwise, references to “Cannabis Global,” “we,” the “Company,” “our,” and “us” refer to the activities of and the assets and liabilities of the business and operations of Cannabis Global, Inc. Our Stock is listed as “CBGL” under the OTCMarkets.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Some of the statements under “Summary,” “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Our Business” and elsewhere in this Offering Circular constitute forward-looking statements. Forward- looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar matters that are not historical facts. In some cases, you can identify forward-looking statements by terms such as “anticipate”, “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “should,” “will” and “would” or the negatives of these terms or other comparable terminology.

You should not place undue reliance on forward-looking statements. The cautionary statements set forth in this Offering Circular, including in “Risk Factors” and elsewhere, identify important factors that you should consider in evaluating our forward-looking statements. These factors include, among other things:

●	Our ability to effectively operate our business segments;

●	Our ability to manage our research, development, expansion, growth and operating expenses;

●	Our ability to evaluate and measure our business, prospects and performance metrics;

●	Our ability to respond and adapt to changes in technology and customer behavior; and

●	Our ability to protect our intellectual property and to develop, maintain and enhance a strong brand.

Although the forward-looking statements in this Offering Circular are based on our beliefs, assumptions and expectations, taking into account all information currently available to us, we cannot guarantee future transactions, results, performance, achievements or outcomes. No assurance can be made to any investor by anyone that the expectations reflected in our forward-looking statements will be attained, or that deviations from them will not be material and adverse. We undertake no obligation, other than as may be required by law, to re-issue this Offering Circular or otherwise make public statements updating our forward-looking statements.

1

OFFERING CIRCULAR SUMMARY

The following summary highlights material information contained in this Offering Circular. This summary does not contain all of the information you should consider before purchasing our common stock. Before making an investment decision, you should read this Offering Circular carefully, including the Risk Factors section and the unaudited consolidated financial statements and the notes thereto. In this Offering Circular, unless otherwise noted or unless the context otherwise requires, references to “we,” “us,” “our,” and the “Company” refer to the activities of and the assets and liabilities of the business and operations of Cannabis Global, Inc., a Nevada corporation.

Company Overview

Current Business Operations

We own 56.5% of Natural Plant Extract of California, Inc. (NPE). NPE which operates a cannabis manufacturing and distribution business in Lynwood, California, and holds two active California cannabis licenses: (i) a Type 7 Manufacturing License; and, (ii) a Distribution License. These licenses allow NPE to distribute cannabis products in the State of California. Our operations at the NPE facility emphasize cannabis product manufacturing and distribution. We began taking customer orders for products manufactured at the NPE facility on April 21, 2021. These products consist of several types of cannabis products, including:

•	Cannabis flower packaged in various weights, which are sold to California licensed cannabis retailers and distributors;

•	Cannabis Pre-rolls, which are sold to California licensed cannabis retailers and distributors; and,

•	Cannabis edible products, which are sold to California licensed cannabis retailers and distributors

All cannabis products are Schedule 1 Controlled Substances under the CSA, and so are illegal under federal law (see Cautionary Note to Investors and Risk Factors).

Our sales from the above product categories amount to 97% of our operating revenues. Our cannabis research and development efforts have not generated material revenue as of the date of this Prospectus.

On April 18, 2020, we formed a subsidiary Hemp You Can Feel, Inc., a California corporation (“HYCF”), as a wholly owned subsidiary of the Company. HYCF will be engaged in research and development of hemp and CBD products. However, HYCF’s operations are currently suspended pending regulatory guidance from the U.S. Food and Drug Administration.

Our operations at the Natural Plant Extract facility emphasizes cannabis product manufacturing and distribution. In addition to business opportunities available from cannabis product manufacturing and distribution to all parts of the State of California, we also see strong synergies between NPE operations and our developing technologies in the areas of secure cannabis transport, cannabis infusions, and all-natural polymeric nanoparticle technologies.

2

We also have an active research and development program primarily focused on creating and commercializing engineered technologies that deliver cannabis extracts and cannabinoids to the human body. Thus far, the Company has filed six provisional patents, three non-provisional patents and recently announced its "Comply Bag" secure cannabis transport system with integrated track and trace capabilities via smartphones, is available for purchase.

On April 9, 2021, we entered into a distribution agreement with Lynwood Roads Delivery, LLC (“LRD”). LRD owns a regulatory permit issued by the City of Lynwood permitting commercial retailer non-storefront operation in Lynwood, California. Under the terms of the agreement, the Company’s majority owned subsidiary, Natural Plant Extract of California, via is licensed Northern Lights Distribution, Inc. operation will distribute selected products for LRD.

On May 12, 2021, we entered into an agreement to operate a joint venture through a new Nevada corporation named MCOA Lynwood Services, Inc. The parties agreed to finance a regulated and licensed laboratory to produce various cannabis products under the legal framework outlined by the City of Lynwood, California, Los Angeles County, and the State of California. The Registrant owns a controlling interest in Natural Plant Extract of California, Inc., which operates a licensed cannabis manufacturing operation in Lynwood, California. As its contribution the joint venture, MCOA agreed to purchase and install equipment for joint venture operations, which will then be rented to the joint venture, and also provide funding relating to marketing the products produced by the capital equipment. We agreed to provide use of NPE’s manufacturing and distribution licenses; access to its Lynwood, California facility; use of the specific areas within the Lynwood Facility suitable for the types of manufacturing selected by the joint venture; and, management expertise require to carry on the joint venture’s operations. Ownership of the joint venture was agreed to be 60% in us and 40% with MCOA. Royalties from profits realized as the result of sales of products from the joint venture was also agreed to be distributed as 60% to us and 40% to MCOA. Development of the joint venture is ongoing and is considered in the development stage. The joint venture may be terminated by the unanimous election of the board of directors and shareholders; if an unforeseeable event occurs which prevents the joint venture from carrying out its purpose; or, if events otherwise occur which prevents the joint venture from carrying out its purpose, and those events cannot be corrected in a reasonable amount of time.

3

Offering Circular Summary

The following summary highlights material information contained in this Offering Circular. This summary does not contain all of the information you should consider before purchasing our common stock. Before making an investment decision, you should read this Offering Circular carefully, including the Risk Factors section and the unaudited consolidated financial statements and the notes thereto. In this Offering Circular, unless otherwise noted or unless the context otherwise requires, references to “we,” “us,” “our,” and the “Company” refer to the activities of and the assets and liabilities of the business and operations of Cannabis Global, Inc., a Nevada corporation.

Issuer:	Cannabis Global, Inc.

Shares Offered:	A maximum of Two Billion Five Hundred Million (2,500,000,000) shares of our Common Stock by subscription (the “Maximum Offering”), at an offering price of Two Hundredths of One Cent ($0.0002) per share (the “Shares”).

Number of shares of Common Stock Outstanding before the Offering:	1,736,451,314 shares of Common Stock.

Number of shares of Common Stock to be Outstanding after the Offering:	236,451,314 shares of Common Stock if the Maximum Offering is sold.

Price per Share:	Two Hundredths of One Cent ($0.0002).

Listing:	Our shares of Common Stock are listed on Over the Counter Pink Sheets exchange under the symbol “CBGL.”

There can be no assurance that the Company Common Stock sold in this Offering will continue to be approved for listing on OTCPNK or other recognized securities exchange. For more information see the section “Risk Factors.”

Maximum Offering:	A maximum of Two Billion Five Hundred Million (2,500,000,000) shares of our Common Stock by subscription (the “Maximum Offering”), at an offering price of Two Hundredths of One Cent ($0.0002) per share (the “Shares”) for gross proceeds of $500,000.

Minimum Number of Shares to Be Sold in this Offering:	None.

Use of Proceeds:	If we sell all the Shares being offered, our net proceeds (there are no commissions) will be $500,000.00. We will use these net proceeds for retiring outstanding debt working capital and general corporate purposes, and such other purposes described in the “Use of Proceeds” section of this Offering Circular.

Risk Factors:	Investing in our Common Stock involves a high degree of risk. See “Risk Factors”.

Corporate Information:	520 S. Grand Avenue, Suite 320, Los Angeles, CA 90071 https://www.cannabisgloblainc.com (310) 986-4929

4

THE OFFERING:

REGULATION A+; CONTINUOUS REPORTING

REQUIREMENTS UNDER REGULATION A

We are offering our Common Stock pursuant to recently adopted rules by the Securities and Exchange Commission mandated under the Jumpstart Our Business Startups Act of 2012, or the JOBS Act. These offering rules are often referred to as “Regulation A+.” We are relying upon “Tier 2” of Regulation A+, which allows us to offer of up to $75 million in a 12-month period.

In accordance with the requirements of Tier 2 of Regulation A+, we will be required to update certain issuer information by electronically filing a Form 1-Z exit report with the Commission on EDGAR not later than 30 calendar days after termination or completion of an offering.

Our ongoing reporting obligations of a Tier 2 issuer will be met because we already file regular reports pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934 as an SEC reporting company.

This Offering Circular contains a fair summary of the material terms of documents summarized herein. All concepts, goals, estimates and business intentions are revealed and disclosed as such are known to management as of the date of this Offering Circular. Circumstances may change so as to alter the information presented herein at a later date. This material will be updated by Amendment to this document and by means of press releases and other communications to Shareholders. You should carefully read the entire Offering Circular, including the risks associated with an investment in the company discussed in the “Risk Factors” section of this Offering Circular, before making an investment decision. Some of the statements in this Offering Circular are forward-looking statements. See the section entitled “Cautionary Statement Regarding Forward-Looking Statements.”

As used in this Offering Circular, all references to “Cannabis Global,” “capital stock,” “Common Stock,” “Shares,” “preferred stock,” “stockholders,” “shareholders” applies only to Cannabis Global, Inc. As used in this Offering Circular, the terms “Company,” “we,” “our” or words of like import mean Cannabis Global, Inc., and its direct and indirect subsidiaries. All references in this Offering Circular to “years” and “fiscal years” means the twelve-month period ended August 31.

5

OUR BUSINESS

Current Business Operations

We own 56.5% of Natural Plant Extract of California, Inc. (NPE). NPE which operates a cannabis manufacturing and distribution business in Lynwood, California, and holds two active California cannabis licenses: (i) a Type 7 Manufacturing License; and, (ii) a Distribution License. These licenses allow NPE to distribute cannabis products in the State of California. Our operations at the NPE facility emphasize cannabis product manufacturing and distribution. We began taking customer orders for products manufactured at the NPE facility on April 21, 2021. These products consist of several types of cannabis products, including:

•	Cannabis flower packaged in various weights, which are sold to California licensed cannabis retailers and distributors;

•	Cannabis Pre-rolls, which are sold to California licensed cannabis retailers and distributors; and,

•	Cannabis edible products, which are sold to California licensed cannabis retailers and distributors

All cannabis products are Schedule 1 Controlled Substances under the CSA, and so are illegal under federal law (see Cautionary Note to Investors and Risk Factors).

Our sales from the above product categories amount to 97% of our operating revenues. Our cannabis research and development efforts have not generated material revenue as of the date of this Prospectus.

On April 18, 2020, we formed a subsidiary Hemp You Can Feel, Inc., a California corporation (“HYCF”), as a wholly owned subsidiary of the Company. HYCF will be engaged in research and development of hemp and CBD products. However, HYCF’s operations are currently suspended pending regulatory guidance from the U.S. Food and Drug Administration.

Our operations at the Natural Plant Extract facility emphasizes cannabis product manufacturing and distribution. In addition to business opportunities available from cannabis product manufacturing and distribution to all parts of the State of California, we also see strong synergies between NPE operations and our developing technologies in the areas of secure cannabis transport, cannabis infusions, and all-natural polymeric nanoparticle technologies.

We also have an active research and development program primarily focused on creating and commercializing engineered technologies that deliver cannabis extracts and cannabinoids to the human body. Thus far, the Company has filed six provisional patents, three non-provisional patents and recently announced its "Comply Bag" secure cannabis transport system with integrated track and trace capabilities via smartphones, is available for purchase.

On April 9, 2021, we entered into a distribution agreement with Lynwood Roads Delivery, LLC (“LRD”). LRD owns a regulatory permit issued by the City of Lynwood permitting commercial retailer non-storefront operation in Lynwood, California. Under the terms of the agreement, the Company’s majority owned subsidiary, Natural Plant Extract of California, via is licensed Northern Lights Distribution, Inc. operation will distribute selected products for LRD.

On May 12, 2021, we entered into an agreement to operate a joint venture through a new Nevada corporation named MCOA Lynwood Services, Inc. The parties agreed to finance a regulated and licensed laboratory to produce various cannabis products under the legal framework outlined by the City of Lynwood, California, Los Angeles County, and the State of California. The Registrant owns a controlling interest in Natural Plant Extract of California, Inc., which operates a licensed cannabis manufacturing operation in Lynwood, California. As its contribution the joint venture, MCOA agreed to purchase and install equipment for joint venture operations, which will then be rented to the joint venture, and also provide funding relating to marketing the products produced by the capital equipment. We agreed to provide use of NPE’s manufacturing and distribution licenses; access to its Lynwood, California facility; use of the specific areas within the Lynwood Facility suitable for the types of manufacturing selected by the joint venture; and, management expertise require to carry on the joint venture’s operations. Ownership of the joint venture was agreed to be 60% in us and 40% with MCOA. Royalties from profits realized as the result of sales of products from the joint venture was also agreed to be distributed as 60% to us and 40% to MCOA. Development of the joint venture is ongoing and is considered in the development stage. The joint venture may be terminated by the unanimous election of the board of directors and shareholders; if an unforeseeable event occurs which prevents the joint venture from carrying out its purpose; or, if events otherwise occur which prevents the joint venture from carrying out its purpose, and those events cannot be corrected in a reasonable amount of time.

6

Comply Bag™

Comply Bag™ features a multi-layer, low-density polyethylene outer shell that protects valuable shipments and allows manufacturers, buyers, and processors full view of contents to assess quality. Each Comply Bag™ contains financial institution-grade tamper-evident seams, self-sealing closures, and sequential numbering to ensure what is sent is what is received. In addition, because all U.S. states have implemented specific regulations for the tracking and tracing of cannabis shipments from seed to sale, Comply Bags™ features regulator demanded tracking features, such as those required in the California Cannabis Track-and-Trace (CCTT) system, including Unique Identifier Tags (UID) mandated by California via its contracted service provider, METRC, Inc. The Comply Bag™ is currently available for purchase.

Cannabis-Related Research and Development

Cannabis Global also has an active research and development program primarily focused on creating and commercialize engineered technologies delivering hemp extracts and cannabinoids to the human body. Additionally, we invest, or provide managerial services, in specialized areas of the regulated hemp and cannabis industries. Thus far, the Company has filed six provisional patents, three non-provisional patents.

Our R&D programs included the following:

1.	Development of new routes and vehicles for hemp extract and cannabinoid delivery to the human body.

2.	Production of unique polymeric nanoparticles and fibers for use in oral and dermal cannabinoid delivery.

3.	Research and commercialization of new methodologies to isolate and/or concentrate various cannabinoids and other substances that comprise industrial hemp oil and other extracts.

4.

Establishment of new methods to increase the bioavailability of cannabinoids to the human body utilizing nanoparticles and other proven bioenhancers, including naturally occurring and insect produced glycosides.

5.	Development of other novel inventions for the delivery of cannabinoids to the human body, which at this time are considered trade secrets by the Company.

The Company’s strategy is to develop a growing portfolio of intellectual property relating to the processing of hemp extracts and cannabinoids into forms that are easily and efficiently delivered to the human body and to companion animals.

The Company owns no issued patents. The Company’s patent activity to date is disclosed below. There are two categories of patents: (i) expired provisional patent applications which the Company now maintains as trade secrets; and, (ii) filed patent applications currently pending review by the U.S. Patent and Trademark Office (U.S.P.T.O.) and the International Patent Cooperation Union.

7

Expired Provisional Patents

A provisional patent application is a document issued by the U.S.P.T.O., that helps protect a new invention from being copied during the 12-month period before a formal patent application is filed. It is intended to give an inventor time to explore the idea, test its commercial feasibility, or refine a product before committing to the expensive and time-intensive process of a formal application. The Company filed the following provisional patent applications but chose not to pursue the filing of formal patent applications. The provisional patents thus lapsed 12 months after each respective filing, and the Company now maintains the intellectual properties related to each expired provisional patent application as a trade secret. Each of the following provisional patent applications were filed with the U.S.P.T.O.

Cannabinoid Delivery System and Method of Making

This provisional patent was filed September 13, 2019 (U.S. #62/900,181). A formal patent application was required to be filed by September 13, 2020. The Company chose to not pursue a formal patent application for this method patent and decided to maintain the intellectual properties as trade secrets. The provisional patent dealt the infusion of cannabis compounds into pharmaceuticals, foods, and beverages.

Water Soluble Compositions With Enhanced Bioavailability

This provisional patent was filed September 24, 2019 (U.S. #62/905,129). A formal patent application was required to be filed by September 24, 2020. The Company chose to not pursue a formal patent application for this method patent and decided to maintain the intellectual properties as trade secrets. The provisional patent dealt the infusion of cannabis compounds into pharmaceuticals, foods, and beverages.

Printed Shape Changing Article for the Delivery of Cannabinoids

This provisional patent was filed October 1, 2019 (U.S. #62/909,189). A formal patent application was required to be filed by October 1, 2020. The Company chose to not pursue a formal patent application for this method patent and decided to maintain the intellectual properties as trade secrets. The provisional patent dealt the infusion of cannabis compounds into pharmaceuticals, foods, and beverages.

Electrosprayed and Electrospun Cannabinoid Compositions

This provisional patent was filed November 4, 2019 (U.S. #62/930,358). A formal patent application was required to be filed by November 4, 2020. The Company chose to not pursue a formal patent application for this method patent and decided to maintain the intellectual properties as trade secrets. The provisional patent dealt the infusion of cannabis compounds into pharmaceuticals, foods, and beverages.

Cannabinoid Enriched Composition and Method of Treating a Medical Condition Therewith

This provisional patent was filed December 11, 2019 (U.S. #62/946,894). A formal patent application was required to be filed by December 11, 2020. The Company chose to not pursue a formal patent application for this method patent and decided to maintain the intellectual properties as trade secrets. The provisional patent dealt the infusion of cannabis compounds into pharmaceuticals, foods, and beverages.

Article, Method and Apparatus for Producing a Cannabinoid Enriched Beverage

This provisional patent was filed January 16, 2020 (U.S. #62/962,040). A formal patent application was required to be filed by January 16, 2021. The Company chose to not pursue a formal patent application for this method patent and decided to maintain the intellectual properties as trade secrets. The provisional patent dealt the infusion of cannabis compounds into pharmaceuticals, foods, and beverages.

8

Printed Shape Changing Article for Delivery of Cannabinoids

This provisional patent was filed September 23, 2020 U.S. (#62/082,399). A formal patent application was required to be filed by September 23, 2021. The Company chose to not pursue a formal patent application for this method patent and decided to maintain the intellectual properties as trade secrets. The provisional patent dealt the infusion of cannabis compounds into pharmaceuticals, foods, and beverages.

Filed Pending Patent Applications

A Cannaboside Composition and Method to Produce

This patent application was filed on January 18, 2021 (U.S.P.T.O. #17/151,607) and is currently pending review by the U.S. Patent and Trademark Office. The Company currently filed this patent application for international patent protection through the Patent Cooperation Treaty (PCT/US2021/013830). The Patent Cooperation Treaty was ratified by the United States and 152 other countries which constitute the International Patent Cooperation Union for the cooperation in the filing, searching, and examination, of applications for the protection of inventions, and for rendering special technical services amongst the treaty members. The application is pending. This patent application seeks protection for a method to allow the easier mixing of cannabis into foods and beverages. Generally, cannabis extracts are oil-based and do not mix well with water-based foods and beverages. The technology invented by the company involves feeding oil-based cannabis extracts to insects. The insects then process the extracts through their bodies resulting in water-based compounds being excreted in the insect bodies. These newly created water-soluble compounds can then be harvested for use in foods, beverages, or pharmaceuticals. The patent claims coverage of both the process to create the compounds, and the use of the compounds in foodstuffs and pharmaceutical preparations.

Electrosprayed and Electrospun Cannabinoid Compositions and Process to Produce

This patent application was filed on November 4, 2020 (U.S.P.T.O. #17/089,497 and is currently pending review by the U.S. Patent and Trademark Office. The Company currently filed this patent application for international patent protection through the Patent Cooperation Treaty (PCT/US2020/058937). The Patent Cooperation Treaty was ratified by the United States and 152 other countries which constitute the International Patent Cooperation Union for the cooperation in the filing, searching, and examination, of applications for the protection of inventions, and for rendering special technical services amongst the treaty members. The application is pending. The compositions invented by the company are nanoparticles and nanofibers made from cannabinoids. Nanoparticles and nanofibers are very small units of a substance. In the case of the technologies invented by the company, the units of cannabinoids created are in the areas between 100 nanometer and 700 nanometers wide. One nanometer is equal to one billionth of a meter. It is thought that cannabinoids of these sizes are more available to the human body and can be utilized in a host of different product applications to increase efficacy. An added feature of the invented technology is that the nanoparticles and nanofibers are based on all natural ingredients. This differs, in the company's opinion, significantly from other preparations that previously existed. Considering growing consumer taste for clean label products, the company believes natural compositions of cannabinoids will be highly preferred by consumers.

Cannabinoid Enriched Composition and Method of Using

This patent application was filed on December 11, 2020 (U.S.P.T.O. 17/120,042) and is currently pending review by the U.S. Patent and Trademark Office. The Company currently filed this patent application for international patent protection through the Patent Cooperation Treaty (PCT/US2021/64683). The Patent Cooperation Treaty was ratified by the United States and 152 other countries which constitute the International Patent Cooperation Union for the cooperation in the filing, searching, and examination, of applications for the protection of inventions, and for rendering special technical services amongst the treaty members. The application is pending. This patent application was filed on December 11, 2020 (U.S.P.T.O. 17/120,042) and is currently pending review by the U.S. Patent and Trademark Office. The Company currently filed this patent application for international patent protection through the Patent Cooperation Treaty (PCT/US2021/64683). The Patent Cooperation Treaty was ratified by the United States and 152 other countries which constitute the International Patent Cooperation Union for the cooperation in the filing, searching, and examination, of applications for the protection of inventions, and for rendering special technical services amongst the treaty members. The application is pending. Specifically, the technology for which the company seeks protection are cannabinoids in the form of free-flowing powders that can be used in foods and beverages. The Company believes use of the technology could potentially significantly lower manufacturing costs for numerous manufacturers. Cannabinoids are typically sticky and unstable substances that are difficult to work with relative to the manufacturing of foods, beverages, and pharmaceutical products. The cannabinoid containing free-flowing powders invented by the company are significantly easier for manufacturers to utilize, thus potentially reducing manufacturing costs.

9

Article, Method and Apparatus for Producing a Cannabinoid Enriched Beverage

Trademark applications are as follows:

•

Trademark – Hemp You Can Feel™ – On August 27, 2019, the Company filed a trademark application with the U.S.P.T.O. for its Hemp You Can Feel™ trade name. The U.S. Application Serial Number is 88595425.

On June 24, 2020, the Company received a Notice of Nonfinal Office Action from the USPTO indicating the Company would have six months to respond to issues presented the Company by USPTO or be abandoned. The Company plans to re-file the application.

•	Trademark – Gummies You Can Feel™. The Company received a Notice of Allowance from the USPTO on March 24, 2020. The U.S. Serial Number for the trademark is 88590925.

•	Trademark – Comply Bag™. During January of 2021, the Company filed a trademark application with the U.S. Patent and Trademark Office (USPTO) for its Comply Bag™ trade name. The application is pending.

•	There can be no assurance any trademark protection will be provided, or that we will be successful in protecting our trademarks if issued.

Hemp You Can Feel Products

Our Hemp You Can Feel products reflect our research and development into hemp infused foods and beverages. Our research and development focus are solely on “Industrial Hemp” containing .3% or less of THC. As of the date of this filing, our Hemp You Can Feel Product research and development operations are suspended pending regulatory guidance from the U.S. Food and Drug Administration. We intend to restart our research and development if and when the FDA issues regulatory guidance on the use of hemp and hemp-based CBD.

 Our research and development consisted of the following products, none of which are available for sale as of the date of this filing:

•

Hemp You Can Feel™ Alcohol Replacement Cocktail Mixers – This is a line of alcohol-free cocktail mixers marketed online via our own website site and via our marketing partners. All products in this line test as having non-detectable levels of THC.

•	Hemp You Can Feel™ Coffee Products – This is a line of hemp infused coffee products. All products in this line test as having non-detectable levels of THC.

•	Hemp You Can Feel™ Gummies – This is a line of all-natural hemp infused candy products. All products in this line test as having non-detectable levels of THC.

•	Hemp You Can Feel™ Sweeteners – A line of natural and artificial sweeteners.

•

Hemp You Can Feel™ Coffee Pod and Single Serving Beverage Pod Infusion System – Based on internally developed technology and those developed by the Company’s contract research organization, the Company developed product lines consisting of infusion technologies designed to easily and to accurately dose single serving coffee and other beverage pods.

10

Coffee Pod and Single Serving Beverage Pod Infusion System

Based on internally developed technology and those developed by the Company’s contract research organization, the Company is marketing product lines consisting of infusion technologies designed to easily and to accurately dose single serving coffee and other beverage pods.

Management Services for Whisper Weed

On July 22, 2020, we signed a management agreement with Whisper Weed, Inc., a California corporation (“Whisper Weed”). Edward Manolos, our director, is a shareholder in Whisper Weed (see “Related Party Transactions”). Whisper Weed conducts licensed delivery of cannabis products in California. The material definitive agreement requires the parties to create a separate entity, CGI Whisper W, Inc. in California as a wholly owned subsidiary of the Company. The business of CGI Whisper W, Inc. will be to provide management services for the lawful delivery of cannabis in the State of California. The Company will manage CGI Whisper W, Inc. operations. In exchange for the Company providing management services to Whisper Weed through the auspices of CGI Whisper W, Inc., the Company will receive as consideration a quarterly fee of 51% of the net profits earned by Whisper Weed. As separate consideration for the transaction, the Company agreed to issue to Whisper Weed $150,000 in the Company’s restricted common stock, valued for purposes of issuance based on the average closing price of the Company’s common stock for the twenty days preceding the entry into the material definitive agreement. Additionally, the Company agreed to amend its articles of incorporation to designate a new class of preferred shares. The preferred class will be designated and issued to Whisper Weed in an amount equal to two times the quarterly payment made to the Company. The preferred shares will be convertible into the Company’s common stock after 6 months and shall be senior to other debts of the Company. The conversion to common stock will be based on a value of common stock equal to at least two times the actual sales for the previous 90-day period The Company agreed to include in the designation the obligation to make a single dividend payment to Whisper Weed equal to 90% of the initial quarterly net profits payable by Whisper Weed. As of February 28, 2021, the Company has not issued the common or preferred shares, and the business is in the development stage. The management agreement may be terminated, at the unanimous election of the Whisper Weed Board of Directors as follows: Upon the occurrence of any event, or the existence of any condition beyond the reasonable control of the Parties, which prevents the business operation outlined in this Agreement from functioning in a manner consistent with the purpose of the Agreement or to otherwise to make it possible to carry out its purpose, and such event or condition cannot be corrected within a reasonable time, at a reasonable expense (see Exhibit 10.38).

Company History

The Company was incorporated on February 28, 2005, in Nevada as MultiChannel Technologies, Inc. (“MultiChannel”), a wholly owned subsidiary of Octillion Corp. (“Octillion”), a Canadian corporation traded on the OTC Markets under the symbol “OCTL”. On April 4, 2005, MultiChannel changed its name to MicroChannel Technologies Corporation (“MicroChannel”).

On June 25, 2015, our majority shareholders and directors abandoned the Company, resulting in our corporate charter in Nevada to be revoked. On August 21, 2017, Custodial Management, LLC, a shareholder of the Company, filed a complaint with the Eighth Judicial District Court of Nevada for custodianship over the corporation (Case No. A-17-760130-P). The Court granted a receivership over the Company and Custodial Management brought the Company back into compliance with the State of Nevada and the 1934 Securities and Exchange Act.

On June 27, 2018, we changed domiciles from the State of Nevada to the State of Delaware, and thereafter reorganized under the Delaware Holding Company Statute. On or about July 12, 2018, we formed two subsidiaries for the purpose of effecting the reorganization. We incorporated MCTC Holdings, Inc. and MCTC Holdings Inc. incorporated MicroChannel Corp. We then effected a merger involving the three constituent entities, and under the terms of the merger we were merged into MicroChannel Corp., with MicroChannel Corp. surviving and our separate corporate existence ceasing. Following the merger, MCTC Holdings, Inc. became the surviving publicly traded issuer, and all of our assets and liabilities were merged into MCTC Holdings, Inc.’s wholly owned subsidiary MicroChannel Corp. Our shareholders became the shareholders of MCTC Holdings, Inc. on a one for one basis.

11

On May 25, 2019, Lauderdale Holdings, LLC, a Florida limited liability company, and beneficial owner 70.7% of our issued and outstanding common stock, sold 130,000,000 common   shares, to Mr. Robert Hymers, Mr. Edward Manolos and Mr. Dan Nguyen, all of whom were previously unaffiliated parties of the Company. Each individual purchased 43,333,333 common shares for $108,333 or an aggregate of $325,000. These series of transactions constituted a change in control.

On August 9, 2019, we filed a DBA in California registering the operating name Cannabis Global. On July 1, 2019, the Company entered into a 100% business acquisition with Action Nutraceuticals, Inc., a company owned by our former CEO, Arman Tabatabaei in exchange for $1,000 (see “Related Party Transactions”).

Subsequent to the closing of the fiscal year ending August 31, 2019, we affected a reverse split of our common shares effective as of September 30, 2019, at the rate of 1:15.

On September 11, 2019, we formed a subsidiary Aidan & Co, Inc. (“Aidan”) a California corporation as a wholly owned subsidiary of the Company. Aidan will be engaged in various related business opportunities. Currently Aidan has no operations.

On December 4, 2019, our shareholders approved and authorized (i) re-domiciling the Company from Delaware to Nevada; (ii) changing the name of the Company from MCTC Holdings, Inc. to Cannabis Global, Inc.; and, (iii) seeking a corresponding change of name and new trading symbol for the Company with FINRA.

On March 30, 2020, we filed Articles of Conversion with the Delaware Secretary of State, electing to convert and re-domicile the Company from a Delaware corporation to a newly formed Nevada corporation named Cannabis Global, Inc. Concurrently, the Registrant filed Articles of Incorporation and Articles of Domestication with the Nevada Secretary of State incorporating the Registrant in Nevada under the name Cannabis Global, Inc. and accepting the re-domicile of Registrant’s Delaware corporation. There was no change to the Registrant’s fiscal year end. As a result of our FINRA corporate action, our name was changed to Cannabis Global, Inc. and our trading symbol changed to “CBGL.”

On April 18, 2020, we formed a subsidiary Hemp You Can Feel, Inc., a California corporation (“HYCF”), as a wholly owned subsidiary of the Company. HYCF will be engaged in various related business opportunities. Currently HYCF has no operations.

On May 6, 2020, we signed a joint venture agreement with RxLeaf, Inc. (“RxLeaf”) a Delaware corporation, creating a joint venture for the purpose of marketing the Company’s products to consumers. Under the terms of the agreement, the Company will produce products, which will be sold by RX Leaf via its digital marketing assets. The Company agreed to share the profits from the joint venture on a 50/50 basis.

On July 22, 2020, we signed a management agreement with Whisper Weed, Inc., a California corporation (“Whisper Weed”). Edward Manolos, our director, is a shareholder in Whisper Weed (see “Related Party Transactions”). Whisper Weed conducts licensed delivery of cannabis products in California. The material definitive agreement requires the parties to create a separate entity, CGI Whisper W, Inc. in California as a wholly owned subsidiary of the Company. The business of CGI Whisper W, Inc. will be to provide management services for the lawful delivery of cannabis in the State of California. The Company will manage CGI Whisper W, Inc. operations. In exchange for the Company providing management services to Whisper Weed through the auspices of CGI Whisper W, Inc., the Company will receive as consideration a quarterly fee of 51% of the net profits earned by Whisper Weed. As separate consideration for the transaction, the Company agreed to issue to Whisper Weed $150,000 in the Company’s restricted common stock, valued for purposes of issuance based on the average closing price of the Company’s common stock for the twenty days preceding the entry into the material definitive agreement. Additionally, the Company agreed to amend its articles of incorporation to designate a new class of preferred shares. The preferred class will be designated and issued to Whisper Weed in an amount equal to two times the quarterly payment made to the Company. The preferred shares will be convertible into the Company’s common stock after 6 months and shall be senior to other debts of the Company. The conversion to common stock will be based on a value of common stock equal to at least two times the actual sales for the previous 90-day period The Company agreed to include in the designation the obligation to make a single dividend payment to Whisper Weed equal to 90% of the initial quarterly net profits payable by Whisper Weed. As of November 4, 2021, the Company has not issued the common or preferred shares, and the business is in the development stage. The management agreement may be terminated, at the unanimous election of the Whisper Weed Board of Directors as follows: Upon the occurrence of any event, or the existence of any condition beyond the reasonable control of the Parties, which prevents the business operation outlined in this Agreement from functioning in a manner consistent with the purpose of the Agreement or to otherwise to make it possible to carry out its purpose, and such event or condition cannot be corrected within a reasonable time, at a reasonable expense.

12

On August 31, 2020, we entered into a stock purchase agreement with Robert L. Hymers III (“Hymers”). Pursuant to the Stock Purchase Agreement, the Company purchased from Hymers 266,667 shares of common stock of Natural Plant Extract of California Inc., a private California corporation (“NPE”), in exchange for $2,040,000. The purchased shares of common stock represent 18.8% of the outstanding capital stock of NPE on a fully diluted basis. NPE operates a licensed psychoactive cannabis manufacturing and distribution business operation in Lynwood, California. In connection with the stock purchase agreement, we became a party to a Shareholders Agreement, dated June 5, 2020, by and among Alan Tsai, Hymers, Betterworld Ventures, LLC, Marijuana Company of America, Inc. and NPE. The Shareholders Agreement contains customary rights and obligations, including restrictions on the transfer of the Shares. On June 11, 2021, the Company and Hymers amended the stock purchase agreement to exchange the Registrant’s obligations to make monthly payments, for our issuance of a Convertible Note for the same amount, with principal and interest due on June 11, 2022. The Convertible Note also provides Hymers with the right to convert outstanding principal and interest into our common stock at a fixed price of $0.04 per share, unless, at the time the amounts due under this Note are eligible for conversion, the Securities and Exchange Commission has not enacted any amendment to the provisions of Rule 144(d)(iii) or other provision in a manner that would adversely affect the tacking of variable rate securities. In such event the Conversion Price shall equal 60% of the lowest trading price of the Company’s Common Stock for the 10 trading days immediately preceding the delivery of a Notice of Conversion to the Company. The Company also agreed, in the event that it determined to prepare and file a registration statement concerning its common stock, to include all the shares issuable upon conversion of this Note.

On September 30, 2020, the Company entered into a securities exchange agreement with Marijuana Company of America, Inc., a Utah corporation (“MCOA”). By virtue of the agreement, the Company issued 7,222,222 shares of its unregistered common stock to MCOA in exchange for 650,000,000 shares of MCOA unregistered common stock. The Company and MCOA also entered into a lock up leak out agreement which prevents either party from sales of the exchanged shares for a period of 12 months. Thereafter the parties may sell not more than the quantity of shares equaling an aggregate maximum sale value of $20,000 per week, or $80,000 per month until all Shares and Exchange Shares are sold. On June 9, 2021, the parties amended their securities exchange agreement to delete the lock up leak out agreement, and the requirement to conduct quarterly reviews of each party’s respective stock price for purposes of evaluating whether additional share issuances are required to maintain the value of exchanged common shares equal to $650,000. As consideration for the amendment, we issued MCOA 618,000 shares of restricted common stock. We issued the common stock pursuant to the exemption from the registration requirements of the Securities Act of 1933, as amended, available to the Company by Section 4(a)(2) promulgated thereunder since it was an isolated issuance and did not involve a public offering of securities.

On November 16, 2020, we entered into a business acquisition agreement with Ethos Technology LLC, dba Comply Bag, a California limited liability company (“Ethos”). Ethos is a development stage business in the process of entering the market for cannabis trackable storage bags. By virtue of the agreement, Ethos sold, assigned, and transferred to the Company all of Ethos’ business, including all of its assets and associated liabilities, in exchange for the Company’s issuance of an aggregate of 6,000,000 common shares. 3,000,000 shares were due at signing, with 1,500,000 shares being issued to Edward Manolos, and 1,500,000 shares being issued to Thang Nguyen. Mr. Manolos is our director and a related party. Mr. Nguyen is the brother of Dan Van Nguyen, our director and a related party. After Ethos ships orders for Ethos products equaling $1,000,000 to unaffiliated parties, the Company will issue to Messrs. Manolos and Nguyen an additional 1,500,000 shares of common stock each. At the closing we sold an aggregate 3,000,000 shares of Company common stock, par value $0.001, equal in value to $177,000 based on the closing price on November 16, 2020. Of the total sold, 1,500,000 shares of common stock were sold to Edward Manolos and 1,500,000 shares of common stock were sold to Thang Nguyen. We issued the above shares of its common stock pursuant to the exemption from the registration requirements of the Securities Act of 1933, as amended, available to the Company by Section 4(a)(2) promulgated thereunder since it was an isolated issuance and did not involve a public offering of securities.

13

On January 27, 2021, we closed a material definitive agreement (MDA) with Edward Manolos, our director and related party. Pursuant to the MDA, the Company purchased from Mr. Manolos 266,667 shares of common stock in Natural Plant Extract of California Inc., a California corporation (“NPE”), representing 18.8% of the outstanding capital stock of NPE on a fully diluted basis. NPE operates a licensed psychoactive cannabis manufacturing and distribution business operation in Lynwood, California. NPE is a privately held corporation. Under the terms of the MDA, we acquired all beneficial ownership over the NPE shares in exchange for a purchase price of two million forty thousand dollars ($2,040,000). In lieu of a cash payment, we agreed to issue Mr. Manolos 11,383,929 restricted common shares, valued for purposes of the MDA at $0.1792 per share. In connection with the MDA, we became a party to a Shareholders Agreement by and among Alan Tsai, Hymers, Betterworld Ventures, LLC, Marijuana Company of America, Inc. and NPE. The Shareholders Agreement contains customary rights and obligations, including restrictions on the transfer of the Shares. Mr. Manolos is our director as well as a directly of Marijuana Company of America and is therefore a related party.

On February 16, 2021, we purchased 266,667 shares of common stock of Natural Plant Extract of California Inc., a California corporation (“NPE”), from Alan Tsai, in exchange for the issuance of 1,436,368 common shares. Other than with respect to the transaction, there was no material relationship between Mr. Tsai and the Registrant. By virtue of the transaction, the Registrant acquired 18.8% of the outstanding capital stock of NPE, bringing its total beneficial ownership in NPE to 56.5%. NPE operates a licensed psychoactive cannabis manufacturing and distribution business operation in Lynwood, California. By virtue of its 56.5% ownership over NPE, the Company will control production, manufacturing, and distribution of both NPE and Company products. In connection with the MDA, the Registrant became a party to a Shareholders Agreement by and among Edward Manolos, a director of the Company, Robert L. Hymers III, Betterworld Ventures, LLC, Marijuana Company of America, Inc. and NPE. The Shareholders Agreement contains customary rights and obligations concerning operations, management, including restrictions on the transfer of the Shares.

On May 12, 2021, The Company and Marijuana Company of America (MCOA) agreed to operate a joint venture through a new Nevada corporation named MCOA Lynwood Services, Inc. The parties agreed to finance a regulated and licensed laboratory to produce various cannabis products under the legal framework outlined by the City of Lynwood, California, Los Angeles County and the State of California. We own a controlling interest in Natural Plant Extract of California, Inc., which operates a licensed cannabis manufacturing operation in Lynwood, California. As its contribution the joint venture, MCOA agreed to purchase and install equipment for joint venture operations, which will then be rented to the joint venture, and also provide funding relating to marketing the products produced by the capital equipment. We agreed to provide use of our manufacturing and distribution licenses; access to the Lynwood, California facility; use of the specific areas within the Lynwood Facility suitable for the types of manufacturing selected by the joint venture; and, management expertise require to carry on the joint venture’s operations. Our ownership of the joint venture was agreed to be 60% to us and 40% with MCOA. Royalties from profits realized as the result of sales of products from the joint venture were also agreed to be distributed as 60% to us and 40% to MCOA. MCOA contributed $135,000 of cash to the joint venture for its operations. The joint venture may be terminated by the unanimous election of the board of directors and shareholders; if an unforeseeable event occurs which prevents the joint venture from carrying out its purpose; or, if events otherwise occur which prevents the joint venture from carrying out its purpose, and those events cannot be corrected in a reasonable amount of time.

14

Industry Overview

Industrial Hemp

The market for hemp and cannabis, and for products based on extracts of hemp and cannabis, is expected to grow substantially over the coming years. Arcview Market Research and BDS Analytics are forecasting the combined market to reach nearly $45 billion within the U.S. in the year 2024. While much of this market is expected to be comprised of high potency THC-based products sold in licensed dispensaries, the research firms are still predicting the market for the product areas of low THC cannabinoids, THC-free Cannabinoids, and pharmaceutical cannabinoids, respectively to grow to $5.3 billion, $12.6 billion, and $2.2 billion by 2024.

Industrial Hemp (Cannabis sativa L.) has been cultivated by humans for thousands of years. Hemp was originally cultivated as a source of fibers with most of this early cultivation occurring in temperate climates, thus most genotypes had very low tetrahydrocannabinol (THC) content. Hemp was introduced into North America in the early part of the 17th century, and it played an important part in early American agriculture throughout the 18th and 19th centuries, with cultivation in virtually every one of the original American colonies.

Hemp seed oil became an important industrial input that was used in inks, paints, varnishes, and many other products. The proliferation of cotton cultivation and the significant profitability of tobacco cultivation in the mid-1800s led to a sharp decline in hemp production. From the mid 1800s through the pre-World War II period, hemp cultivation continued at relatively low levels. During World War II, hemp production increased to meet the military needs for fibers to support various industrial production.

The early 1930’s was a period when higher THC strains of cannabis native to southeast Asia were introduced to North America and Western Europe and as a result, psychoactive strains became associated with very low THC containing industrial strains that were being cultivated in North America. This resulted in efforts to prohibit the cultivation and possession of Cannabis sativa L. in the United States.

Since 1937, Cannabis sativa L. has been a federally regulated Schedule I drug under the Controlled Substances Act, 21 U.S.C. § 811 (the “CSA”), regulated by the Drug Enforcement Agency (the “DEA”).

It was not until 2014 when a distinction between the use of Cannabis sativa L. for medical, recreational, and industrial purposes was made via Section 7606 of the Agricultural Act of 2014, which cleared a legal path for industrial hemp to be grown in three limited circumstances, 1) by researchers at an institute of higher education, 2) by state departments of agriculture, or 3) by farmers participating in a research program permitted and overseen by a state department of agriculture.

In 2016 the DEA, U.S. Department of Agriculture, and the Food and Drug Administration (FDA) issued a joint statement detailing the guidelines for growth of industrial hemp as part of state-sanctioned research programs. Those guidelines state that hemp can only be sold in states with pilot programs, plants and seeds can only cross state lines as part of permitted state research programs, and seeds can only be imported by individuals registered with the DEA.

We believe the recent passage of the 2018 Farm Bill will allow the Company to expand its marketplace opportunities. On December 20, 2018, President Donald J. Trump signed into law the Agriculture Improvement Act of 2018, otherwise known as the “Farm Bill”. Prior to its passage, hemp, a member of the cannabis family, and hemp-derived CBD were classified as a Schedule I controlled substances, and so illegal under the CSA. With the passage of the Farm Bill, hemp cultivation is broadly permitted. The Farm Bill explicitly allows the transfer of hemp-derived products across state lines for commercial or other purposes. It also puts no restrictions on the sale, transport, or possession of hemp-derived products, so long as those items are produced in a manner consistent with the law.

15

Under Section 10113 of the Farm Bill, hemp cannot contain more than 0.3 percent THC. THC refers to the chemical compound found in cannabis that produces the psychoactive “high” associated with cannabis. Any cannabis plant that contains more than 0.3 percent THC would be considered non-hemp cannabis—or marijuana—under federal law and would thus face no legal protection under this new legislation and would be an illegal Schedule 1 drug under the CSA.

Additionally, there will be significant, shared state-federal regulatory power over hemp cultivation and production. Under Section 10113 of the Farm Bill, state departments of agriculture must consult with the state’s governor and chief law enforcement officer to devise a plan that must be submitted to the Secretary of the United States Department of Agriculture (hereafter referred to as the “USDA”). A state’s plan to license and regulate hemp can only commence once the Secretary of USDA approves that state’s plan. In states opting not to devise a hemp regulatory program, USDA will construct a regulatory program under which hemp cultivators in those states must apply for licenses and comply with a federally run program. This system of shared regulatory programming is similar to options states had in other policy areas such as health insurance marketplaces under the Affordable Care Act, or workplace safety plans under Occupational Health and Safety Act—both of which had federally-run systems for states opting not to set up their own systems.

The Farm Bill outlines actions that are considered violations of federal hemp law (including such activities as cultivating without a license or producing cannabis with more than 0.3% THC). The Farm Bill details possible punishments for such violations, pathways for violators to become compliant, and even which activities qualify as felonies under the law, such as repeated offenses.

One of the goals of the previous 2014 Farm Bill was to generate and protect research into hemp. The 2018 Farm Bill continues this effort. Section 7605 re-extends the protections for hemp research and the conditions under which such research can and should be conducted. Further, section 7501 of the Farm Bill extends hemp research by including hemp under the Critical Agricultural Materials Act. This provision recognizes the importance, diversity, and opportunity of the plant and the products that can be derived from it, but also recognizes that there is still a lot to learn about hemp and its products from commercial and market perspectives.

 Psychoactive Cannabis

A total of 35 states, District of Columbia, Guam, Puerto Rico, and U.S. Virgin Islands have approved some form of cannabis legalization or decriminalization. These laws are in direct conflict with the United States Federal CSA, which places controlled substances, including cannabis, in a schedule. Cannabis is classified as a Schedule I drug, which is viewed as having a high potential for abuse, has no currently accepted use for medical treatment in the U.S., and lacks acceptable safety for use under medical supervision.

Medical cannabis decriminalization is generally referred to as the removal of all criminal penalties for the private possession and use of cannabis by adults, including cultivation for personal use and casual, nonprofit transfers of small amounts. Legalization is generally referred to as the development of a legally controlled market for cannabis, where consumers purchase from a safe, legal, and regulated source.

The dichotomy between federal and state laws has limited the access to banking and other financial services by marijuana businesses. The U.S. Department of Justice and the U.S. Department of Treasury have issued guidance for banks considering conducting business with marijuana dispensaries in states where those businesses are legal, pursuant to which banks must file a Marijuana Limited Suspicious Activity Report that states the marijuana business is following the government’s guidelines with regard to revenue that is generated exclusively from legal sales. However, as banks can still face prosecution if they provide financial services to marijuana businesses, there is widespread refusal of the banking industry to offer banking services to marijuana businesses operating within state and local laws.

16

In November 2016, California approved marijuana use for adults over the age of 21 without a physician’s prescription or recommendation, and permitted the cultivation and sale of marijuana, in each case subject to certain limitations. Despite the changes in state laws, marijuana remains illegal under federal law.

In November 2016, California voters approved Proposition 64, which is also known as the Adult Use of Marijuana Act (“the AUMA”), in a ballot initiative. Among other things, the AUMA makes it legal for adults over the age of 21 to use marijuana and to possess up to 28.5 grams of marijuana flowers and 8 grams of marijuana concentrates. Individuals are also permitted to grow up to six marijuana plants for personal use. In addition, the AUMA establishes a licensing system for businesses to, among other things, cultivate, process, and distribute marijuana products under certain conditions. On January 1, 2018, the California Bureau of Marijuana Control enacted regulations to implement the AUMA.

The U.S. Department of Justice (the “DOJ”) has not historically devoted resources to prosecuting individuals whose conduct is limited to possession of small amounts of marijuana for use on private property but has relied on state and local law enforcement to address marijuana activity. In the event the DOJ reverses its stated policy and begins strict enforcement of the CSA in states that have laws legalizing medical marijuana and recreational marijuana in small amounts, there may be a direct and adverse impact to our business and our revenue and profits.

We are monitoring the Biden administration’s, the DOJ’s and Congress’ positions on federal marijuana law and policy. Since the start of the new Congress in January 2021, there have been positive discussions about the Federal Government’s approach to cannabis. The DOJ has not signaled any change in their enforcement efforts. Based on public statements and reports, we understand that certain aspects of those laws and policies are currently under review, but no official changes have been announced. It is possible that certain changes to existing laws or policies could have a negative effect on our business and results of operations.

Although the possession, cultivation, and distribution of marijuana for medical and adult use is permitted in California, provided compliance with applicable state and local laws, rules, and regulations, marijuana is illegal under federal law. We believe we operate our business in compliance with all state and local laws and regulations. Any changes in federal, state, or local law enforcement regarding marijuana may affect our ability to operate our business. Strict enforcement of federal law regarding marijuana would likely result in the inability to proceed with our business plans, could expose us to potential criminal liability and could subject our properties to civil forfeiture. Any changes in banking, insurance or other business services may also affect our ability to operate our business.

FDA Regulation of Hemp Extracts

The United States Food & Drug Administration (“FDA”) is generally responsible for protecting the public health by ensuring the safety, efficacy, and security of (1) prescription and over the counter drugs; (2) biologics including vaccines, blood & blood products, and cellular and gene therapies; (3) foodstuffs including dietary supplements, bottled water, and baby formula; and, (4) medical devices including heart pacemakers, surgical implants, prosthetics, and dental devices.

Regarding its regulation of drugs, the FDA process requires a review that begins with the filing of an investigational new drug (IND) application, with follow on clinical studies and clinical trials that the FDA uses to determine whether a drug is safe and effective, and therefore subject to approval for human use by the FDA.

Aside from the FDA’s mandate to regulate drugs, the FDA also regulates dietary supplement products and dietary ingredients under the Dietary Supplement Health and Education Act of 1994. This law prohibits manufacturers and distributors of dietary supplements and dietary ingredients from marketing products that are adulterated or misbranded. This means that these firms are responsible for evaluating the safety and labeling of their products before marketing to ensure that they meet all the requirements of the law and FDA regulations, including, but not limited to the following labeling requirements: (1) identifying the supplement; (2) nutrition labeling; (3) ingredient labeling; (4) claims; and, (5) daily use information.

The FDA has not approved cannabis, marijuana, hemp or derivatives as a safe and effective drug for any indication. As of the date of this filing, we have not, and do not intend to file an IND with the FDA, concerning any of our products that contain CBD derived from industrial hemp or cannabis to be delivered in the State of California. Further, our products containing CBD derived from industrial hemp are not marketed or sold using claims that their use is safe and effective treatment for any medical condition subject to the FDA’s jurisdiction.

The FDA has concluded that products containing cannabis or industrial hemp derived CBD are excluded from the dietary supplement definition under sections 201(ff)(3)(B)(i) and (ii) of the U.S. Food, Drug & Cosmetic Act, respectively. The FDA’s position is that products containing cannabis, CBD or derivatives are Schedule 1 drugs under the Controlled Substances Act, and so are illegal. Our products containing CBD derived from industrial hemp or cannabis delivered in the State of California are not marketed or sold as dietary supplements. However, at some indeterminate future time, the FDA may choose to change its position concerning generally cannabis and products containing hemp derived CBD and may choose to enact regulations that are applicable to such products. In this event, our industrial hemp-based products containing CBD and cannabis may be subject to regulation (See “Risk Factors”).

17

Effective on July 1, 2019, the Company acquired Action Nutraceuticals, Inc., a California Corporation (“Action Nutraceuticals”) and its assets from our former CEO, Arman Tabatabaei, in exchange for $1,000 (see “Related Party Transactions”). Action Nutraceuticals is a developmental stage company engaged in research and development relating to powdered soft drink, coffee, and tea mixes containing non-psychoactive CBD. No intellectual property, patents or trademarks were acquired in the transaction.

The Company’s research and development efforts will center on methodologies to infuse hemp extracts, CBD, and other cannabinoids into highly bioavailable powders to be used in the Company’s products or sold to other manufacturers. The Company plans to utilize its internally developed infusion technologies, technical knowhow and equipment acquired from Action Nutraceuticals to develop, manufacture and sell consumer-oriented powdered drink mixes that include industrial hemp derived, non-psychoactive CBD as an ingredient. All products sold are being specifically developed with a composition containing less than three-tenths of one percent (0.3%) of THC concentration by dry weight. As of the date of this filing, our Hemp You Can Feel Product research and development operations are suspended pending regulatory guidance from the U.S. Food and Drug Administration. We intend to restart our research and development if and when the FDA issues regulatory guidance on the use of hemp and hemp-based CBD.

The Drug Enforcement Administration (the “DEA”) has issued a rule regarding the scheduling of hemp and marijuana.

The ruling creates uncertainty relating to the regulatory status of the manufactured cannabinoids we are using in some of our products. Should the DEA conclude that manufactured cannabinoids are regulated under the CSA, we might not be able to continue to our plans to launch products based on manufactured cannabinoids. This could affect our business opportunities in the future.

The Rule states there are only four conforming changes, The rule reiterates these changes outlined below were already mandated under the 2018 Farm Bill: “DEA’s regulatory authority over any plant with less than 0.3% THC content on a dry weight basis, and any of the plant’s derivatives under the 0.3% THC content limit, is removed as a result.”

1.

The definition of “Tetrahydrocannabinols” on Schedule I of the official “Schedule of Controlled Substances” is modified to carve out “any material, compound, mixture, or preparation that falls within the definition of hemp” (as defined in the

2018 Farm Bill, i.e., any plant with less than 0.3% THC content on a dry weight basis, and any of the plant’s derivatives under the 0.3% THC).

•	Regardless of what any product label may say (i.e., “hemp” or otherwise), if a product has more than 0.3% Delta-9 THC, it is a controlled substance.

•	Regardless of being hemp-derived, if the derivative, extract or product has more than 0.3% Delta-9 THC, it is a controlled substance.

•	None of these changes, alters or affects the FDA’s jurisdiction over products containing cannabis and cannabis-derived compounds.

•

Naturally occurring THCs in cannabis are not controlled substances so long as they are at or under the 0.3% Delta-9

THC threshold. Any of those that are above the 0.3% Delta-9 THC threshold are controlled substances.

•	Synthetically derived THCs are all controlled substances, regardless of THC content.

18

Marketing Joint Venture Agreement

On May 6, 2020, the Company signed a joint venture agreement with RxLeaf, Inc. (“RxLeaf”) a Delaware corporation, creating a joint venture for the purpose of marketing the Company’s products to consumers. Under the terms of the agreement, the Company will produce products, which will be sold by RX Leaf via its digital marketing assets. The Company agreed to share the profits from the joint venture on a 50/50 basis. Marketing of the Company’s product began during August of 2020.

Sales and Marketing

The Company recently began sales and marketing activities for its products, with new products being released for sales on April 21, 2021. The Company primarily plans to market its non-psychoactive products via its own brands and plans to sell its psychoactive products into permitted and licensed entities only within the State of California.

Competition

We operated and are entering markets that are highly competitive.

Relative to our prospects for commercializing polymeric nanoparticles and nanofibers, there are many competitors with various approaches to cannabinoid infusion for foods, beverages and other consumer products. While these currently available technologies are not directly competitive with us, such technologies may be viewed as being directly competitive by the marketplace in the future. Many of the current market participants are well established with considerable financial backing. We expect the quality and composition of the competitive market in the hemp processing environment to continue to evolve as the industry matures. Additionally, increased competition is possible to the extent that new states and geographies enter into the marketplace as a result of continued enactment of regulatory and legislative changes that de-criminalize and regulate cannabis and hemp products, including the 2018 Farm Bill. We believe the contemporaneous growth of the industry as a whole will result in new customers entering the marketplace, thereby further mitigating the impact of competition on our expected operations and results relating to our hemp processing businesses.

Relative to our non-psychoactive cannabis extract powdered drink business currently paused awaiting guidance from the FDA, there are relatively few market participants in this sector, but management of the Company believes the competitive situation will advance quickly over the coming months as new companies target this potentially lucrative market opportunity. Additionally, while large beverage industry participants have yet to launch products in this area, we believe such market entrances are likely as the regulatory environment is clarified by the FDA. This could significantly affect our ability to achieve market success.

We believe the contemporaneous growth of the cannabis beverage sector and the industry as a whole will result in new customers entering the marketplace, thereby further mitigating the impact of competition on our expected operations and results relating to hemp cultivation and processing business and joint venture.

The psychoactive cannabis sector is also highly competitive with many participants being better capitalized. The Company plans to distinguish its products based on both quality and brand appearance.

19

COVID-19 Pandemic Threat and Continuity Plan

Due to lingering effects of the global COVID-19 pandemic, CBGL, under the guidance of its President, is reviewing procedures to monitor current events as they relate to our business and to be prepared to respond to any potential threats or issues in order to protect the Company and its assets. We are also in the process of reviewing plans to locate a back office for our corporate records and information at a location to be designated so that in the event that access to the Company’s offices are restricted, the Company is able to continue with its business and operations.

The Company’s operations may continue to be adversely affected by the ongoing outbreak of the Coronavirus Disease 2019 (COVID-19) notwithstanding whether it is still declared a pandemic. Disruptions which may continue but how so is uncertain; however, it may result in a material adverse impact on the CBGL’s financial position, operations and cash flows.

Possible continuing effects may include, but are not limited to, disruption to the Company’s operations, inability of management team members and other key personnel and consultants to provide services or provide services in a timely manner, unavailability of equipment, parts and supplies used in operations, lack of access to maintenance and repair facilities, and a decline in the value of the Company’s assets including its equipment and its digital properties.

Additionally, it is possible that the Company is not able to obtain financing due to COVID-19’s effects on the general economy and the capital markets. If the Company is not able to obtain financing due to COVID-19 then it is highly likely that it will be forced to cease its operations. The impact of smaller companies such as CBGL having to cease operations due to effects of COVID-19 would likely result in the Company not being able to survive and would cause a complete loss of all capital invested in the Company.

Employees, Directors, and Contracted Parties

As of Sept 1, 2022, we have two employees, including Edward Manolos, our chief executive officer and chief financial officer. The Company also relies on the services of multiple contractors and service providers that perform various R&D, operational and financial related services for the organization.

Description of Property

Our headquarters are located at 520 S. Grand Avenue, Suite 320, Los Angeles, California 90071 where are we lease office space under a contract effective August 15, 2019, which expired on August 14, 2020. We now rent the office space on a month-to-month basis for $800 per month.

Our Company has also entered into a lease for a commercial food production facility, which is also located in Los Angeles, California. The one-year lease at rate of $3,300 per month was entered into as of August 2019. The lease is expired with the location now being rented on a month-to-month basis.

We believe that our existing office facilities are adequate for our needs. Should we require additional space at that time, or prior thereto, we believe that such space can be secured on commercially reasonable terms.

Risks Related to Our Business

Our business and our ability to execute our business strategy are subject to a number of risks as more fully described in the section titled “Risk Factors.” These risks include, but are not limited to the following:

●	Our limited operating history by which potential investors may measure our chances of achieving success in under our business model. In addition, our executive officers have a lack of experience in managing companies similar to the Company.

●	Our ability to pay significant indebtedness. We have a plan and correspondence with the funders to take out some of the short-term debt out of the raise.

●	Our ability to effectively operate our business segments and respond to the highly competitive and rapidly evolving marketplace and regulatory environment in which we intend to operate.

●	Our ability to manage our expansion, growth and operating expenses.

●	Our management team’s lack of prior managerial experience managing a diverse portfolio of businesses.

●	No active market for our common stock exists or may develop, and you may not be able to resell your common stock at or above the initial public offering price. We are publicly traded under CBGL with a limited market liquidity that would enlarge with our offering, and price dependent on our successes.

●	Our ability to protect our intellectual property and to develop, maintain and enhance a strong brand.

20

RISK FACTORS

Investing in our Common Stock involves a high degree of risk. You should carefully consider the risks described below, as well as the other information in this Prospectus, including our financial statements and the related notes and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” before deciding whether to invest in our shares of Common Stock. The occurrence of any of the events or developments described below could harm our business, financial condition, operating results, and growth prospects. In such an event, the market price of our shares of Common Stock could decline, and you may lose all or part of your investment. Additional risks and uncertainties not presently known to us or that we currently deem immaterial also may impair our business operations.

RISKS RELATED TO OUR BUSINESS

The Adverse Effects to the Global Economy and the Company’s Operations of the Coronavirus Pandemic May Continue for an Unknown Duration and be Difficult to Predict

The COVID-19 pandemic has led to severe disruptions and volatility in the global supply chain, market and economies, and those disruptions will likely continue for some time and could intensify at any time in the event a novel variant causes a surge in cases requiring renewed lockdowns or other restrictions. There can be no assurance that the lifting of measures that have been implemented to limit the spread of the virus will mitigate or reverse the effects such measures have had on the economy generally or on the Company.

There can be no assurance that any measures undertaken by the federal government, or by state or local governments, will be effective to mitigate the negative near-term and potentially longer-term impact of the COVID-19 pandemic on employment, construction and the global economy more generally, including but not limited to the continued effects on supply chains and inflation on goods and services.

Uncertainty of profitability

Our business strategy may result in meaningful volatility of revenues, loses and/or earnings. As we will only develop a limited number of business efforts, services and products at a time, our overall success will depend on a limited number of business initiatives, which may cause variability and unsteady profits and losses depending on the products and/or services offered and their market acceptance.

21

Our revenues and our profitability may be adversely affected by economic conditions and changes in the market for our products. Our business is also subject to general economic risks that could adversely impact the results of operations and financial condition.

Because of the anticipated nature of the products that we offer and attempt to develop, it is difficult to accurately forecast revenues and operating results and these items could fluctuate in the future due to a number of factors. These factors may include, among other things, the following:

•	Our ability to raise sufficient capital to take advantage of opportunities and generate sufficient revenues to cover expenses.

•	Our ability to source strong opportunities with sufficient risk adjusted returns.

•	Our ability to manage our capital and liquidity requirements based on changing market conditions.

•	The amount and timing of operating and other costs and expenses.

•	The nature and extent of competition from other companies that may reduce market share and create pressure on pricing and investment return expectations.

We have incurred losses since our inception, have yet to achieve profitable operations and anticipate that we will continue to incur losses for the foreseeable future.

Even if we obtain more customers or increase sales to our existing customers, there is no guarantee we will be able to generate a profit. Because we are a small company and have limited capital, we must limit our products and services. Because we will be limiting our marketing activities, we may not be able to attract enough customers to buy our products to operate profitably.

We do not have sufficient cash on hand.

As of May 31, 2022, we had $253,368 of cash on hand.  Our cash resources are not sufficient for us to execute our business plan. If we do not generate sufficient cash from our intended financing activities and sales, we will be unable to continue our operations. We estimate that within the next 12 months we will need approximately $3,335,129 in cash from either investors or operations to fully execute our business plan and to repay debts. While we intend to engage in future financings, there is no assurance that these will occur. Nor can we assure our shareholders that we will not be required to obtain additional financing on terms that are dilutive of their interests. You should recognize that if we are unable to generate sufficient revenues or obtain debt or equity financing, we will not be able to earn profits and may not be able to continue operations.

We may not be able to continue our business as a going concern – Our Auditor has issued a “Going Concern” Opinion.

Our independent registered public accounting firm included in its opinion for the year ended August 31, 2020 an explanatory paragraph referring to our recurring losses from operations and expressing substantial doubt in our ability to continue as a going concern without additional capital becoming available. Our ability to continue as a going concern is dependent upon our ability to develop profitable operations and to obtain additional funding sources. Our financial statements as of August 31, 2020 did not include any adjustments that might result from the outcome of this uncertainty. The reaction of investors to the inclusion of a going concern statement by our auditors, and our potential inability to continue as a going concern, in future years could materially adversely affect our share price and our ability to raise new capital or enter into strategic alliances.

If we are not able to raise enough funds, we may not be able to successfully develop and market our products and our business may fail.

We do not have any commitments for financing, and we will need additional financing to meet our obligations and to continue our business.

22

Our business may suffer if we are unable to attract or retain talented personnel.

Our success will depend in large measure on the abilities, expertise, judgment, discretion, integrity, and good faith of Management, as well as other personnel. We have a small management team, and the loss of a key individual or our inability to attract suitably qualified replacements or additional staff could adversely affect our business. Our success also depends on the ability of Management to form and maintain key commercial relationships within the marketplace. No assurance can be given that key personnel will continue their association or employment with us or that replacement personnel with comparable skills will be found. If we are unable to attract and retain key personnel and additional employees, our business may be adversely affected. We do not maintain key-man life insurance on any of our executive employees.

The loss of key Management personnel could adversely affect our business.

We depend on the continued services of our executive officer and senior consulting team and are responsible for our day-to-day operations. Our success depends in part on our ability to retain executive officers, to compensate executive officers at attractive levels, and to continue to attract additional qualified individuals to our management team. Although we have entered into an employment agreement with our Chief Executive Officer and Chief Financial Officer, and do not believe our Chief Executive Officer or Chief Financial Officer is planning to leave or retire in the near term, we cannot assure you that he will remain with us. The loss or limitation of the services of any of our executives or members of our senior management team, or the inability to attract additional qualified management personnel, could have a material adverse effect on our business, financial condition, results of operations, or independent associate relations.

The lack of available and cost-effective directors and officer’s insurance coverage in our industry may cause us to be unable to attract and retain qualified executives, and this may result in our inability to further develop our business.

Our business depends on attracting independent directors, executives, and senior management to advance our business plans. We currently do not have directors and officer’s insurance to protect our directors, officers, and the company against the possible third-party claims. This is due to the significant lack of availability of such policies in the cannabis industry at reasonably competitive prices. As a result, the Company and our executive directors and officers are susceptible to liability claims arising by third parties, and as a result, we may be unable to attract and retain qualified independent directors and executive management causing the development of our business plans to be impeded as a result.

If we fail to maintain satisfactory relationships with future customers, our business may be harmed.

Due to competition or other factors, we could lose business from our future customers, either partially or completely. The future loss of one or more of our significant customers or a substantial future reduction of orders by any of our significant customers could harm our business and results of operations. Moreover, our customers may vary their order levels significantly from period to period and customers may not continue to place orders with us in the future at the same levels as in prior periods. In the event that in the future we lose any of our larger customers, we may not be able to replace that revenue source. This could harm our financial results.

Management of growth will be necessary for us to be competitive.

Successful expansion of our business will depend on our ability to effectively attract and manage staff, strategic business relationships, and shareholders. Specifically, we will need to hire skilled management and technical personnel as well as manage partnerships to navigate shifts in the general economic environment. Expansion has the potential to place significant strains on financial, management, and operational resources, yet failure to expand will inhibit our profitability goals.

23

We cannot guarantee that we will succeed in achieving our goals, and our failure to do so would have a material adverse effect on our business, prospects, financial condition, and operating results.

Some of business initiatives in the hemp and cannabis sectors are new and are only in the early stages of commercialization. As is typical in a new and rapidly evolving industry, demand and market acceptance for recently introduced products and services are subject to a high level of uncertainty and risk. Because the market for our Company is new and evolving, it is difficult to predict with any certainty the size of this market and its growth rate, if any. We cannot guarantee that a market for our Company will develop or that demand for our products will emerge or be sustainable. If the market fails to develop, develops more slowly than expected or becomes saturated with competitors, our business, financial condition, and operating results would be materially adversely affected.

We are attempting to enter into several new business areas. We plan to address these new business areas with unproven technologies. Our inability to master the technical details of these new technologies could negatively impact our business.

We are attempting to enter several new areas of the hemp and cannabis markets, including THC remediation, the production of highly bioavailable cannabis infused drinks and the production of functional foods based on nanoparticle technologies. These businesses will require extensive technical expertise. There can be no assurances we will have the capital, personnel resources, or expertise to be successful relative to these advanced technologies.

Our chosen method for cannabinoid delivery is controversial with an unproven safety of efficacy.

The safety profile relative to oral consumption of polymeric or other forms of nanoparticles is unproven. There can be no guarantee of a proven safety profile for any of our emerging technologies.

We may be unable to respond to the rapid technological change in the industry and such change may increase costs and competition that may adversely affect our business.

Rapidly changing technologies, frequent new product and service introductions and evolving industry standards characterize our market. The continued growth of the Internet and intense competition in our industry exacerbates these market characteristics. Our future success will depend on our ability to adapt to rapidly changing technologies by continually improving the performance features and reliability of our products and services. We may experience difficulties that could delay or prevent the successful development, introduction or marketing of our products and services. In addition, any new enhancements must meet the requirements of our current and prospective customers and must achieve significant market acceptance. We could also incur substantial costs if we need to modify our products and services or infrastructures to adapt to these changes. We also expect that new competitors may introduce products or services that are directly or indirectly competitive with us. These competitors may succeed in developing products and services that have greater functionality or are less costly than our products and services and may be more successful in marketing such products and services. This competition could increase price competition and reduce anticipated profit margins.

The failure to enforce and maintain our intellectual property rights could adversely affect the value of the Company.

The success of our business will partially depend on our ability to protect our intellectual property. As of the date hereof, we do not own any federally registered patents or trademarks. We do have provisional patent and trademark applications pending. The unauthorized use of our intellectual property could diminish the value of our business, which would have a material adverse effect on our financial condition and results of operation.

We have incurred losses since our inception, have yet to achieve profitable operations and anticipate that we will continue to incur losses for the foreseeable future.

Even if we obtain customers, there is no guarantee that we will be able to generate a profit. Because we are a small company and have limited capital, we must limit our products and services. Because we will be limiting our marketing activities, we may not be able to attract enough customers to buy our products to operate profitably. Further, we are subject to raw material pricing which can erode the profitability of our products and put additional negative pressure on profitability. If we cannot operate profitably, we may have to suspend or cease operations.

24

For the fiscal year ended August 31, 2021 we incurred an operating loss of $1,943,924. For the fiscal year ended August 31, 2020, we incurred an operating loss of $3,623,892. At August 31, 2021 we had an accumulated deficit of $13,891,788. Although we anticipate generating revenue in future periods, such revenues may be insufficient to make the Company profitable. We plan to increase our expenses associated with the development of our business. There is no assurance we will be able to derive revenues from the development of our business to successfully achieve positive cash flow or that our business will be successful. If we achieve profitability, we may be unable to sustain or increase profits on a quarterly or annual basis.

We may not able to deduct some of our business expenses.

Section 280E of the Internal Revenue Code prohibits marijuana businesses from deducting their ordinary and necessary business expenses, forcing us to pay higher effective federal tax rates than similar companies in other industries. The effective tax rate on a marijuana business depends on how large its ratio of nondeductible expenses is to its total revenues. Therefore, our marijuana business may be less profitable than it could otherwise be.

Laws and regulations affecting the medical and adult use marijuana industry are constantly changing, which could detrimentally affect our operation.

Local, state, and federal medical and adult use marijuana laws and regulations are broad in scope and subject to evolving interpretations, which could require us to incur substantial costs associated with compliance or alter certain aspects of our business plan. In addition, violations of these laws, or allegations of such violations, could disrupt certain aspects of our business plan and result in a material adverse effect on certain aspects of our planned operations. In addition, it is possible that regulations may be enacted in the future that will be directly applicable to certain aspects of our businesses. We cannot predict the nature of any future laws, regulations, interpretations, or applications, nor can we determine what effect additional governmental regulations or administrative policies and procedures, when and if promulgated, could have on our business.

We are reliant on single source suppliers for several components of our products. In the future, such supplies could be difficult or impossible to obtain, which would affect our ability to produce our products.

We purchase components for our products from several larger corporations and from single source providers. Any difficulty in obtaining such supplies could restrict our ability to manufacture products for sales, which would affect our ability to generate revenues. There can be no assurances such suppliers of the components we require will not become difficult or impossible to obtain in the future.

If we incur substantial liability from litigation, complaints, or enforcement actions, our financial condition could suffer.

Our participation in the medical and adult use marijuana industry may lead to litigation, formal or informal complaints, enforcement actions, and inquiries by various federal, state, or local governmental authorities against us. Litigation, complaints, and enforcement actions could consume considerable amounts of financial and other corporate resources, which could have a negative impact on our sales, revenue, profitability, and growth prospects.

25

RISKS OF GOVERNMENT ACTION AND REGULATORY UNCERTAINTY

We could be found to be violating laws related to cannabis.

Our future business activities, including providing management services for cannabis delivery services in California, and the research and development of cannabis infused drinks, will fall outside of the CSA. Currently, many U.S. states plus the District of Columbia and Guam, have laws and/or regulations that recognize, in one form or another, legitimate medical and adult uses for cannabis and consumer use of cannabis in connection with medical treatment or for recreational use. Many other states are considering similar legislation. Conversely, under the CSA, the policies and regulations of the federal government and its agencies are that cannabis has no medical benefit and a range of activities including cultivation and the personal use of cannabis is illegal and prohibited as a Schedule 1 drug. Unless and until Congress amends the CSA with respect to cannabis, for which there can be no assurance, there is a risk that federal authorities may enforce current federal law, and we may be deemed to be producing, cultivating, dispensing and/or aiding or abetting the possession and distribution of cannabis in violation of federal law. Active enforcement of the current CSA on cannabis may thus directly and adversely affect our revenues and profits.

High tax rates on cannabis and compliance costs in California may limit our customer base.

The State of California imposes a 15.0% excise tax on products sold at licensed cannabis dispensaries. Local jurisdictions typically impose additional taxes on cannabis products. In addition, we incur significant costs complying with state and local laws and regulations. As a result, our products may likely cost more than similar products sold by other licensed vendors and we may lose market share to those vendors.

The Farm Bill recently passed, and undeveloped shared state-federal regulations over hemp cultivation and production may impact our business.

The Farm Bill was signed into law on December 20, 2018. Under Section 10113 of the Farm Bill, state departments of agriculture must consult with the state’s governor and chief law enforcement officer to devise a plan that must be submitted to the Secretary of USDA. A state’s plan to license and regulate hemp can only commence once the Secretary of USDA approves that state’s plan. In states opting not to devise a hemp regulatory program, USDA will need to construct a regulatory program under which hemp cultivators in those states must apply for licenses and comply with a federally run program. The details and scopes of each state’s plans are not known at this time and may contain varying regulations that may impact our business. Even if a state creates a plan in conjunction with its governor and chief law enforcement officer, the Secretary of the USDA must approve it. There can be no guarantee that any state plan will be approved. Review times may be extensive. There may be amendments and the ultimate plans, if approved by the states and the USDA, may materially limit our business depending upon the scope of the regulations.

Laws and regulations affecting our industry to be developed under the Farm Bill are in development.

As a result of the Farm Bill’s recent passage, there will be a constant evolution of laws and regulations affecting the hemp industry that could detrimentally affect our operations. Local, state, and federal hemp laws and regulations may be broad in scope and subject to changing interpretations. These changes may require us to incur substantial costs associated with legal and compliance fees and ultimately require us to alter our business plan. Furthermore, violations of these laws, or alleged violations, could disrupt our business and result in a material adverse effect on our operations. In addition, we cannot predict the nature of any future laws, regulations, interpretations, or applications, and it is possible that regulations may be enacted in the future that will be directly applicable to our business.

The possible FDA Regulation of hemp and industrial hemp derived CBD, and the possible registration of facilities where hemp is grown and CBD products are produced, if implemented, could negatively affect the hemp industry generally, which could directly affect our financial condition.

The Farm Bill established that hemp containing less the 0.3% THC was no longer a Schedule 1 drug under the CSA. Previously, the U.S. Food and Drug Administration (“FDA”) did not approve hemp or CBD derived from hemp as a safe and effective drug for any indication. The FDA considered hemp and hemp-derived CBD as illegal Schedule 1 drugs. Further, the FDA has concluded that products containing hemp or CBD derived from hemp are excluded from the dietary supplement definition under sections 201(ff)(3)(B)(i) and (ii) of the U.S. Food, Drug & Cosmetic Act, respectively. However, as a result of the passage of the Farm Bill, at some indeterminate future time, the FDA may choose to change its position concerning products containing hemp, or CBD derived from hemp, and may choose to enact regulations that are applicable to such products, including, but not limited to: the growth, cultivation, harvesting and processing of hemp; regulations covering the physical facilities where hemp is grown and processed; and possible testing to determine efficacy and safety of hemp derived CBD. In this hypothetical event, any hemp-based products we develop and sell containing CBD may be subject to regulation. In the hypothetical event that some or all of these regulations are imposed, we do not know what the impact would be on the hemp industry in general, and what costs, requirements and possible prohibitions may be enforced. If we are unable to comply with the conditions and possible costs of possible regulations and/or registration as may be prescribed by the FDA, we may be unable to continue to operate our business.

26

The approach to the enforcement of cannabis laws may be subject to change, which creates uncertainty for our business.

As a result of the conflicting state and federal laws regarding cannabis, our investments, and operations of cannabis businesses in the U.S. are subject to inconsistent laws and regulations. Laws and regulations affecting the cannabis industry are constantly changing, which could detrimentally affect our operations. Local, state, and federal cannabis laws and regulations are broad in scope and subject to evolving interpretations, which could require us to incur substantial costs associated with compliance or alter our business plan. In addition, violations of these laws, or allegations of such violations, could disrupt our business and result in a material adverse effect on our operations. It is also possible that regulations may be enacted in the future that will be directly applicable to our business. These ever-changing regulations could even affect federal tax policies that may make it difficult to claim tax deductions on our returns. We cannot predict the nature of any future laws, regulations, interpretations, or applications, nor can we determine what effect additional governmental regulations or administrative policies and procedures, when and if promulgated, could have on our business.

The possible FDA Regulation of hemp and industrial hemp derived CBD, and the possible registration of facilities where hemp is grown and CBD products are produced, if implemented, could negatively affect the cannabis industry generally, which could directly affect our financial condition.

The Farm Bill established that hemp containing less the 0.3% THC was no longer a Schedule 1 drug under the CSA. Previously, the U.S. Food and Drug Administration (“FDA”) did not approve hemp or CBD derived from hemp as a safe and effective drug for any indication. The FDA considered hemp and hemp-derived CBD as illegal Schedule 1 drugs. Further, the FDA has concluded that products containing hemp or CBD derived from hemp are excluded from the dietary supplement definition under sections 201(ff)(3)(B)(i) and (ii) of the U.S. Food, Drug & Cosmetic Act, respectively. However, as a result of the passage of the Farm Bill, at some indeterminate future time, the FDA may choose to change its position concerning products containing hemp, or CBD derived from hemp, and may choose to enact regulations that are applicable to such products, including, but not limited to: the growth, cultivation, harvesting and processing of hemp; regulations covering the physical facilities where hemp is grown; and possible testing to determine efficacy and safety of hemp derived CBD. In this hypothetical event, our powdered drink products, which we plan to introduce will likely contain CBD and may be subject to regulation. In the hypothetical event that some or all of these regulations are imposed, we do not know what the impact would be on the hemp industry in general, and what costs, requirements and possible prohibitions may be enforced. If we are unable to comply with the conditions and possible costs of possible regulations and/or registration, as may be prescribed by the FDA, we may be unable to continue to operate the hemp segments of our business.

The scheduling status of Tetrahydrocannabivarin (THC-V) and other cannabinoids with the Drug Enforcement Administration is uncertain.

During August of 2020, Drug Enforcement Administration (the “DEA”) issued a rule regarding the scheduling of hemp and marijuana. The ruling could affect our ability to successfully market our THC-V beverage line.

Should the DEA determine the manufactured cannabinoids we use in some of our products are scheduled under the CSA, our future business opportunities could be negatively impacted.

The Company is currently working with the supplier of THC-V to determine the impact, if any, the ruling may have on our ability to market THC-V products.

27

The DEA published the following summary:

The purpose of this interim final rule is to codify in the Drug Enforcement Administration (DEA) regulations and statutory amendments to the Controlled Substances Act (CSA) made by the Agriculture Improvement Act of 2018 (AIA), regarding the scope of regulatory controls over marihuana, tetrahydrocannabinols, and other marihuana-related constituents. This interim final rule merely conforms DEA's regulations to the statutory amendments to the CSA that have already taken effect, and it does not add additional requirements to the regulations.

The Agriculture Improvement Act of 2018, Public Law 115-334 (the AIA), was signed into law on December 20, 2018. It provided a new statutory definition of “hemp” and amended the definition of marihuana under 21 U.S.C. 802(16) and the listing of tetrahydrocannabinols under 21 U.S.C. 812(c). The AIA thereby amends the regulatory controls over marihuana, tetrahydrocannabinols, and other marihuana-related constituents in the Controlled Substances Act (CSA).

The rulemaking makes four conforming changes to DEA's existing regulations:

•

It modifies 21 CFR 1308.11(d)(31) by adding language stating that the definition of “Tetrahydrocannabinols” does not include “any material, compound, mixture, or preparation that falls within the definition of hemp set forth in

7 U.S.C. 1639 o.”

•

It removes from control in schedule V under 21 CFR 1308.15(f) a “drug product in finished dosage formulation t hat has been approved by the U.S. Food and Drug Administration that contains cannabidiol

(2-[1R-3-methyl-6R-(1-methylethenyl)-2-cyclohexen-1-yl]-5-pentyl-1,3-benzenediol) derived from cannabis and no more than 0.1% (w/w) residual tetrahydrocannabinols.”

•	It also removes the import and export controls described in 21 CFR 1312.30(b) over those same substances.

•	It modifies 21 CFR 1308.11(d)(58) by stating that the definition of “Marihuana Extract” is limited to extracts “containing greater than 0.3 percent delta-9-tetrahydrocannabinol on a dry weight basis.”

According to the DEA, the AIA does not impact the control status of synthetically derived tetrahydrocannabinols (for Controlled Substance Code Number 7370) because the statutory definition of “hemp” is limited to materials that are derived from the plant Cannabis sativa L. For synthetically derived tetrahydrocannabinols, the concentration of Δ9-THC is not a determining factor in whether the material is a controlled substance. All synthetically derived tetrahydrocannabinols remain schedule I controlled substances.

We could become subject to other FDA regulations.

The cannabinoid delivery technologies we are developing could later become subject to increased government regulation. Such additional regulations and could have an adverse effect on our business operations.

We may not obtain the necessary permits and authorizations to operate the medical and adult use marijuana business.

We may not be able to obtain or maintain the necessary licenses, permits, authorizations, or accreditations for our cultivation, production, and dispensary businesses, or may only be able to do so at great cost. In addition, we may not be able to comply fully with the wide variety of laws and regulations applicable to the medical and adult use marijuana industry. Failure to comply with or to obtain the necessary licenses, permits, authorizations, or accreditations could result in restrictions on our ability to operate the medical and adult use marijuana business, which could have a material adverse effect on our business.

We operate a cannabis extraction facility, which is subject to strict local, state and other regulations and codes.

We operate a licensed cannabis manufacturing and distribution business in Lynwood, California, holding a Type 7 California Manufacturing and a distribution license, allowing for cannabis product distribution anywhere in the state. The existing Type 7 license allows us to produce cannabis products using volatile solvents. While we plan to operate a business unit that will process cannabis using volatile solvents, the business operation will be subject to regulatory approval. Delays in gaining compliance and/or approval could negatively affect our business operations and our ability to produce revenue and profits.

28

RISKS ASSOCIATED WITH BANK AND INSURANCE LAWS AND REGULATIONS

We and our customers may have difficulty accessing the service of banks, which may make it difficult to sell our products and services and manage our cash flows.

Since the commerce in cannabis is illegal under federal law, federally most chartered banks will not accept deposit funds from businesses involved with cannabis. Consequently, businesses involved in the cannabis industry often have trouble finding a bank willing to accept their business. The inability to open bank accounts may make it difficult for our customers to operate. There does appear to be recent movement to allow state-chartered banks and credit unions to provide banking to the industry, but as of the date of this report there are only nominal entities that have been formed that offer these services.

Financial transactions involving proceeds generated by cannabis-related conduct can form the basis for prosecution under the federal money laundering statutes, unlicensed money transmitter statute and the U.S. Bank Secrecy Act. Despite guidance from the U.S. Department of the Treasury suggesting it may be possible for financial institutions to provide services to cannabis-related businesses consistent with their obligations under the Bank Secrecy Act, banks remain hesitant to offer banking services to cannabis-related businesses. Consequently, those businesses involved in the cannabis industry continue to encounter difficulty establishing banking relationships. Our inability to maintain our current bank accounts would make it difficult for us to operate our business, increase our operating costs, and pose additional operational, logistical and security challenges and could result in our inability to implement our business plan. Similarly, many of our customers are directly involved in cannabis sales and further restrictions to their ability to access banking services may make it difficult for them to purchase our products, which could have a material adverse effect on our business, financial condition, and results of operations.

We are subject to certain federal regulations relating to cash reporting.

The Bank Secrecy Act, enforced by FinCEN, requires us to report currency transactions in excess of $10,000, including identification of the customer by name and social security number, to the IRS. This regulation also requires us to report certain suspicious activity, including any transaction that exceeds $5,000 that we know, suspect, or have reason to believe involves funds from illegal activity or is designed to evade federal regulations or reporting requirements and to verify sources of funds. Substantial penalties can be imposed against us if we fail to comply with this regulation. If we fail to comply with these laws and regulations, the imposition of a substantial penalty could have a material adverse effect on our business, financial condition and results of operations.

Due to our involvement in the cannabis industry, we may have a difficult time obtaining the various insurances that are desired to operate our business, which may expose us to additional risk and financial liability.

Insurance that is otherwise readily available, such as general liability, and directors and officer’s insurance, is more difficult for us to find, and more expensive, because we are service providers to companies in the cannabis industry. There are no guarantees that we will be able to find such insurance(s) in the future, or that the cost will be affordable to us. If we are forced to go without such insurance(s), it may prevent us from entering into certain business sectors, may inhibit our growth, and may expose us to additional risk and financial liabilities

29

RISK ASSOCIATED WITH OUR INDUSTRY

Our Business Can be Affected by Unusual Weather Patterns.

Cannabis and hemp cultivation can be impacted by weather patterns and these unpredictable weather patterns may impact our ability to obtain cannabis for our products. If suppliers are unable to provide sufficient cannabis or hemp, our ability to conduct research and development and meet possible customer demand, generate sales, and maintain operations will be impacted.

Our business and financial performance may be adversely affected by downturns in the target markets that we serve or reduced demand for the types of products we sell.

Demand for our products is often affected by general economic conditions as well as product-use trends in our target markets. These changes may result in decreased demand for our products. The occurrence of these conditions is beyond our ability to control and, when they occur, they may have a significant impact on our sales and results of operations. The inability or unwillingness of our customers to pay a premium for our products due to general economic conditions or a downturn in the economy may have a significant adverse impact on our sales and results of operations.

Changes within the cannabis industry may adversely affect our financial performance.

Changes in the identity, ownership structure and strategic goals of our competitors and the emergence of new competitors in our target markets may harm our financial performance. New competitors may include foreign-based companies and commodity-based domestic producers who could enter our specialty markets if they are unable to compete in their traditional markets. The paper industry has also experienced consolidation of producers and distribution channels. Further consolidation could unite other producers with distribution channels through which we intend to sell our products, thereby limiting access to our target markets.

We may be subject to certain tax risks and treatments that could negatively impact our results of operations.

Section 280E of the Internal Revenue Code, as amended, prohibits businesses from deducting certain expenses associated with trafficking-controlled substances (within the meaning of Schedule I and II of the Controlled Substances Act). The IRS has invoked Section 280E in tax audits against various cannabis businesses in the U.S. that are permitted under applicable state laws. Although the IRS issued a clarification allowing the deduction of certain expenses, the scope of such items is interpreted very narrowly, and the bulk of operating costs and general administrative costs are not permitted to be deducted. While there are currently several pending cases before various administrative and federal courts challenging these restrictions, there is no guarantee that these courts will issue an interpretation of Section 280E favorable to cannabis businesses.

The Company’s industry is highly competitive, and we have less capital and resources than many of our competitors which may give them an advantage in developing and marketing products similar to ours or make our products obsolete.

We are involved in a highly competitive industry where we may compete with numerous other companies who offer alternative methods or approaches, who may have far greater resources, more experience, and personnel perhaps more qualified than we do. Such resources may give our competitors an advantage in developing and marketing products similar to ours or products that make our products less desirable to consumers or obsolete. There can be no assurance that we will be able to successfully compete against these other entities.

We may be unable to respond to the rapid technological change in the industry and such change may increase costs and competition that may adversely affect our business.

Rapidly changing technologies, frequent new product and service introductions and evolving industry standards characterize our market. The continued growth of the Internet and intense competition in our industry exacerbates these market characteristics. Our future success will depend on our ability to adapt to rapidly changing technologies by continually improving the performance features and reliability of our products. We may experience difficulties that could delay or prevent the successful development, introduction or marketing of our products. In addition, any new enhancements must meet the requirements of our current and prospective customers and must achieve significant market acceptance. We could also incur substantial costs if we need to modify our products and services or infrastructures to adapt to these changes.

We also expect that new competitors may introduce products or services that are directly or indirectly competitive with us. These competitors may succeed in developing products and services that have greater functionality or are less costly than our products and services and may be more successful in marketing such products and services. Technological changes have lowered the cost of operating, communications and computer systems and purchasing software. These changes reduce our cost of selling products and providing services, but also facilitate increased competition by reducing competitors’ costs in providing similar products and services. This competition could increase price competition and reduce anticipated profit margins.

30

RISKS RELATED TO OUR COMMON STOCK

 We may need additional capital that will dilute the ownership interest of investors.

We may require additional capital to fund our future business operations. If we raise additional funds through the issuance of equity, equity-related or convertible debt securities, these securities may have rights, preferences or privileges senior to those of the rights of holders of our shares of common stock, who may experience dilution of their ownership interest of our shares of Common Stock. We cannot predict whether additional financing will be available to us on favorable terms when required, or at all. Since our inception, we have experienced negative cash flow from operations and expect to experience significant negative cash flow from operations in the future. The issuance of additional shares of Common Stock by our board of directors may have the effect of further diluting the proportionate equity interest and voting power of holders of our shares of Common Stock.

Our shares of Common Stock qualify as a penny stock. As such, we are subject to the risks associated with "penny stocks". Regulations relating to "penny stocks" limit the ability of our shareholders to sell their shares and, as a result, our shareholders may have to hold their shares indefinitely.

Our shares of Common Stock are deemed to be "penny stock" as that term is defined in Regulation Section 240.3a51-1 of the Securities and Exchange Commission. Penny stocks are stocks: (a) with a price of less than $5.00 per share; (b) that are not traded on a "recognized" national exchange; (c) whose prices are not quoted on the NASDAQ automated quotation system (NASDAQ - where listed stocks must still meet requirement (a) above); or (d) in issuers with net tangible assets of less than $2,000,000 (if the issuer has been in continuous operation for at least three years) or $5,000,000 (if in continuous operation for less than three years), or with average revenues of less than $6,000,000 for the last three years.

Section 15(g) of the Securities Exchange Act of 1934 and Regulation 240.15g(c)2 of the Securities and Exchange Commission require broker dealers dealing in penny stocks to provide potential investors with a document disclosing the risks of penny stocks and to obtain a manually signed and dated written receipt of the document before effecting any transaction in a penny stock for the investor's account. Potential investors in our shares of Common Stock are urged to obtain and read such disclosure carefully before purchasing any shares of Common Stock that are deemed to be "penny stock".

Moreover, Regulation 240.15g-9 of the SEC requires broker dealers in penny stocks to approve the account of any investor for transactions in such stocks before selling any penny stock to that investor. This procedure requires the broker dealer to: (a) obtain from the investor information concerning his or her financial situation, investment experience and investment objectives; (b) reasonably determine, based on that information, that transactions in penny stocks are suitable for the investor and that the investor has sufficient knowledge and experience as to be reasonably capable of evaluating the risks of penny stock transactions; (c) provide the investor with a written statement setting forth the basis on which the broker dealer made the determination in (ii) above; and (d) receive a signed and dated copy of such statement from the investor confirming that it accurately reflects the investor's financial situation, investment experience and investment objectives. Compliance with these requirements may make it more difficult for investors in our shares of Common Stock to resell their shares to third parties or to otherwise dispose of them. Holders should be aware that, according to SEC Release No. 34-29093, dated April 17, 1991, the market for penny stocks suffers from patterns of fraud and abuse.

Our Management is aware of the abuses that have occurred historically in the penny stock market. Although we do not expect to be able to dictate the behavior of the market or of broker-dealers who participate in the market, Management will strive within the confines of practical limitations to prevent the described patterns from being established with respect to our securities.

31

We will be controlled by existing shareholders.

Our directors and officers currently in place control a significant portion of our shares and have super voting rights relative to preferred shares. Thus, they will continue to oversee the Company’s operations. As a result, our directors and officers will likely have a significant influence on the affairs and management of the Company, as well as on all matters requiring stockholder approval, including electing and removing members of its board of directors, causing the Company to engage in transactions with affiliated entities, causing or restricting the sale or merger of the Company and changing the company’s dividend policy. Such concentration of ownership and control could have the effect of delaying, deferring, or preventing a change in control of the Company, even when such a change of control would be in the best interests of the company’s other stockholders.

We can issue additional shares of our shares of preferred stock without asking for stockholder approval, which could cause your investment to be diluted.

Our Articles of Incorporation authorizes the Board of Directors to issue up to 1,000,000,000 shares of Common Stock. The power of the Board of Directors to issue shares of Common Stock, preferred stock or warrants or options to purchase shares of Common Stock or preferred stock is generally not subject to stockholder approval. Accordingly, any additional issuance of our shares of Common Stock, or shares of preferred stock that may be convertible into Common Stock, may have the effect of diluting your investment. Currently authorized are ten million (10,000,000) shares of preferred stock, par value $0.0001 per share, of the Company Preferred Stock in one or more series, and expressly authorized the Board of Directors of the Company, subject to limitations prescribed by law, to provide, out of the unissued shares of Preferred Stock, for series of Preferred Stock, and, with respect to each such series, to establish and fix the number of shares to be included in any series of Preferred Stock and the designation, rights, preferences, powers, restrictions, and limitations of the shares of such series. On December 16, 2019, the Board of Directors authorized the issuance of eight million (8,000,000) preferred shares as “Series A Preferred Stock.” The Series A Preferred Stock is not convertible into any other form of Securities, including common shares, of the Company. Holders of Series A Preferred Stock shall be entitled to fifty (50) votes for every Share of Series A Preferred Stock beneficially owned as of the record date for any shareholder vote or written consent. On May 28, 2020, Mr. Robert L. Hymers III, a former director and former chief financial officer, returned 2,000,000 Series A Preferred shares to the corporate treasury. As of the date of this filing, there were 6,000,000 Series A Preferred shares issued and outstanding. On February 28, 2021 the Company filed a Certificate of Designation of Preferences, Rights of Series B Preferred Stock. The Series B Convertible Preferred stock has 1,000,000 shares authorized, has a par value of $0.001 per share and a stated value of $1.00. Each share of Series B Preferred Stock will carry an annual dividend in the amount of eight percent (8%) of the Stated Value, which shall be cumulative, payable solely upon redemption, liquidation, or conversion. Upon the occurrence of an Event of Default, the Dividend Rate shall automatically increase to twenty two percent (22%). Based on the terms of the Series B Preferred Stock Purchase Agreement, and in accordance with ASC 480-10, the instruments are accounted for as a liability. During the nine months ended May 31, 2021, the Company entered into four Series B Preferred Stock Purchase Agreements for an aggregate amount of $329,500, with an accredited investor. As of May 31, 2021, the carrying value of the liability was $60,660, net of discount of $268,840, and accrued interest was $4,852.

FINRA sales practice requirements may also limit a stockholder’s ability to buy and sell our stock and to deposit certificates in paper form or to clear shares for trading under Safe Harbor exemptions and regulations for unregistered shares.

In addition to the “penny stock” rules described above, the Financial Industry Regulatory Authority (known as “FINRA”) has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low-priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information. Under interpretations of these rules, FINRA believes that there is a high probability that speculative low-priced securities will not be suitable for at least some customers. FINRA requirements make it more difficult for broker- dealers to recommend that their customers buy our shares of Common Stock, which may limit your ability to buy and sell our stock and have an adverse effect on the market for our shares. FINRA requirements make it more difficult for our investors to deposit paper stock certificates or to clear our shares of Common Stock that are transferred electronically to brokerage accounts. There can be no assurances that our investors will be able to clear our shares for eventual resale.

32

Costs and expenses of being a reporting company under the 1934 Securities Exchange Act may be burdensome and prevent us from achieving profitability.

As a public company, we are subject to the reporting requirements of the Securities Exchange Act of 1934, as amended, and parts of the Sarbanes-Oxley Act. We expect that the requirements of these rules and regulations will continue to increase our legal, accounting and financial compliance costs, make some activities more difficult, time-consuming and costly, and place significant strain on our personnel, systems and resources.

Since our shares of Common Stock is thinly traded it is more susceptible to extreme rises or declines in price, and you may not be able to sell your shares at or above the price paid.

Since our shares of Common Stock are thinly traded its trading price is likely to be highly volatile and could be subject to extreme fluctuations in response to various factors, many of which are beyond our control, including (but not necessarily limited to): the trading volume of our shares, the number of analysts, market-makers and brokers following our shares of Common Stock, new products or services introduced or announced by us or our competitors, actual or anticipated variations in quarterly operating results, conditions or trends in our business industries, additions or departures of key personnel, sales of our shares of Common Stock and general stock market price and volume fluctuations of publicly traded, and particularly microcap, companies.

Investors may have difficulty reselling shares of our Common Stock, either at or above the price they paid for our stock, or even at fair market value. The stock markets often experience significant price and volume changes that are not related to the operating performance of individual companies, and because our shares of Common Stock are thinly traded it is particularly susceptible to such changes. These broad market changes may cause the market price of our shares of Common Stock to decline regardless of how well we perform as a company. In addition, there is a history of securities class action litigation following periods of volatility in the market price of a company’s securities. Although there is no such litigation currently pending or threatened against us, such a suit against us could result in the incursion of substantial legal fees, potential liabilities and the diversion of management’s attention and resources from our business. Moreover, and as noted below, our shares are currently traded on the OTC Markets Pink and, further, are subject to the penny stock regulations. Price fluctuations in such shares are particularly volatile and subject to potential manipulation by market-makers, short-sellers and option traders.

We do not expect to pay any dividends on our common stock.

We do not anticipate that we will pay any cash dividends to holders of our common stock in the foreseeable future. Instead, we plan to retain any earnings to maintain and expand our existing operations. Accordingly, investors must rely on sales of their common stock after price appreciation, which may never occur, as the only way to realize any return on their investment.

33

RISKS RELATED TO THE OFFERING

Unless an active trading market develops for our securities, investors may not be able to sell their shares.

We are a reporting company, and our shares of Common Stock are quoted on the OTC Markets under the symbol “CBGL”. However, there is not currently an active trading market for our shares of Common Stock and an active trading market may never develop or, if it does develop, may not be maintained. Failure to develop or maintain an active trading market will have a generally negative effect on the price of our shares of Common Stock, and you may be unable to sell your shares of Common Stock or any attempted sale of such shares of Common Stock may have the effect of lowering the market price and therefore your investment could be a partial or complete loss.

Since our shares of Common Stock is thinly traded it is more susceptible to extreme rises or declines in price, and you may not be able to sell your shares at or above the price paid.

Since our shares of Common Stock are thinly traded its trading price is likely to be highly volatile and could be subject to extreme fluctuations in response to various factors, many of which are beyond our control, including (but not necessarily limited to): the trading volume of our shares, the number of analysts, market-makers and brokers following our shares of Common Stock, new products or services introduced or announced by us or our competitors, actual or anticipated variations in quarterly operating results, conditions or trends in our business industries, additions or departures of key personnel, sales of our shares of Common Stock and general stock market price and volume fluctuations of publicly traded, and particularly microcap, companies.

Investors may have difficulty reselling shares of our Common Stock, either at or above the price they paid for our stock, or even at fair market value. The stock markets often experience significant price and volume changes that are not related to the operating performance of individual companies, and because our shares of Common Stock are thinly traded it is particularly susceptible to such changes. These broad market changes may cause the market price of our shares of Common Stock to decline regardless of how well we perform as a company. In addition, there is a history of securities class action litigation following periods of volatility in the market price of a company’s securities. Although there is no such litigation currently pending or threatened against us, such a suit against us could result in the incursion of substantial legal fees, potential liabilities and the diversion of management’s attention and resources from our business. Moreover, and as noted below, our shares are currently traded on the OTC Markets Pink and, further, are subject to the penny stock regulations. Price fluctuations in such shares are particularly volatile and subject to potential manipulation by market-makers, short-sellers, and option traders.

Our existing directors, executive officers and principal stockholders will continue to have substantial control over us after this offering, which could limit your ability to influence the outcome of key transactions, including a change of control.

After this offering our directors, executive officer, principal stockholders, and their affiliates will beneficially own or control, directly or indirectly, a significant majority of our shares. As a result, these stockholders, acting together, could have significant influence over the outcome of matters submitted to our stockholders for approval, including the election or removal of directors, any amendments to our certificate of incorporation or bylaws and any merger, consolidation, or sale of all or substantially all of our assets, and over the management and affairs of our company. This concentration of ownership may also have the effect of delaying or preventing a change in control of our company or discouraging others from making tender offers for our shares and might affect the market price of our common stock.

Because we do not expect to pay any dividends on our common stock for the foreseeable future, investors in this offering may never receive a return on their investment.

We do not anticipate that we will pay any cash dividends to holders of our common stock in the foreseeable future. Instead, we plan to retain any earnings to maintain and expand our existing operations. Accordingly, investors must rely on sales of their common stock after price appreciation, which may never occur, as the only way to realize any return on their investment.

34

USE OF PROCEEDS

Assuming the sale by us of the Maximum Offering, we would have funding of $500,000 and no estimated expenses, the total net proceeds to us would be $500,000 because no portion of the Offering is allotted for sales on behalf of shareholders, which we currently intend to use as set forth below. We expect from time to time to evaluate the acquisition of businesses, products and technologies for which a portion of the net proceeds may be used, although we currently are not planning or negotiating any such transactions. As of the date of this Offering Circular, we cannot specify with certainty all of the particular uses for the net proceeds to us from the sale of Common Stock. Accordingly, we will retain broad discretion over the use of these proceeds, if any. The following table represents management’s best estimate of the uses of the net proceeds received from the sale of Common Stock assuming the sale of, respectively, 100%, 75%, 50% and 25% of the Common Stock shares offered for sale in this Offering.

Percentage of Offering Sold

	100%	75%	50%	25%
Retiring Outstanding Debt	250,000	187,50000	125,000	62,500
Miscellaneous Operating Expenses(1)	250,000	187,500	125,000	62,500
TOTAL	$500,000	$375,000	$250,000	$125,000

(1)	Miscellaneous Operating Expenses includes but may not be limited to paying its office lease, maintaining its OTC markets listing, and covering various other expenses incidental its business and publicly listed security; the Company does not plan to pay back salary or service long term debt with proceeds of the Offering. It also includes our Offering expenses

Because the offering is a “best effort” offering without a minimum offering amount, we may close the offering without sufficient funds for all the intended purposes set out above, or even to cover the costs of this offering.

The amounts set forth above are estimates, and we cannot be certain that actual costs will not vary from these estimates. Our management has significant flexibility and broad discretion in applying the net proceeds received in this Offering. We cannot assure you that our assumptions, expected costs and expenses and estimates will prove to be accurate or that unforeseen events, problems or delays will not occur that would require us to seek additional debt and/or equity funding, which may not be available on favorable terms, or at all. See “Risk Factors.”

This expected use of the net proceeds from this Offering represents our intentions based upon our current financial condition, results of operations, business plans and conditions. As of the date of this Offering Circular, we cannot predict with certainty all of the particular uses for the net proceeds to be received upon the closing of this Offering or the amounts that we will actually spend on the uses set forth above. The amounts and timing of our actual expenditures may vary significantly depending on numerous factors. As a result, our management will retain broad discretion over the allocation of the net proceeds from this Offering.

We may also use a portion of the net proceeds for the investment in strategic partnerships and possibly the acquisition of complementary businesses, products or technologies, although we have no present commitments or agreements for any specific acquisitions or investments. Pending our use of the net proceeds from this Offering, we intend to invest the net proceeds in a variety of capital preservation investments, including short-term, investment grade, interest bearing instruments and U.S. government securities.

35

DILUTION

If you purchase shares in this Offering, your ownership interest in our Common Stock will be diluted immediately, to the extent of the difference between the price to the public charged for each share in this Offering and the net tangible book value per share of our Common Stock after this Offering. You will experience immediate and substantial dilution because the price you pay will be substantially greater than the net tangible book value per share of the shares you acquire, which is currently -$0.0029 per share.

On November 16, 2022, there were an aggregate of 1,736,451,314 shares of Company Common Stock issued and outstanding. Our net tangible book value as of our most recent financial statement was (-$2,212,343) or ($0.0029 per outstanding share of our Common Stock.

The following table illustrates the per share dilution to new investors discussed above, assuming the sale of, respectively, $500,000, $375,000 and $250,000 worth of the subscribed shares offered for sale in this offering, with the Offering Price at the lowest offering price of the range set forth in this Offering Circular:

Funding Level	$500,000	$375,000	$250,000	$125,000
Offering Price	$.0002	$.0002	$.0002	$.0002
Historical net tangle book value per Common Stock share before the Offering	$-.0029	$-.0029	$-.0029	$-.0029
Increase in net tangible book value per share attributable to new investors in this Offering	$.0025	$.0024	$.0022	$.0020
Net tangible book value per share, after the offering	-.00040	-.00050	-.00072	-.00089
Dilution per share to new investors	.0006	.0007	.00092	.00109

36

DETERMINATION OF OFFERING PRICE

Prior to the Offering, there has been a limited public market for our Common Stock. Accordingly, the price of the Shares in this Offering was determined by the Company. The principal factors we considered in determining such price include:

●	the information set forth in this Offering Circular and otherwise available;

●	our history and prospects and the history of and prospects for the industry in which we compete;

●	our past and present financial performance; including expected recoveries,

●	our prospects for future earnings and the present state of our development;

●	the general condition of the securities markets at the time of this Offering;

●	the recent market prices of, and demand for, publicly traded common stock of generally comparable companies; and

●	other factors deemed relevant by us.

37

MANAGEMENT’S DISCUSSION & ANALYSIS OF FINANCIAL CONDITION & RESULTS OF OPERATIONS

You should read the following discussion and analysis of our financial condition and results of our operations together with our consolidated financial statements and the notes thereto appearing elsewhere in this Offering Circular. This discussion contains forward-looking statements reflecting our current expectations, whose actual outcomes involve risks and uncertainties. Actual results and the timing of events may differ materially from those stated in or implied by these forward-looking statements due to a number of factors, including those discussed in the sections entitled “Risk Factors,” “Cautionary Statement regarding Forward-Looking Statements” and elsewhere in this Offering Circular. Please see the notes to our Financial Statements for information about our Significant Accounting Policies and Recent Accounting Pronouncements.

Current Business Operations

Cannabis Global manufactures and distributes various cannabis products via its majority ownership of Natural Plant Extract, Inc., sells the Ethos Comply Bag, and generally conducts research and development in the areas of hemp, cannabis and consumer food goods.

We recently announced our acquisition of a 56.5%, controlling interest in Natural Plant Extract (NPE), which operates a licensed cannabis manufacturing and distribution business in Lynwood, California, holding a Type 7 California Manufacturing and a distribution license, allowing for cannabis product distribution anywhere in the state. We plan to use the Lynwood NPE operation, combined with our internally developed technologies, as a testbed to launch multi-state operations as soon as possible if cannabis is removed as a Scheduled substance from the federal Controlled Substances Act (“CSA”), and interstate commerce in cannabis is approved by the federal government. As of the date of this filing, cannabis remains a Schedule 1 controlled substance and so illegal under the CSA.

Our operations at the Natural Plant Extract facility emphasizes regulated cannabis product manufacturing and distribution. In addition to business opportunities available from regulated cannabis product manufacturing and distribution to all parts of the State of California, we also see strong synergies between NPE operations and sales of our Ethos technology Comply Bag, and our developing technologies including the areas of cannabis infusions, and all-natural polymeric nanoparticle technologies.

We also have an active research and development program primarily focused on creating and commercializing engineered technologies that deliver hemp extracts and cannabinoids to the human body. Additionally, we invest, or provide managerial services, in specialized areas of the regulated hemp and cannabis industries. Thus far, the Company has filed six provisional patents, three non-provisional patents and recently announced its "Comply Bag" secure cannabis transport system with integrated track and trace capabilities via smartphones, which is available for purchase now.

On April 9, 2021, we entered into a distribution agreement with Lynwood Roads Delivery, LLC (“LDR”). LRD owns a regulatory permit issued by the City of Lynwood permitting commercial retailer non-storefront operation in Lynwood, California. Under the terms of the agreement, the Company’s majority owned subsidiary, Natural Plant Extract of California, via is licensed Northern Lights Distribution, Inc. operation will distribute selected products for LDR.

On April 21, 2021, The Company began taking orders for its new product lines produced at the NPE facility, completing its initial product development phase. 11

On May 12, 2021, The Company and Marijuana Company of America (MCOA) agreed to operate a joint venture through a new Nevada corporation named MCOA Lynwood Services, Inc. The parties agreed to finance a regulated and licensed laboratory to produce various cannabis products under the legal framework outlined by the City of Lynwood, California, Los Angeles County, and the State of California. We own a controlling interest in Natural Plant Extract of California, Inc., which operates a licensed cannabis manufacturing operation in Lynwood, California. As its contribution the joint venture, MCOA agreed to purchase and install equipment for joint venture operations, which will then be rented to the joint venture, and also provide funding relating to marketing the products produced by the capital equipment. We agreed to provide use of our manufacturing and distribution licenses; access to the Lynwood, California facility; use of the specific areas within the Lynwood Facility suitable for the types of manufacturing selected by the joint venture; and, management expertise require to carry on the joint venture’s operations. Our ownership of the joint venture was agreed to be 60% and 40% with MCOA. Royalties from profits realized as the result of sales of products from the joint venture were also agreed to be distributed as 60% to us and 40% to MCOA. MCOA contributed $135,000 of cash to the joint venture for its operations. On January 26, 2022, the Company entered into a partial settlement agreement amendment to joint venture agreement with MCOA. Per the agreement, the Company issued 75,000,000 shares valued to settle the $135,000 contributed by MCOA. As a result, the Company recorded a $165,000 loss on settlement of joint venture. As of the date of this filing, the joint venture is in the development stage.

38

Our research and development programs included the following:

1.	Development of new routes and vehicles for hemp extract and cannabinoid delivery to the human body.
2.	Production of unique polymeric nanoparticles and fibers for use in oral and dermal cannabinoid delivery.
3.	Research and commercialization of new methodologies to isolate and/or concentrate various cannabinoids and other substances that comprise industrial hemp oil and other extracts.
4.	Establishment of new methods to increase the bioavailability of cannabinoids to the human body utilizing nanoparticles and other proven bioenhancers, including naturally occurring and insect produced glycosides.
5.	Development of other novel inventions for the delivery of cannabinoids to the human body, which at this time are considered trade secrets by the Company.

On March 11, 2022, our subsidiaries Natural Plant Extract of California, Inc. (“NPE”), and Northern Lights Distribution (“NLD”), entered into a material definitive agreement with Brand Packaging Factory, LLC, doing business as “Caliwanna,” a California limited liability company, and Nicolas Bitzer and Daniel Afari (collectively, “Caliwanna”). Other than with respect to the material definitive agreement, no material relationship exists between the parties.

The parties agreed to form a joint venture operated through a Nevada corporation to be named “Caliwanna Cannabis Global, Inc.” The purpose of the Joint Venture is to engage in business operations related to the manufacturing, distribution, sales, and marketing of cannabis products as permitted under California laws, codes, regulations, and issued permits and licenses held by NPE and NLD. The term of the joint venture is perpetual. The firm will initially have a board of directors consisting of three members, two of which are appointed by the Registrant and one by Caliwanna. The board will appoint a general manager who will be responsible for the day-to-day operations of the joint venture. Based on this control, the Company determined that it should consolidate the joint venture entity under ASC 810.

The parties intend to market and sell both “Caliwanna” branded products, and other cannabis products developed for sale by the Registrant, NPE and NLD. Subject to the completion of preliminary steps including making changes to the Caliwanna web site and marketing a variety of the Registrant’s current cannabis products, the Registrant agreed to issue to Messrs. Bitzer and Afari a number of common shares each equal to $25,000 valued as of the closing price on the ninety first day after the closing of the material definitive agreement. One hundred and twenty days after the closing of the material definitive agreement, the Registrant will issue Messrs. Bitzer and Afari a number of common shares each equal to $25,000 valued as of the closing price on the one hundred and twentieth day after closing. Additional incentive shares of preferred stock are eligible to be issued based upon revenues booked and collected by the joint venture for both sales of the Caliwanna products and the Registrant’s cannabis products in subsequent quarters.

The joint venture may be dissolved by mutual decision of the parties, or by Caliwanna in its discretion, within nine months from the effective date, or by the occurrence of any event beyond the reasonable control of the joint venture, which prevents it from operations consistent with the purpose of the joint venture, or the joint venture is otherwise unable to carry out its purpose, and such event or condition cannot be corrected within a reasonable time, at a reasonable expense.

On April 28, 2022, we entered into a material definitive agreement with Lemon Glow Company, Inc., a wholly owned subsidiary of Sugarmade, Inc. (OTC: “SGMD”). Other than with respect to the material definitive agreement, no material relationship exists between the parties.

Pursuant to a Cultivation and Supply Agreement, Lemon Glow agreed to cultivate licensed cannabis for the Company during the 2022 Spring outdoor season. We expect to utilize the cannabis for its manufacture and production of cannabis products to be distributed by its wholly owned subsidiary, Northern Lights Distribution. As consideration for the Cultivation and Supply Agreement, we issued Lemon Glow a convertible promissory note in the principal amount of $400,000. There is 8% interest. The maturity date is April 28, 2023. The outstanding principal and interest are convertible into the Registrant's common stock calculated at 75% of the average closing price of the Registrant's common shares during the ten (10) trading days prior to Lemon Glow's election to convert.

39

Overview and Financial Condition

Going Concern

The Company sustained continued operating losses during the years ended August 31, 2020. The Company’s continuation as a going concern is dependent on its ability to generate sufficient cash flows from operations to meet its obligations, in which it has not been successful, and/or obtaining additional financing from its shareholders or other sources, as may be required.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern; however, the above conditions raise substantial doubt about the Company’s ability to do so. The consolidated financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets, or the amounts and classifications of liabilities that may result, should the Company be unable to continue as a going concern.

Management is endeavoring to increase revenue-generating operations. While priority is on generating cash from operations through the sale of the Company’s products, management is also seeking to raise additional working capital through various financing sources, including the sale of the Company’s equity and/or debt securities, which may not be available on commercially reasonable terms, if at all. If such financing is not available on satisfactory terms, we may be unable to continue our business as desired and our operating results will be adversely affected. In addition, any financing arrangement may have potentially adverse effects on us and/or our shareholders. Debt financing (if available and undertaken) will increase expenses, must be repaid regardless of operating results and may involve restrictions limiting our operating flexibility. If we issue equity securities to raise additional funds, the percentage ownership of our existing shareholders will be reduced and the new equity securities may have rights, preferences or privileges senior to those of the current holders of our shares of Common Stock.

Results of Recent Operations

For the Three months Ended May 31, 2022 and May 31, 2021

Company revenues for the quarterly financial period ending May 31, 2022, were $792,406 compared to $940,491 reported during the quarterly financial period ending May 31, 2021. The decrease was primarily attributable to certain individually significant distribution sales in the prior period that did not occur in the current period.

During the quarterly financial period ending May 31, 2022, cost of goods sold was $780,778 compared to $729,589 for the year earlier period. The increase was mainly attributable to higher input costs in the current period, and the prior period containing certain higher margin distribution sales that were one time transactions. While the quarterly financial period ending May 31, 2022 reports NPE related revenues, no such revenues and cost of goods sold were included during the quarterly financial period ending May 31, 2021,

During the quarterly financial period ending May 31, 2022, the Company decreased operating expense to $354,816 from $706,904 for the financial period ending May 31, 2021. These decreases were mainly attributable to higher fees for amortization expense related to final purchase price allocation on the NPE Acquisition, and lower professional fees. These increases were offset by decreases in general and administrative fees for the financial period ending May 31, 2022 compared to the financial period ending May 31, 2021, respectively.

Interest expenses for the quarterly financial period ending May 31, 2022 were $301,220 compared to $3,630,290 for the financial period ending May 31, 2021. The decrease was attributable to the prior period including charges related to the issuance of convertible debt with derivative liabilities in excess of the value of principal, and higher amortization of debt discount in the prior period.

The Company had a gain on derivative liabilities of $145,714 for the quarterly financial period ending May 31, 2022 compared to a gain of $1,410,329 for the quarterly financial period ending May 31, 2021.

During the quarterly financial period ending May 31, 2022, net loss was $505,925 compared to net loss of $2,715,963 for the financial period ending May 31, 2021. The decline in net loss in the current period was primarily due to the declines in interest expense.

The net loss financial period ending May 31, 2022, results in a loss per share of $0.00, compared to a loss of $0.04 per share during the same period one-year ago.

40

For the Nine months Ended May 31, 2022 and May 31, 2021

Company revenues for the quarterly financial period ending May 31 2022, were $1,989,358 compared to $970,717 reported during the quarterly financial period ending May 31, 2021. The increase was primarily attributable to several factors, including: 1) inclusion of consolidated revenues after acquiring a controlling position in Natural Plant Extract of California, Inc. in February 2021 2) reorganization of our distribution business and the signing of new customer accounts, and 3) beginning of contract manufacturing for cannabis products.

During the financial period ending May 31 2022, cost of goods sold was $2,004,642 compared to $737,542 for the year earlier period. The increase was mainly attributable the inclusion of consolidated revenues and associated costs of goods sold after acquiring a controlling position in Natural Plant Extract of California, Inc. in February 2021, and increased input costs. While quarterly financial period ending May 31, 2022 reports NPE related revenues, no such revenues and cost of goods sold were included during the quarterly financial period ending May 31, 2021,

During the financial period ending May 31, 2022, the Company increased operating expense to $1,627,880 from $1,585,866 for the financial period ending May 31, 2021. These increases were mainly attributable to higher fees for amortization expense related to final purchase price allocation and increase in professional fees associated with increased operations. These increases were offset by decreases in general and administrative fees for the financial period ending May 31, 2022 compared to the financial period ending May 31, 2021, respectively. The increase in general and administrative fees was primarily due to the reorganization of business activities after assuming control of NPE.

Interest expenses for the financial period ending May 31, 2022 were $4,044,453 compared to $6,336,773 for the financial period ending May 31, 2021. The decrease was attributable to the prior period including charges related to the issuance of convertible debt with derivative liabilities in excess of the value of principal, and higher amortization of debt discount in the prior period.

During the financial period ending May 31, 2022, net loss was $834,972 compared to net loss of $5,179,957 for the financial period ending May 31, 2021. The decline in net loss in the current period was primarily due lower interest expense, and the Company also recognized a gain on sale of investments of $53,736, a gain on acquisition of $454,768 and equity investment income of $934,867.

The net loss financial period ending May 31, 2022, results in a loss per share of $0.00, compared to a loss of $0.11 per share during the same period one-year ago.

Liquidity and Capital Resources

As of May 31, 2022 and August 31, 2021 our cash and cash equivalent balances were $253,368 and $30,813, respectively.

Our primary internal sources of liquidity during the nine months ended May 31, 2022 were provided by proceeds from the issuance of convertible notes payable, Series B Convertible preferred stock, and the sale of unregistered common shares of the Company as follows:

On October 14, 2021, the Company sold 68,500 Preferred Series B shares to an accredited investor, realizing gross proceeds of $68,500, and the agreement was accounted for as a liability based on the terms of the Preferred Series B designation.

On November 2, 2021, the Company sold 58,500 Preferred Series B shares to an accredited investor, realizing gross proceeds of $58,500, and the agreement was accounted for as a liability based on the terms of the Preferred Series B designation.

On November 9, 2021, the Company sold 55,000 Preferred Series B shares to an accredited investor, realizing gross proceeds of $55,000, and the agreement was accounted for as a liability based on the terms of the Preferred Series B designation.

41

On December 20, 2021, the Company sold 45,500 Preferred Series B shares to an accredited investor, realizing gross proceeds of $45,500, and the agreement was accounted for as a liability based on the terms of the Preferred Series B designation.

On January 14, 2022, the Company sold 50,000 Preferred Series B shares to an accredited investor, realizing gross proceeds of $50,000, and the agreement was accounted for as a liability based on the terms of the Preferred Series B designation.

On January 3, 2022, the Company entered into a Securities Purchase Agreement in connection with the issuance of a 10% convertible note with the principal amount of $100,000, with an accredited investor.

On January 6, 2022, the Company entered into a Securities Purchase Agreement in connection with the issuance of a 8% convertible note with the principal amount of $120,000, with an accredited investor.

On February 11, 2022, the Company entered into a Securities Purchase Agreement in connection with the issuance of a 8% convertible note with the principal amount of $130,000, with an accredited investor.

On February 11, 2022, the Company entered into a Securities Purchase Agreement in connection with the issuance of a 12% convertible note with the principal amount of $615,000, with an accredited investor.

On April 21, 2022, the Company entered into a Securities Purchase Agreement in connection with the issuance of a 12% convertible note with the principal amount of $200,000, with an accredited investor.

On April 28, 2022, the Company entered into a Securities Purchase Agreement in connection with the issuance of a 8% convertible note with the principal amount of $400,000, with an accredited investor.

We plan to use the proceeds from sales of the primary offering to partially finance our business operations. We also intend to utilize cash on hand, loans and other forms of financing such as the sale of additional equity and debt securities and other credit facilities to conduct our ongoing business, and to also conduct strategic business development and implementation of our business plans generally. We are not intending to use any off-balance sheet financing arrangements.

Other Contractual Obligations

Our Company entered into a one-year lease during August of 2019 for a commercial food production facility located in Los Angeles, California. The one-year lease at a base rate of $3,600 per month through September of 2020. Subsequent to the end of the financial reporting period, ending November 30, 2021, the Company agreed to extend the lease for commercial food production facility located in Los Angeles, California, on a month-to-month basis. As of November 30, 2021, the obligation was completed with the month-to-month contact ending in that date.

On June 5, 2020, the Company entered into an Assignment and Amendment to Commercial Lease Agreement whereby it leased commercial property located at 11116 Wright Road, Los Angeles, CA 90262. The monthly rent is $11,000 per month. The lease terminated on June 30, 2022 and has been on a month-to-month lease since then. The premises is used in connection with NPE’s operations including Cannabis delivery and operation in accordance with applicable city, county and California state law including, but not limited to, the state cannabis licensing and program rules and local ordinances (see Part II, Item 1, Legal Proceedings).

Limited operating history; need for additional capital

There is no historical financial information about us upon which to base an evaluation of our performance. We are in a start-up stage of operations and have generated very negligible revenues since inception. We cannot guarantee that we will be successful in our business operations. Our business is subject to risks inherent in the establishment of a new business enterprise, including limited capital resources and possible cost overruns due to price and cost increases in services and products.

Off-Balance Sheet Arrangements

The Company does not have any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on the Company’s financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources.

Quantitative and Qualitative Disclosures about Market Risk

In the ordinary course of our business, we are not exposed to market risk of the sort that may arise from changes in interest rates or foreign currency exchange rates, or that may otherwise arise from transactions in derivatives.

Contingencies

Certain conditions may exist as of the date the financial statements are issued, which may result in a loss to the Company, but which will only be resolved when one or more future events occur or fail to occur. The Company’s management, in consultation with its legal counsel as appropriate, assesses such contingent liabilities, and such assessment inherently involves an exercise of judgment. In assessing loss contingencies related to legal proceedings that are pending against the Company or unasserted claims that may result in such proceedings, the Company, in consultation with legal counsel, evaluates the perceived merits of any legal proceedings or unasserted claims, as well as the perceived merits of the amount of relief sought or expected to be sought therein. If the assessment of a contingency indicates it is probable that a material loss has been incurred and the amount of the liability can be estimated, then the estimated liability would be accrued in the Company’s financial statements. If the assessment indicates a potentially material loss contingency is not probable, but is reasonably possible, or is probable, but cannot be estimated, then the nature of the contingent liability, together with an estimate of the range of possible loss, if determinable and material, would be disclosed. Loss contingencies considered remote are generally not disclosed unless they involve guarantees, in which case the guarantees would be disclosed.

Litigation

On May 17, 2022, Redhawk Communities, Inc. filed suit against the Company in the Superior Court for the State of California, County of Los Angeles under case number 22CMUD00483. The nature of the action is for unlawful detainer of the Company’s property located at 1111 Wright Road, Lynwood, CA. The complaint alleges a material breach of the lease. The plaintiff Redhawk alleges that the Company subleased a portion of the property in violation of the lease. Plaintiff Redhawk elected to terminate the lease as a result. The Company has answered the complaint The action is currently in litigation and the parties are engaged in settlement negotiations. As of the date of this filing, there is no reasonable basis from which to form an estimate of any contingent liability to the Company or as to the ultimate disposition of this matter.

Property

Our headquarters are located at 520 S. Grand Avenue, Suite 320, Los Angeles, California 90071 where are we lease office space under a contract effective August 15, 2019, which expired on August 14, 2020. We now rent the office space on a month-to-month basis for $800 per month.

Our Company has also entered into a lease for a commercial food production facility, which is also located in Los Angeles, California. The one-year lease at rate of $3,300 per month was entered into as of August 2019. The lease is expired with the location now being rented on a month-to-month basis.

We believe that our existing office facilities are adequate for our needs. Should we require additional space at that time, or prior thereto, we believe that such space can be secured on commercially reasonable terms.

42

DIRECTORS, EXECUTIVE OFFICERS & CORPORATE GOVERNANCE

The following are our executive officers and directors and their respective ages and positions as of the date of this Offering Circular:

Name	Position	Age	Term of Office	Approximate hours per week for part-time employees
Executive Officers:
Edward Manolos	CEO, CFO & Director	47	Since July 21, 2022
Dan Nguyen	Director	47

During the past five (5) years, none of the persons identified above has been involved in any bankruptcy or insolvency proceeding or convicted in a criminal proceeding, excluding traffic violations and other minor offenses. There is no arrangement or understanding between the persons described above and any other person pursuant to which the person was selected to his or her office or position.

Executive Officers and Directors

Edward Manolos - CEO, CFO & Director.

Edward Manolos. – Mr. Edward Manolos (Age 47), was elected to the board of directors. Mr. Manolos is one of the founders and Directors of Cannabis Global, Inc. and is an accomplished pioneer in California’s Medical Marijuana industry. In 2004, he opened the very first Medical Marijuana Dispensary in Los Angeles County under the name CMCA. He has managed and operated over thirty-five dispensaries from Los Angeles to San Jose including twenty in Los Angeles Pre-ICO/Proposition D. He is also credited with starting Los Angeles’ first Medical Marijuana farmers market referred to as “The California Heritage Farmer’s Market,” which attracted local and international media attention and was the first of its kind. He is currently a member of the board of directors of Marijuana Company of America (OTC: MCOA). In 2016, Mr. Manolos was appointed to the advisory board of Marijuana Company of America and Cannabis Strategic Ventures (OTCQB: NUGS) and was tasked with identifying and structuring strategic partnerships and driving product development.

Dan Nguyen - Director.

Dan Nguyen. – Dan Nguyen (Age 47) was elected as a director of the Company. Mr. Nguyen has been employed for the last 5 years with Thermalfisher Scientific, Inc. as an equipment product specialist.

Board Leadership Structure and Risk Oversight

The Board oversees our business and considers the risks associated with our business strategy and decisions. The Board currently implements its risk oversight function as a whole. Each of the Board committees, when established, will also provide risk oversight in respect of its areas of concentration and reports material risks to the board for further consideration.

Term of Office

Directors serve until the next annual meeting and until their successors are elected and qualified. Officers are appointed to serve for one (1) year until the meeting of the Board following the annual meeting of shareholders and until their successors have been elected and qualified.

Corporate Governance

The Company’s corporate governance is controlled by Edward Manolos, who is the CEO, CFO, President, and Treasurer, and chairman of the Company. The Company has an outside accountant, Robert Hymers, who prepared the financials through to the 10-Q for the period ending May 31, 2022, and the 10-Ks for the periods ended August 31, 2021 and 2020, which are audited by the independent auditors of Boyle CPA, LLC. Boyle CPA, LLC has been replaced by M&K CPAs, LLC as our Company Auditors.

43

Conflicts of Interest

The Company does not currently foresee any conflict of interest.

Section 16(a) Beneficial Ownership Reporting Compliance

16(a) of the Securities Exchange Act of 1934 requires the company directors and executive officers, and persons who own more than ten percent of the Company’s common stock, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes of ownership of its common stock. Officers, directors and greater than ten percent shareholders are required by SEC regulation to furnish the company with copies of all Section 16(a) forms they file. The Company intends to ensure to the best of its ability that all Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent beneficial owners are complied with in a timely fashion.

Family Relationships

There are no family relationships among any management personnel.

Involvement in Certain Legal Proceedings

To our knowledge, none of our current directors or executive officers has, during the past ten (10) years:

●	been convicted in a criminal proceeding or been subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

●	had any bankruptcy petition filed by or against the business or property of the person, or of any partnership, corporation or business association of which he was a general partner or executive officer, either at the time of the bankruptcy filing or within two (2) years prior to that time;

●	been subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction or federal or state authority, permanently or temporarily enjoining, barring, suspending or otherwise limiting, his involvement in any type of business, securities, futures, commodities, investment, banking, savings and loan, or insurance activities, or to be associated with persons engaged in any such activity;

●	been found by a court of competent jurisdiction in a civil action or by the SEC or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated;

●	been the subject of, or a party to, any federal or state judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated (not including any settlement of a civil proceeding among private litigants), relating to an alleged violation of any federal or state securities or commodities law or regulation, any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order, or any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

44

●	been the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self- regulatory organization (as defined in Section 3(a)(26) of the Exchange Act), any registered entity (as defined in Section 1(a) (29) of the Commodity Exchange Act), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Except as set forth above and in our discussion below in “Certain Relationships and Related Transactions,” none of our directors or executive officers has been involved in any transactions with us or any of our directors, executive officers, affiliates or associates which are required to be disclosed pursuant to the rules and regulations of the SEC.

We are not currently a party to any legal proceedings, the adverse outcome of which, individually or in the aggregate, we believe will have a material adverse effect on our business, financial condition or operating results.

Code of Business Conduct and Ethics

Our Board plans to adopt a written code of business conduct and ethics (“Code”) that applies to our directors, officers and employees, including our principal executive officer, principal financial officer and principal accounting officer or controller, or persons performing similar functions. We intend to post on our website a current copy of the Code and all disclosures that are required by law in regard to any amendments to, or waivers from, any provision of the Code.

Director Compensation

Directors are permitted to receive fixed fees and other compensation for their services as directors. The Board of Directors has the authority to fix the compensation of directors. No amounts have been paid to, or accrued to, directors in such capacity. Our directors are not compensated for their role on the Board of Directors.

45

EXECUTIVE COMPENSATION

The following summary compensation table sets forth all compensation awarded to, earned by, or paid to our named executive officer paid by us during the years ended May 31, 2022, and 2021, in all capacities for the accounts of our executives, including the current Interim Chief Executive Officer (CEO) and President and Chief Financial Officer (CFO):

SUMMARY COMPENSATION TABLE

Name and Principal Position	Period End	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Non-qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Edward Manolos, CEO, CFO & Director	5/31/22			52,000					52,000

Dan Van Nguyen Director	5/31/22			52,000					52,000

Narrative Disclosure to Summary Compensation Table

As of July 22, 2022, our outgoing CEO and CFO, Mr. Arman Tabatabaei, resigned and one of our directors, Mr. Edward Manolos, was named CEO and CFO who signed Executive Compensation Agreement for a monthly salary of $5,000 payable in cash or an equivalent number of common shares in accordance with the Company’s customary payroll practices and applicable wage payment laws. The Executive’s base salary shall be reviewed at least annually by the Board and the Board may, but shall not be required to, increase the base salary during the Employment Term. The Executive’s annual base salary, as in effect from time to time, is hereinafter referred to as “Base Salary.” In lieu of the payment of the Executive’s Base Salary, the Executive is hereby granted the option to convert any or all unpaid Base Salary due and owing into common stock of the Company at any time by providing a written notice to the Board.

Mr. Manolos shall receive no additional compensation as a director of the Company.

Employment Agreements

Effective July 22, 2022, the Company and Mr. Manolos entered a contract providing for a monthly salary of $5,000 payable in cash or an equivalent number of common shares.

Compensation Committee

The Company currently does not have a compensation committee of the Board of Directors. The Board of Directors as a whole determines other compensation for management and outside contractors.

Security Holders Recommendations to Board of Directors

The Company welcomes comments and questions from the shareholders. Shareholders can direct communications to the Chairman of the Board of Directors and CEO, Edward Manolos, at our executive offices. However, while the Company appreciates all comments from shareholders, it may not be able to individually respond to all communications. Management attempts to address shareholder questions and concerns in press releases and documents filed with the SEC so that all shareholders have access to information about the Company at the same time. Edward Monolos collects and evaluates all shareholder communications. All communications addressed to the Board of Directors and executive officers will be reviewed by Edward Manolos, unless the communication is clearly frivolous.

46

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Related Transactions

Other than as given herein, there have been no transactions and there are no currently proposed transaction, in which the Company was or is to be a participant and in which any related person has or will have a direct or indirect material interest involving the lesser of $120,000 or one percent (1%) of the average of the Company’s total assets as of the end of last two completed fiscal years. A related person is any executive officer, director, nominee for director, or holder of 5% or more of the Company’s Common Stock, or an immediate family member of any of those persons.

SECURITY OWNERSHIP OF MANAGEMENT & CERTAIN SECURITYHOLDERS

The following tables set forth certain information regarding beneficial ownership of our capital stock as of the date hereof by (i) each person whom we know to beneficially own more than five percent (5%) of any class of our common stock, (ii) each of our directors, (iii) each of the executive officers and (iv) all our directors and executive officers as a group. Unless otherwise indicated, each of the persons listed below has sole voting and investment power with respect to the shares beneficially owned.

Our total authorized capital stock consists of 2,000,000,000 shares of common stock, $0.001 par value per share. As of November 16 2022, there were 1,736,451,314 shares of our common stock outstanding, all of which were fully paid, non-assessable and entitled to vote. Each share of our common stock entitles its holder to one vote on each matter submitted to our stockholders.

This table reflects management’s ownership of Company common stock.

	Common Stock beneficially owned	Percentage of class beneficially owned [2]
Name and Address of Beneficial Owners [1]
Dan Van Nguyen	2,888,889	0.17%
Edward Manolos	765,572,828	44.1%
All beneficial holders as group (2 persons or entities)	768,461,717	44.3%

(1)	Unless otherwise indicated, the address of each person listed below is c/o Cannabis Global, Inc., 520 S. Grand Ave.; Suite 320; Los Angeles, CA 90071.

(2)	Percentages are based on 1,736,451,314 shares of common stock issued and outstanding at November 16, 2022

The following table shows the beneficial ownership of our Common Stock as of the date of this Offering Circular held by (i) each director; (ii) each executive officer; and (iii) all directors and executive officers as a group.

Beneficial ownership is determined in accordance with the rules of the Commission, and generally includes voting power and/or investment power with respect to the securities held. Shares of Common Stock subject to options and warrants currently exercisable or which may become exercisable within sixty (60) days of the date of this Offering Circular, are deemed outstanding and beneficially owned by the person holding such options or warrants for purposes of computing the number of shares and percentage beneficially owned by such person but are not deemed outstanding for purposes of computing the percentage beneficially owned by any other person. Except as indicated in the footnotes to this table, the persons or entities named have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them.

47

DESCRIPTION OF SECURITIES

The following is a summary of the rights of our capital stock as provided in our certificate of incorporation, bylaws and certificate of designation. For more detailed information, please see our certificate of incorporation, bylaws and certificate of designation, which have been filed as exhibits to the Offering Statement of which this Offering Circular is a part.

General

The corporation is authorized to issue up to 6,000,000,000 shares of Common Stock with a par value of $.001 per share.

As of November 16, 2022, there were 1,736,451,314 shares issued and outstanding. This amount does not include the 2,500,000,000 shares being offered via this filing.

Our Certificate of Incorporation of the Corporation (the "Certificate of Incorporation") authorizes the issuance of up to ten million (10,000,000) shares of preferred stock, par value $0.0001 per share, of the Corporation ("Preferred Stock") in one or more series, and expressly authorizes the Board of Directors of the Corporation (the "Board"), subject to limitations prescribed by law, to provide, out of the unissued shares of Preferred Stock, for series of Preferred Stock, and, with respect to each such series, to establish and fix the number of shares to be included in any series of Preferred Stock and the designation, rights, preferences. Two Series of Preferred shares have been designated: Series A Preferred and Series B Convertible Preferred Stock. The number of Shares constituting Series A Preferred is eight million (8,000,000). As of August 31, 2020, 6,000,000 shares have been issued. With respect to payment of assets upon liquidation, dissolution, or winding up of the Corporation, whether voluntary or involuntary, all Shares of the Series A Preferred Stock shall rank senior to all Junior Securities. Series A is not eligible to participate, receive or accrue dividends. Each holder of outstanding Shares of Series A Preferred Stock shall be entitled to vote with holders of outstanding shares of Common Stock, voting together as a single class, with respect to any and all matters presented to the stockholders of the Corporation for their action or consideration (whether at a meeting of stockholders of the Corporation, by written action of stockholders in lieu of a meeting or otherwise. Each Share of Series A Preferred Stock shall be entitled to fifty (50) votes for every Share of Series A Preferred Stock.

On February 28, 2021, the Company designated 1,000,000 shares of Series B Convertible Preferred Stock. The Series B Convertible Preferred Stock earns dividends at 8% per year, and is convertible into shares of common stock at a rate of 63% of the market price, based on the average of the two lowest trading prices during the previous 15 days. Additionally, the Series B Convertible Preferred Stock is mandatorily redeemable 16 months from the issuance date in cash. The Company entered into an agreement with an investor for 153,500 shares of Series B Convertible Preferred Stock on February 28, 2021 for a total purchase amount of $153,500, and an agreement with the same investor for 78,500 shares of Series B Convertible Preferred Stock for a purchase amount of $78,500. In March 2021, the Company received proceeds of $225,000.

As of November 16, 2022, there were 150,000 shares of Series B Convertible Preferred Stock issued and outstanding.

Subject to the preferences that may be applicable to any outstanding classes of stock, the holders of the shares of Common Stock will share equally on a per share basis any dividends, when and if declared by the Board of Directors out of funds legally available for that purpose. If the Company is liquidated, dissolved, or wound up, the holders of the shares of Common Stock will be entitled to a ratable share of any distribution to shareholders, after satisfaction of all the Company’s liabilities and of the prior rights of any outstanding classes of the Company’s stock. Shares of Common Stock carry no preemptive or other subscription rights to purchase shares of the Company’s stock and are not convertible, redeemable, or assessable.

Outstanding Warrants

There are no outstanding warrants.

48

Options

There are no outstanding options.

Transfer Agent and Registrar

The transfer agent and registrar for our Common Stock is Pacific Stock Transfer Co., 6725 Via Austi Parkway, Suite 300, Las Vegas, NV 89119 www.pacificstocktransfer.com .. The transfer agent is registered under the Exchange Act and operates under the regulatory authority of the SEC and FINRA.

Penny Stock Regulation

The SEC has adopted regulations which generally define “penny stock” to be any equity security that has a market price of less than Five Dollars ($5.00) per share or an exercise price of less than Five Dollars ($5.00) per share. Such securities are subject to rules that impose additional sales practice requirements on broker-dealers who sell them. For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchaser of such securities and have received the purchaser’s written consent to the transaction prior to the purchase. Additionally, for any transaction involving a penny stock, unless exempt, the rules require the delivery, prior to the transaction, of a disclosure schedule prepared by the SEC relating to the penny stock market. The broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and, if the broker-dealer is the sole market-maker, the broker-dealer must disclose this fact and the broker- dealer’s presumed control over the market. Finally, among other requirements, monthly statements must be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks. As our Common Stock immediately following this Offering may be subject to such penny stock rules, purchasers in this Offering will in all likelihood find it more difficult to sell their Common Stock shares in the secondary market.

DIVIDEND POLICY

We plan to retain any earnings for the foreseeable future for our operations. We have never paid any dividends on our Common Stock and do not anticipate paying any cash dividends in the foreseeable future. Any future determination to pay cash dividends will be at the discretion of our Board and will depend on our financial condition, operating results, capital requirements and such other factors as our Board deems relevant.

PLAN OF DISTRIBUTION

The shares are being offered by us on a “best-efforts” basis by our officers, directors and employees, with the assistance of independent consultants, and possibly through registered broker-dealers who are members of the Financial Industry Regulatory Authority (“FINRA”) and finders, though the Company has not engaged any such persons yet.

There is no aggregate minimum to be raised in order for the Offering to become effective and therefore the Offering will be conducted on a “rolling basis.” This means we will be entitled to begin applying “dollar one” of the proceeds from the Offering towards our business strategy, offering expenses, reimbursements, and other uses as more specifically set forth in the “Use of Proceeds” contained elsewhere in this Offering Circular.

We expect to commence the offer and sale of the Shares and warrants as of the date on which the Form 1-A Offering Statement of which this Offering Circular is a part (the “Offering Circular”) is qualified by the U.S. Securities and Exchange Commission (which we refer to as the “SEC” or the “Commission”).

Our Offering will expire on the first to occur of (a) the sale of all Two Billion Five Hundred Million (2,500,000,000) shares of Common Stock offered for subscription hereby, (b) November 1, 2023, subject to extension not to exceed 1 year from the date of SEC qualification of the Offering, or (c) when our board of directors elects to terminate the Offering.

49

Offering Period and Expiration Date

This Offering will start on or immediately after the date on which the SEC initially qualifies this Offering Statement (the “Qualification Date”) and will terminate on the Termination Date.

Minimum Purchase Requirements

The minimum investment amount is One Thousand Dollars ($1,000.00), however the Company reserves the right to take investments of a lesser amount.

Procedures for Subscribing

If you decide to subscribe for our Common Stock shares in this Offering, you should:

1.	Electronically receive, review, execute and deliver to us a subscription agreement; and

2.	Deliver funds directly by wire or electronic funds transfer via ACH to the Company’s bank account designated in the Company’s subscription agreement.

Any potential investor will have ample time to review the subscription agreement, along with their counsel, prior to making any final investment decision. We shall only deliver such subscription agreement upon request after a potential investor has had ample opportunity to review this Offering Circular.

Right to Reject Subscriptions. After we receive your complete, executed subscription agreement and the funds required under the subscription agreement have been transferred to our designated account, we have the right to review and accept or reject your subscription in whole or in part, for any reason or for no reason. We will return all monies from rejected subscriptions immediately to you, without interest or deduction.

Acceptance of Subscriptions. Upon our acceptance of a subscription agreement, we will countersign the subscription agreement and issue the shares subscribed at closing. Once you submit the subscription agreement and it is accepted, you may not revoke or change your subscription or request your subscription funds. All accepted subscription agreements are irrevocable.

State Law Exemptions

This Offering Circular does not constitute an offer to sell or the solicitation of an offer to purchase any Shares in any jurisdiction in which, or to any person to whom, it would be unlawful to do so. An investment in the Shares involves substantial risks and possible loss by investors of their entire investments (See Risk Factors).

The Shares have not been qualified under the securities laws of any state or jurisdiction. Because the Offering is being completed under Tier 2 of Regulation A, the offered shares will be ‘covered securities” and as such will not require state Blue Sky filings to be completed for sale of the common stock.

Investor Suitability Standards

The Offered Shares may only be purchased by investors residing in a state in which this Offering Circular is duly qualified who have the financial capacity to hold the investment for an indefinite amount of time.

Under Rule 251 of Regulation A, non-accredited, non-natural investors are subject to the investment limitation and may only invest funds which do not exceed Ten Percent (10%) of the greater of the purchaser’s revenue or net assets (as of the purchaser’s most recent fiscal year end). A non-accredited, natural person may only invest funds which do not exceed Ten Percent (10%) of the greater of the purchaser’s annual income or net worth (please see below on how to calculate your net worth).

50

NOTE: For the purposes of calculating your net worth, it is defined as the difference between total assets and total liabilities. This calculation must exclude the value of your primary residence and may exclude any indebtedness secured by your primary residence (up to an amount equal to the value of your primary residence). In the case of fiduciary accounts, net worth and/or income suitability requirements may be satisfied by the beneficiary of the account or by the fiduciary if the fiduciary directly or indirectly provides funds for the purchase of the Shares.

In order to purchase our Common Stock shares and prior to the acceptance of any funds from an investor, an investor will be required to represent, to the Company’s satisfaction, that he is either an accredited investor or is in compliance with the Ten Percent (10%) of net worth or annual income limitation on investment in this Offering.

Advertising, Sales and Other Promotional Materials

In addition to this Offering Circular, subject to limitations imposed by applicable securities laws, we expect to use additional advertising, sales and other promotional materials in connection with this offering. These materials may include information relating to this offering, articles and publications concerning industries relevant to our business operations or public advertisements and audio-visual materials, in each case only as authorized by us. In addition, the sales material may contain certain quotes from various publications without obtaining the consent of the author or the publication for use of the quoted material in the sales material. Although these materials will not contain information in conflict with the information provided by this Offering Circular and will be prepared with a view to presenting a balanced discussion of risk and reward with respect to the Offered Shares, these materials will not give a complete understanding of our company, this offering or the Offered Shares and are not to be considered part of this Offering Circular. This offering is made only by means of this Offering Circular, and prospective investors must read and rely on the information provided in this Offering Circular in connection with their decision to invest in the Shares.

Issuance of Certificates

Upon settlement, that is, at such time as an investor’s funds have cleared and we have accepted an investor’s subscription agreement, we will issue a certificate or certificates representing such investor’s purchased Shares, but the Company reserves the right to issue the Offered Shares in “book entry” with our transfer agent. If the Offered Shares are registered in book entry, you will not receive a certificate but will receive an account statement from our transfer agent acknowledging the number of Shares you own.

Transferability of the Offered Shares

The Shares will be generally freely transferable, subject to any restrictions imposed by applicable securities laws or regulations.

LEGAL MATTERS

Certain legal matters with respect to the shares of Common Stock offered hereby will be passed upon by Milan Saha, Esq., of Plattsburgh, New York.

EXPERTS

The financial statements of the Company appearing elsewhere in this Offering Circular have been included herein in reliance upon the report of Boyle CPA, LLC, an independent certified public accounting firm, appearing elsewhere herein, and upon the authority of that firm as experts in accounting and auditing. All such SEC Audits and reports are available at SEC.Gov. CBGL is a fully reporting 1934 Securities Act Company.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a Regulation A Offering Statement on Form 1-A under the Securities Act of 1993, as amended, with respect to the shares of Common Stock offered hereby. This Offering Circular, which constitutes a part of the Offering Statement, does not contain all of the information set forth in the Offering Statement or the exhibits and schedules filed therewith. For further information about us and the Common Stock offered hereby, we refer you to the Offering Statement and the exhibits and schedules filed therewith. Statements contained in this Offering Circular regarding the contents of any contract or other document that is filed as an exhibit to the Offering Statement are not necessarily complete, and each such statement is qualified in all respects by reference to the full text of such contract or other document filed as an exhibit to the Offering Statement. You may read and copy this information at the SEC’s Public Reference Room, 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet website that contains reports, proxy statements and other information about issuers, including us, that file electronically with the SEC. The address of this site is www.sec.gov. In addition, you can find all of our public filings on the SEC’s EDGAR database, and specifically at this link: https://www.sec.gov/edgar/browse/?CIK=1409624&owner=exclude.

51

CANNABIS GLOBAL, INC.

F-1

CANNABIS GLOBAL, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEET

(Unaudited)

	May 31,	August 31,
	2022	2021

ASSETS
Current Assets:
Cash	$253,368	$30,813
Accounts Receivable	405,121	113,379
Prepaid expenses	400,000	—
Notes Receivable, Current	21,000	100,800
Inventory	197,602	189,081
Other Current Asset	20,185	7,992
Total Current Asset	1,297,276	442,065

Machinery & Equipment- Net	997,064	218,535

Other Assets
Long-Term Investments	357,000	650,000
Intangible Assets	3,702,500	500,000
Right of Use Asset	581,611	634,637
Goodwill	7,925,000	8,842,967
Notes Receivable	41,000	41,000
Security Deposit	7,200	9,600

TOTAL ASSETS	$14,908,651	$11,338,804
LIABILITIES & STOCKHOLDER'S EQUITY (DEFICIT)
Current Liabilities:
Accounts Payable	$721,156	$730,825
Accounts Payable - Related Party	2,639	2,639
Accrued Interest	108,615	212,202
Due to Joint Venture	—	135,000
Notes Payable, Current	787,302	975,043
Right of Use Liability, Current	77,318	71,754
Convertible Notes, Net of Debt Discount of $1,191,951 and $734,579, respectively	945,549	1,206,708
Convertible Notes – Related Party, Net of Debt Discount of $13,260 and $721,393, respectively	1,139,636	408,607
Series B Convertible Preferred Stock, 1,000,000 shares authorized, 159,000 and 367,750 shares issued and outstanding	63,557	148,775
Derivative Liability	2,160,048	4,747,614
Notes Payable - Related Party	108,039	108,039
Total Current Liabilities	6,113,859	8,747,206
Right of Use Liability, Long-Term	504,293	562,997
Notes Payable	669,237	672,794
Total Liabilities	7,287,389	9,982,997

Stockholder's Equity
Preferred Stock, par value $0.0001, 10,000,000 shares Authorized, 6,000,000 shares Issued and Outstanding at May 31, 2022 and August 31, 2021	600	600
Common Stock, par value $0.001, 4,000,000,000 shares Authorized, 553,142,691 shares Issued and Outstanding at May 31, 2022 and 84,940,028 at August 31, 2021, respectively	553,141	84,938
Additional Paid-in Capital	17,147,346	11,591,829
Shares to be issued	2,078	2,078
Accumulated Deficit	(14,490,085)	(13,891,788)

Total Stockholder's Equity (Deficit) Attributable to Cannabis Global, Inc.	3,213,080	(2,212,343)

Noncontrolling Interest	4,408,182	3,568,150
Total Stockholder's Equity	7,621,262	1,355,807
TOTAL LIABILITIES AND STOCKHOLDER'S EQUITY	$14,908,651	$11,338,804

The accompanying notes are an integral part of these unaudited consolidated financial statements

F-2

CANNABIS GLOBAL, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF OPERATIONS

(Unaudited)

	For the Three Months Ended		For the Nine Months Ended
	May 31,	May 31,	May 31,	May 31,
	2022	2021	2022	2021

Revenue:
Products Sales	$792,406	$940,491	$1,989,358	$970,717
Total Revenue	792,406	940,491	1,989,358	970,717

Cost of Goods Sold	780,778	729,589	2,004,642	737,542
Gross Profit (Loss)	11,628	210,902	(15,284)	233,175

Operating Expenses:
Advertising Expenses	25,671	16,234	49,634	66,758
Consulting Services	56,585	34,500	63,085	286,551
Professional Fees	19,796	235,521	290,870	415,416
General and Administrative Expenses	252,764	420,649	1,224,291	817,141
Total Operating Expenses	354,816	706,904	1,627,880	1,585,866

Operating Loss	(343,188)	(496,002)	(1,643,164)	(1,352,691)

Other Income (Expense)
Interest Expense	(301,220)	(3,630,290)	(4,044,453)	(6,336,773)
Changes in FV of Derivatives	145,714	1,410,329	3,634,274	2,719,241
Other Income	—	—	—	1,642
Loss on impairment	—	—	(60,000)	—
Loss on settlement	—	—	(165,000)	—
Gain (loss) on investments	(7,231)	—	53,736	—
Gain on acquisition	—	—	454,768	—
Equity method income (loss)	—	—	934,867	(211,376)
Total Other Income (Expense)	(162,737)	(2,219,961)	808,192	(3,827,266)

Net Loss	(505,925)	(2,715,963)	(834,972)	(5,179,957)

Net income attributable to noncontrolling interest	31,347	(92,318)	236,675	(92,318)

Net loss attributable to Cannabis Global, Inc.	$(474,578)	$(2,808,281)	$(598,297)	$(5,272,275)

Basic Loss per Common Share	$(0.00)	$(0.04)	$(0.00)	$(0.11)
Diluted Loss per Common Share	$(0.00)	$(0.04)	$(0.00)	$(0.11)

Weighted Average Common Shares
Outstanding - Basic	516,732,435	68,325,203	333,686,021	49,661,819
Weighted Average Common Shares
Outstanding - Diluted	516,732,435	68,325,203	333,686,021	49,661,819

The accompanying notes are an integral part of these unaudited consolidated financial statements

F-3

CANNABIS GLOBAL INC. AND SUBSIDIARIES

 CONDENSED CONSOLIDATED STATEMENT OF STOCKHOLDERS' DEFICIT

 FOR THE THREE AND NINE MONTHS ENDED MAY 31, 2022 AND 2021

	Class A Preferred Stock		Common Stock		Common Stock to be issued		Additional Paid In	Accumulated	Stockholders' Equity Attributable to Cannabis	Noncontrolling	Total Stockholders'
	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Deficit	Global Inc.	Interest	Equity

Balance, August 31,2020	6,000,000	$600	27,082,419	$2,708	1,871,858	$187	$4,618,168	$(6,056,949)	$(1,435,286)	$—	$(1,435,286)
Stock based compensation	—	—	3,400,000	3,400	—	—	179,600	—	183,000	—	183,000
Proceeds from common stock subscriptions	—	—	510,204	510	89,796	90	(600)	—	—	—	—
Common stock issued for investment	—	—	7,222,222	7,222	—	—	642,778	—	650,000	—	650,000
Common stock issued in settlement of convertible notes payable and accrued interest	—	—	1,500,000	1,500	—	—	28,500	—	30,000	—	30,000
Effects of Par value adjustment	—	—	—	24,372	—	1,683	(26,055)	—	—	—	—
Net Loss	—	—	—	—	—	—	—	(353,224)	(353,224)	—	(353,224)
Balance, November 30, 2020	6,000,000	600	39,714,845	39,712	1,961,654	1,960	5,442,391	(6,410,173)	(925,510)	—	(925,510)

Stock based compensation	—	—	4,106,543	4,107	(600,000)	(600)	335,827	—	339,334	—	339,334
Proceeds from common stock subscriptions	—	—	6,516,667	6,517	—	—	384,483	—	391,000	—	391,000
Common stock issued for investment	—	—	12,820,297	12,820	—	—	2,209,355	—	2,222,175	3,849,293	6,071,468
Common stock issued in settlement of convertible notes payable and accrued interest	—	—	3,047,335	3,047	—	—	213,682	—	216,729	—	216,729
Derivative impact of conversions	—	—	—	—	—	—	276,975	—	276,975	—	276,975
Net Loss	—	—	—	—	—	—	—	(2,110,770)	(2,110,770)	—	(2,110,770)
Balance, February 28, 2021	6,000,000	600	66,205,687	66,203	1,361,654	1,360	8,862,713	(8,520,943)	409,933	3,849,293	4,259,226

Stock based compensation	—	—	500,000	500	—	—	70,933	—	71,433	—	71,433
Proceeds from common stock subscriptions	—	—	1,314,188	1,314	—	—	77,537	—	78,851	—	78,851
Common stock issued in settlement of convertible notes payable and accrued interest	—	—	10,713,317	10,713	—	—	657,537	—	668,250	—	668,250
Derivative impact of conversions	—	—	—	—	—	—	1,213,985	—	1,213,985	—	1,213,985
Net Income (Loss)	—	—	—	—	—	—	—	(2,808,281)	(2,808,281)	92,318	(2,715,968)
Balance, May 31, 2021	6,000,000	$600	78,733,317	$78,731	1,361,654	$1,360	$10,882,705	$(11,329,224)	$(365,829)	$3,941,611	$3,575,782

F-4

	Class A Preferred Stock		Common Stock		Common Stock to be issued		Additional Paid In	Accumulated	Stockholders' Equity Attributable to Cannabis	Noncontrolling	Total Stockholders'
	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Deficit	Global Inc.	Interest	Equity
Balance, August 31, 2021	6,000,000	$600	84,940,028	$84,938	2,079,654	$2,078	$11,591,829	$(13,891,788)	$(2,212,343)	$3,568,150	$1,355,807
Stock based compensation	—	—	3,326,790	3,327	—	—	86,047	—	89,374	—	89,374
Common stock issued in settlement of convertible notes payable and accrued interest	—	—	124,187,672	124,188	—	—	933,554	—	1,057,742	—	1,057,742
Derivative impact of conversions	—	—	—	—	—	—	1,273,832	—	1,273,832	—	1,273,832
Net Income (Loss)	—	—	—	—	—	—	—	379,705	379,705	(11,627)	368,078
Balance, November 30, 2021	6,000,000	600	212,454,490	212,453	2,079,654	2,078	13,885,262	(13,512,083)	588,310	3,556,523	4,144,833

Common stock issued in settlement of convertible notes payable and accrued interest	—	—	195,388,201	195,388	—	—	371,671	—	567,059	—	567,059
Common stock issued related to joint venture	—	—	75,000,000	75,000	—	—	225,000	—	300,000	—	300,000
Discount on convertible notes	—	—	3,000,000	3,000	—	—	22,200	—	25,200	—	25,200
Common stock issued in exchange for exercise of warrants on a cashless basis	—	—	23,300,000	23,300	—	—	(23,300)	—	—	—	—
Derivative impact of conversions	—	—	—	—	—	—	785,109	—	785,109	—	785,109
Acquisition measurement period adjustment	—	—	—	—	—	—	1,729,253	—	1,729,253	1,076,707	2,805,960
Net Loss	—	—	—	—	—	—	—	(503,424)	(503,424)	(193,701)	(697,125)
Balance, February 28, 2022	6,000,000	600	509,142,691	509,141	2,079,654	2,078	16,995,195	(14,015,507)	3,491,507	4,439,529	7,931,036

Common stock issued in settlement of convertible notes payable and accrued interest	—	—	44,000,000	44,000	—	—	57,260	—	101,260	—	101,260
Derivative impact of conversions	—	—	—	—	—	—	94,891	—	94,891	—	94,891
Net Loss	—	—	—	—	—	—	—	(474,578)	(474,578)	(31,347)	(505,925)
Balance, May 31, 2022	6,000,000	$600	553,142,691	$553,141	2,079,654	$2,078	$17,147,346	$(14,490,085)	$3,213,080	$4,408,182	$7,621,262

The accompanying notes are an integral part of these unaudited consolidated financial statements

F-5

 CANNABIS GLOBAL, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF CASH FLOWS

(Unaudited)

	For the Nine Months Ended
	May 31,	May 31,
	2022	2021
CASH FLOWS FROM OPERATING ACTIVITIES:

Net Loss	(834,972)	(5,179,957)
Adjustments to reconcile net loss to net cash used in operating activities:

Non-Cash Interest Expense	3,691,626	5,784,092
Realized Gain on Investments	(53,736)	—
Joint venture settlement	165,000	—
Impairment loss	60,000	—
Gain on acquisition accounting	(454,768)	—
Equity Method (Income) Loss From Investments	(934,868)	211,376
Depreciation Expense	1,077,958	2,697
Stock Based Compensation	89,374	593,767
Changes in Fair Value of Derivative Liabilities	(3,634,274)	(2,719,241)
Right of Use Asset Amortization	53,026	—
Changes In:
Accounts Receivable	(291,742)	(165,206)
Other Current Assets	(12,193)	—
Inventory	163,979	(106,930)
Other Asset	82,200	20,447
Accounts Payable and Accrued Expenses	42,655	37,570
Accounts Payable – Related Party	—	9,998
Accrued Interest	151,736	190,300
Right of Use Lease Liability	(53,140)	—
Due to Joint Venture	—	135,000
Net Cash Used in Operating Activities	(692,139)	(1,186,087)

CASH FLOWS FROM INVESTING ACTIVITIES
Cash acquired in acquisition	—	2,200
Purchase of property, plant and equipment	(5,424)	(9,511)
Sale of Marketable Securities	346,736	—
Net Cash Provided by (Used in) Investing Activities	341,312	(7,311)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from Convertible Debentures	1,288,620	1,891,000
Proceeds from issuance of common stock	—	469,851
Repayment of Convertible Notes Payable	(351,440)	(854,500)
Proceeds from Notes Payable	59,013	—
Repayment of Notes Payable	(422,811)	(47,284)
Net Cash Provided by Financing Activities	573,382	1,459,067

Net Increase in Cash	222,555	265,669
Cash at Beginning of Period	30,813	2,338

Cash at End of Period	$253,368	$268,007

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid during the year for:
Interest	$173,548	$301,135
Taxes	$—	$—

Shares issued and loan incurred for acquisition of intangible assets	$—	$650,000
Inventory acquired with short term note payable	$172,500	$—
Shares issued for Conversion of Notes Payable and Accrued Interest	$1,357,742	$914,979
Common stock issued for acquisition of NPE	$—	$2,872,175
Increase in noncontrolling interest from acquisition of NPE	$—	$3,849,293
Common stock issued related to joint venture	$300,000	$—
Discount on convertible notes	$25,200	$—
Acquisition measurement period adjustment	$2,805,960	$—
Convertible note payable issued for prepaid expense	$400,000	$—

The accompanying notes are an integral part of these unaudited consolidated financial statements

F-6

CANNABIS GLOBAL, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

May 31, 2022

(Unaudited)

Note 1. Organization and Description of Business

Cannabis Global, Inc. is located at 520 S. Grand Avenue, Suite 320, Los Angeles, California 90071. Our telephone number is (310) 986-4929 and our website is accessible at www.cannabisglobalinc.com. Our shares of Common Stock are quoted on the OTC Markets Pink Tier, operated by OTC Markets Group, Inc., under the ticker symbol “CBGL.”

Historical Development

We incorporated in Nevada in 2005 under the name MultiChannel Technologies Corporation, a wholly owned subsidiary of Octillion Corporation, a development stage technology company focused on the identification, acquisition and development of emerging solar energy and solar related technologies. In April, 2005, we changed our name to MicroChannel Technologies, Inc., and in June, 2008, began trading on the OTC Markets under the trading symbol “MCTC.” Our business focused on research and development of a patented intellectual properties combining physical, chemical, and biological cues at the “cellular” level to facilitate peripheral nerve regeneration.

On June 27, 2018, we changed domiciles from the State of Nevada to the State of Delaware, and thereafter reorganized under the Delaware Holding Company Statute. On or about July 12, 2018, we formed two subsidiaries for the purpose of effecting the reorganization. We incorporated MCTC Holdings, Inc. and MCTC Holdings Inc. incorporated MicroChannel Corp. We then effected a merger involving the three constituent entities, and under the terms of the merger we were merged into MicroChannel Corp., with MicroChannel Corp. surviving and our separate corporate existence ceasing. Following the merger, MCTC Holdings, Inc. became the surviving publicly traded issuer, and all of our assets and liabilities were merged into MCTC Holdings, Inc.’s wholly owned subsidiary MicroChannel Corp. Our shareholders became the shareholders of MCTC Holdings, Inc. on a one for one basis.

On May 25, 2019, Lauderdale Holdings, LLC, a Florida limited liability company, and beneficial owner 70.7% of our issued and outstanding common stock, sold 130,000,000 common shares, to Mr. Robert Hymers, Mr. Edward Manolos and Mr. Dan Nguyen, all of whom were previously unaffiliated parties of the Company. Each individual purchased 43,333,333 common shares for $108,333 or an aggregate of $325,000. These series of transactions constituted a change in control.

On August 9, 2019, we filed a DBA in California registering the operating name Cannabis Global. On July 1, 2019, the Company entered into a 100% business acquisition with Action Nutraceuticals, Inc., a company owned by our former CEO, Arman Tabatabaei in exchange for $1,000 (see “Related Party Transactions”).

Effective as of September 30, 2019, we affected a reverse split of our common shares effective as at the rate of 1:15.

On September 11, 2019, we formed a subsidiary Aidan & Co, Inc. (“Aidan”) a California corporation as a wholly owned subsidiary of the Company. Aidan will be engaged in various related business opportunities. At this time Aidan has no operations.

On December 4, 2019, our shareholders approved and authorized (i) re-domiciling the Company from Delaware to Nevada; (ii) changing the name of the Company from MCTC Holdings, Inc. to Cannabis Global, Inc.; and, (iii) seeking a corresponding change of name and new trading symbol for the Company with FINRA.

On March 30, 2020, we filed Articles of Conversion with the Delaware Secretary of State, electing to convert and re-domicile the Company from a Delaware corporation to a newly formed Nevada corporation named Cannabis Global, Inc. Concurrently, the Registrant filed Articles of Incorporation and Articles of Domestication with the Nevada Secretary of State incorporating the Registrant in Nevada under the name Cannabis Global, Inc. and accepting the re-domicile of Registrant’s Delaware corporation. There was no change to the Registrant’s fiscal year end. As a result of our FINRA corporate action, our name was changed to Cannabis Global, Inc. and our trading symbol changed to “CBGL.”

F-7

On April 18, 2020, we formed a subsidiary Hemp You Can Feel, Inc., a California corporation (“HYCF”), as a wholly owned subsidiary of the Company. HYCF will be engaged in various related business opportunities. At this time HYCF has no operations.

On May 6, 2020, we signed a joint venture agreement with RxLeaf, Inc. (“RxLeaf”) a Delaware corporation, creating a joint venture for the purpose of marketing the Company’s products to consumers. Under the terms of the agreement, the Company will produce products, which will be sold by RX Leaf via its digital marketing assets. The Company agreed to share the profits from the joint venture on a 50/50 basis. As of the date of this filing, the joint venture has no operations.

On July 22, 2020, we signed a management agreement with Whisper Weed, Inc., a California corporation (“Whisper Weed”). Edward Manolos, our director, is a shareholder in Whisper Weed (see “Related Party Transactions”). Whisper Weed conducts licensed delivery of cannabis products in California. The material definitive agreement requires the parties to create a separate entity, CGI Whisper W, Inc. in California as a wholly owned subsidiary of the Company. The business of CGI Whisper W, Inc. will be to provide management services for the lawful delivery of cannabis in the State of California. The Company will manage CGI Whisper W, Inc. operations. In exchange for the Company providing management services to Whisper Weed through the auspices of CGI Whisper W, Inc., the Company will receive as consideration a quarterly fee of 51% of the net profits earned by Whisper Weed. As separate consideration for the transaction, the Company agreed to issue to Whisper Weed $150,000 in the Company’s restricted common stock, valued for purposes of issuance based on the average closing price of the Company’s common stock for the twenty days preceding the entry into the material definitive agreement. Additionally, the Company agreed to amend its articles of incorporation to designate a new class of preferred shares. The preferred class will be designated and issued to Whisper Weed in an amount equal to two times the quarterly payment made to the Company. The preferred shares will be convertible into the Company’s common stock after 6 months, and shall be senior to other debts of the Company. The conversion to common stock will be based on a value of common stock equal to at least two times the actual sales for the previous 90 day period The Company agreed to include in the designation the obligation to make a single dividend payment to Whisper Weed equal to 90% of the initial quarterly net profits payable by Whisper Weed. As of the date of this filing, the Company has not issued the common or preferred shares, and the business is in the development stage.

On August 31, 2020, we entered into a stock purchase agreement with Robert L. Hymers III (“Hymers”). Pursuant to the Stock Purchase Agreement, the Company purchased from Hymers 266,667 shares of common stock of Natural Plant Extract of California Inc., a private California corporation (“NPE”), in exchange for $2,040,000. The purchased shares of common stock represent 18.8% of the outstanding capital stock of NPE on a fully diluted basis. NPE operates a licensed psychoactive cannabis manufacturing and distribution business operation in Lynwood, California. In connection with the stock purchase agreement, we became a party to a Shareholders Agreement, dated June 5, 2020, by and among Alan Tsai, Hymers, Betterworld Ventures, LLC, Marijuana Company of America, Inc. and NPE. The Shareholders Agreement contains customary rights and obligations, including restrictions on the transfer of the Shares. On June 11, 2021, the Company and Hymers amended the stock purchase agreement to exchange the Registrant’s obligations to make monthly payments, for our issuance of a Convertible Note for the same amount, with principal and interest due on June 11, 2022. The Convertible Note also provides Hymers with the right to convert outstanding principal and interest into our common stock at a fixed price of $0.04 per share, unless, at the time the amounts due under this Note are eligible for conversion, the Securities and Exchange Commission has not enacted any amendment to the provisions of Rule 144(d)(iii) or other provision in a manner that would adversely affect the tacking of variable rate securities. In such event the Conversion Price shall equal 60% of the lowest trading price of the Company’s Common Stock for the 10 trading days immediately preceding the delivery of a Notice of Conversion to the Company. The Company also agreed, in the event that it determined to prepare and file a registration statement concerning its common stock, to include all the shares issuable upon conversion of this Note.

F-8

On September 30, 2020, the Company entered into a securities exchange agreement with Marijuana Company of America, Inc., a Utah corporation (“MCOA”). By virtue of the agreement, the Company issued 7,222,222 shares of its unregistered common stock to MCOA in exchange for 650,000,000 shares of MCOA unregistered common stock. The Company and MCOA also entered into a lock up leak out agreement which prevents either party from sales of the exchanged shares for a period of 12 months. Thereafter the parties may sell not more than the quantity of shares equaling an aggregate maximum sale value of $20,000 per week, or $80,000 per month until all Shares and Exchange Shares are sold. On June 9, 2021, the parties amended their securities exchange agreement to delete the lock up leak out agreement, and the requirement to conduct quarterly reviews of each party’s respective stock price for purposes of evaluating whether additional share issuances are required to maintain the value of exchanged common shares equal to $650,000. As consideration for the amendment, we issued MCOA 618,000 shares of restricted common stock. We issued the common stock pursuant to the exemption from the registration requirements of the Securities Act of 1933, as amended, available to the Company by Section 4(a)(2) promulgated thereunder due to the fact that it was an isolated issuance and did not involve a public offering of securities. During the nine months ended May 31, 2022, the Company sold a total of 293,000,000 shares of common stock of MCOA for cash proceeds of $346,736 and recognized a gain on sale of investment $53,736.

On November 16, 2020, we entered into a business acquisition agreement with Ethos Technology LLC, dba Comply Bag, a California limited liability company (“Ethos”). Ethos is a business in the market for cannabis trackable storage bags. By virtue of the agreement, Ethos sold, assigned, and transferred to the Company all of Ethos’ business, including all of its assets and associated liabilities, in exchange for the Company’s issuance of an aggregate of 6,000,000 common shares. 3,000,000 shares were due at signing, with 1,500,000 shares being issued to Edward Manolos, and 1,500,000 shares being issued to Thang Nguyen. Mr. Manolos is our director and a related party. Mr. Nguyen is the brother of Dan Van Nguyen, our director, and a related party. After Ethos ships orders for Ethos products equaling $1,000,000 to unaffiliated parties, the Company will issue to Messrs. Manolos and Nguyen an additional 1,500,000 shares of common stock each. At the closing we sold an aggregate 3,000,000 shares of Company common stock, par value $0.001, equal in value to $177,000 based on closing price on November 16, 2020. Of the total sold, 1,500,000 shares of common stock were sold to Edward Manolos and 1,500,000 shares of common stock were sold to Thang Nguyen. We issued the above shares of its common stock pursuant to the exemption from the registration requirements of the Securities Act of 1933, as amended, available to the Company by Section 4(a)(2) promulgated thereunder due to the fact that it was an isolated issuance and did not involve a public offering of securities.

On January 27, 2021, we closed a material definitive agreement (MDA) with Edward Manolos, our director and related party. Pursuant to the MDA, the Company purchased from Mr. Manolos 266,667 shares of common stock in Natural Plant Extract of California Inc., a California corporation (“NPE”), representing 18.8% of the outstanding capital stock of NPE on a fully diluted basis. NPE operates a licensed psychoactive cannabis manufacturing and distribution business operation in Lynwood, California. NPE is a privately held corporation. Under the terms of the MDA, we acquired all beneficial ownership over the NPE shares in exchange for a purchase price of two million forty thousand dollars ($2,040,000). In lieu of a cash payment, we agreed to issue Mr. Manolos 11,383,929 restricted common shares, valued for purposes of the MDA at $0.1792 per share. In connection with the MDA, we became a party to a Shareholders Agreement by and among Alan Tsai, Hymers, Betterworld Ventures, LLC, Marijuana Company of America, Inc. and NPE. The Shareholders Agreement contains customary rights and obligations, including restrictions on the transfer of the Shares. Mr. Manolos is our director as well as a directly of Marijuana Company of America and is therefore a related party.

On February 16, 2021, we purchased 266,667 shares of common stock of Natural Plant Extract of California Inc., a California corporation (“NPE”), from Alan Tsai, in exchange for the issuance of 1,436,368 common shares. Other than with respect to the transaction, there was no material relationship between Mr. Tsai and the Registrant. By virtue of the transaction, the Registrant acquired 18.8% of the outstanding capital stock of NPE, bringing its total beneficial ownership in NPE to 56.5%. NPE operates a licensed psychoactive cannabis manufacturing and distribution business operation in Lynwood, California. By virtue of its 56.5% ownership over NPE, the Company will control production, manufacturing, and distribution of both NPE and Company products. In connection with the MDA, the Registrant became a party to a Shareholders Agreement by and among Edward Manolos, a director of the Company, Robert L. Hymers III, Betterworld Ventures, LLC, Marijuana Company of America, Inc. and NPE. The Shareholders Agreement contains customary rights and obligations concerning operations, management, including restrictions on the transfer of the Shares.

F-9

Current Business Operations

Cannabis Global manufactures and distributes various cannabis products via its majority ownership of Natural Plant Extract, Inc., sells the Ethos Comply Bag, and generally conducts research and development in the areas of hemp, cannabis and consumer food goods.

We recently announced our acquisition of a 56.5%, controlling interest in Natural Plant Extract (NPE), which operates a licensed cannabis manufacturing and distribution business in Lynwood, California, holding a Type 7 California Manufacturing and a distribution license, allowing for cannabis product distribution anywhere in the state. We plan to use the Lynwood NPE operation, combined with our internally developed technologies, as a testbed to launch multi-state operations as soon as possible if cannabis is removed as a Scheduled substance from the federal Controlled Substances Act (“CSA”), and interstate commerce in cannabis is approved by the federal government. As of the date of this filing, cannabis remains a Schedule 1 controlled substance and so illegal under the CSA.

Our operations at the Natural Plant Extract facility emphasizes regulated cannabis product manufacturing and distribution. In addition to business opportunities available from regulated cannabis product manufacturing and distribution to all parts of the State of California, we also see strong synergies between NPE operations and sales of our Ethos technology Comply Bag, and our developing technologies including the areas of cannabis infusions, and all-natural polymeric nanoparticle technologies.

We also have an active research and development program primarily focused on creating and commercializing engineered technologies that deliver hemp extracts and cannabinoids to the human body. Additionally, we invest, or provide managerial services, in specialized areas of the regulated hemp and cannabis industries. Thus far, the Company has filed six provisional patents, three non-provisional patents and recently announced its "Comply Bag" secure cannabis transport system with integrated track and trace capabilities via smartphones, which is available for purchase now.

On April 9, 2021, we entered into a distribution agreement with Lynwood Roads Delivery, LLC (“LDR”). LRD owns a regulatory permit issued by the City of Lynwood permitting commercial retailer non-storefront operation in Lynwood, California. Under the terms of the agreement, the Company’s majority owned subsidiary, Natural Plant Extract of California, via is licensed Northern Lights Distribution, Inc. operation will distribute selected products for LDR.

On April 21, 2021, The Company began taking orders for its new product lines produced at the NPE facility, completing its initial product development phase.

F-10

On May 12, 2021, The Company and Marijuana Company of America (MCOA) agreed to operate a joint venture through a new Nevada corporation named MCOA Lynwood Services, Inc. The parties agreed to finance a regulated and licensed laboratory to produce various cannabis products under the legal framework outlined by the City of Lynwood, California, Los Angeles County, and the State of California. We own a controlling interest in Natural Plant Extract of California, Inc., which operates a licensed cannabis manufacturing operation in Lynwood, California. As its contribution the joint venture, MCOA agreed to purchase and install equipment for joint venture operations, which will then be rented to the joint venture, and also provide funding relating to marketing the products produced by the capital equipment. We agreed to provide use of our manufacturing and distribution licenses; access to the Lynwood, California facility; use of the specific areas within the Lynwood Facility suitable for the types of manufacturing selected by the joint venture; and, management expertise require to carry on the joint venture’s operations. Our ownership of the joint venture was agreed to be 60% and 40% with MCOA. Royalties from profits realized as the result of sales of products from the joint venture were also agreed to be distributed as 60% to us and 40% to MCOA. MCOA contributed $135,000 of cash to the joint venture for its operations. On January 26, 2022, the Company entered into a partial settlement agreement amendment to joint venture agreement with MCOA. Per the agreement, the Company issued 75,000,000 shares valued to settle the $135,000 contributed by MCOA. As a result, the Company recorded a $165,000 loss on settlement of joint venture. As of the date of this filing, the joint venture is in the development stage.

Our research and development programs included the following:

1.	Development of new routes and vehicles for hemp extract and cannabinoid delivery to the human body.

2.	Production of unique polymeric nanoparticles and fibers for use in oral and dermal cannabinoid delivery.

3.	Research and commercialization of new methodologies to isolate and/or concentrate various cannabinoids and other substances that comprise industrial hemp oil and other extracts.

4.	Establishment of new methods to increase the bioavailability of cannabinoids to the human body utilizing nanoparticles and other proven bioenhancers, including naturally occurring and insect produced glycosides.

5.	Development of other novel inventions for the delivery of cannabinoids to the human body, which at this time are considered trade secrets by the Company.

On March 11, 2022, our subsidiaries Natural Plant Extract of California, Inc. (“NPE”), and Northern Lights Distribution (“NLD”), entered into a material definitive agreement with Brand Packaging Factory, LLC, doing business as “Caliwanna,” a California limited liability company, and Nicolas Bitzer and Daniel Afari (collectively, “Caliwanna”). Other than with respect to the material definitive agreement, no material relationship exists between the parties.

F-11

The parties agreed to form a joint venture operated through a Nevada corporation to be named “Caliwanna Cannabis Global, Inc.” The purpose of the Joint Venture is to engage in business operations related to the manufacturing, distribution, sales, and marketing of cannabis products as permitted under California laws, codes, regulations, and issued permits and licenses held by NPE and NLD. The term of the joint venture is perpetual. The firm will initially have a board of directors consisting of three members, two of which are appointed by the Registrant and one by Caliwanna. The board will appoint a general manager who will be responsible for the day-to-day operations of the joint venture. Based on this control, the Company determined that it should consolidate the joint venture entity under ASC 810.

The parties intend to market and sell both “Caliwanna” branded products, and other cannabis products developed for sale by the Registrant, NPE and NLD. Subject to the completion of preliminary steps including making changes to the Caliwanna web site and marketing a variety of the Registrant’s current cannabis products, the Registrant agreed to issue to Messrs. Bitzer and Afari a number of common shares each equal to $25,000 valued as of the closing price on the ninety first day after the closing of the material definitive agreement. One hundred and twenty days after the closing of the material definitive agreement, the Registrant will issue Messrs. Bitzer and Afari a number of common shares each equal to $25,000 valued as of the closing price on the one hundred and twentieth day after closing. Additional incentive shares of preferred stock are eligible to be issued based upon revenues booked and collected by the joint venture for both sales of the Caliwanna products and the Registrant’s cannabis products in subsequent quarters.

The joint venture may be dissolved by mutual decision of the parties, or by Caliwanna in its discretion, within nine months from the effective date, or by the occurrence of any event beyond the reasonable control of the joint venture, which prevents it from operations consistent with the purpose of the joint venture, or the joint venture is otherwise unable to carry out its purpose, and such event or condition cannot be corrected within a reasonable time, at a reasonable expense.

On April 28, 2022, we entered into a material definitive agreement with Lemon Glow Company, Inc., a wholly owned subsidiary of Sugarmade, Inc. (OTC: "SGMD"). Other than with respect to the material definitive agreement, no material relationship exists between the parties.

Pursuant to a Cultivation and Supply Agreement, Lemon Glow agreed to cultivate licensed cannabis for the Company during the 2022 Spring outdoor season. We expect to utilize the cannabis for its manufacture and production of cannabis products to be distributed by its wholly owned subsidiary, Northern Lights Distribution. As consideration for the Cultivation and Supply Agreement, we issued Lemon Glow a convertible promissory note in the principal amount of $400,000. There is 8% interest. The maturity date is April 28, 2023. The outstanding principal and interest are convertible into the Registrant's common stock calculated at 75% of the average closing price of the Registrant's common shares during the ten (10) trading days prior to Lemon Glow's election to convert.

Note 2. Going Concern Uncertainties

During this financial reporting period, the Company reported revenues representing a significant historical increase over previous fiscal periods which we do not consider nominal as compared to previously disclosed revenues. Although our revenues are now growing, we are still not generating positive operational cash flow.

The Company has an accumulated deficit of $14,490,085 as of May 31, 2022, and the Company had a net loss of $834,972 and used cash in operations of $692,139. The Company expects to incur additional losses as it executes its business strategy in the cannabis and cannabinoid marketplaces. The Company will be subject to the risks, uncertainties, and difficulties frequently encountered by early-stage companies. The Company may not be able to successfully address any or all of these risks and uncertainties. Failure to adequately do so could cause the Company’s business, results of operations, and financial condition to suffer. These conditions raise substantial doubt about the Company’s ability to continue as a going concern for a period of one year from the issuance date of these financial statements.

The Company’s ability to continue as a going concern is an issue due to its net losses and negative cash flows from operations, and its need for additional financing to fund future operations. Management plans to obtain necessary funding from outside sources and through the sales of Company shares. There can be no assurance that such funds, if available, can be obtained on terms reasonable to the Company. The accompanying financial statements have been prepared assuming that the Company will continue as a going concern and do not include any adjustments that may result from the outcome of this uncertainty.

Based on the Company’s current level of expenditures, management believes that cash on hand is not adequate to fund operations for the next twelve months. Management of the Company is estimating approximately $2,500,000 will be required over the next twelve months to fully execute its business strategy. These can be no assurance the Company will be able to obtain such funds.

F-12

Note 3.  Summary of Significant Accounting Policies

Our discussion and analysis of our financial condition and results of operations are based upon our consolidated financial statements, which have been prepared in accordance with U.S. GAAP. The preparation of these consolidated financial statements requires us to make estimates and judgments that affect the amounts reported in those statements. We have made our best estimates of certain amounts contained in our consolidated financial statements. We base our estimates on historical experience and on various other assumptions that we believe are reasonable under the circumstances, the results of which form the basis for making judgments about the carrying value of assets and liabilities. However, application of our accounting policies involves the exercise of judgment and use of assumptions as to future uncertainties, and, as a result, actual results could differ materially from these estimates. Management believes that the estimates, assumptions, and judgments involved in the accounting policies described below have the most significant impact on our consolidated financial statements.

We cannot predict what future laws and regulations might be passed that could have a material effect on our results of operations. We assess the impact of significant changes in laws and regulations on a regular basis and update the assumptions and estimates used to prepare our financial statements when we deem it necessary.

 Derivative Instruments

The fair value of derivative instruments is recorded and shown separately under current liabilities. Changes in the fair value of derivatives liability are recorded in the consolidated statement of operations under non-operating income (expense).

We evaluate all of our financial instruments to determine if such instruments are derivatives or contain features that qualify as embedded derivatives. For derivative financial instruments that are accounted for as liabilities, the derivative instrument is initially recorded at its fair value and is then re-valued at each reporting date, with changes in the fair value reported in the consolidated statements of operations. For stock-based derivative financial instruments, we use a weighted average Binomial option-pricing model to value the derivative instruments at inception and on subsequent valuation dates. The classification of derivative instruments, including whether such instruments should be recorded as liabilities or as equity, is evaluated at the end of each reporting period. Derivative instrument liabilities are classified in the balance sheet as current or non-current based on whether or not net-cash settlement of the derivative instrument could be required within 12 months of the balance sheet date.

Consolidation

The consolidated financial statements include the accounts of the Company, its wholly owned subsidiaries, NPE, in which the Company controls 56.4% of the common stock and Caliwanna Cannabis Global, Inc, the joint venture entity created pursuant to the March 11, 2022 agreement disclosed above. All intercompany balances and transactions have been eliminated in consolidation.

Cash and Cash Equivalents

We consider all highly liquid investments with original maturities of three months or less to be cash equivalents. Cash and cash equivalents are held in operating accounts at a major financial institution.

Inventory

Inventory is primarily comprised of work in progress. Inventory is valued at cost, based on the specific identification method, unless and until the market value for the inventory is lower than cost, in which case an allowance is established to reduce the valuation to market value. As of May 31, 2022, and August 31, 2021, market values of all of our inventory were at cost, and accordingly, no such valuation allowance was recognized.

F-13

Deposits

Deposits is comprised of advance payments made to third parties, primarily for inventory for which we have not yet taken title. When we take title to inventory for which deposits are made, the related amount is classified as inventory, then recognized as a cost of revenues upon sale (see “Costs of Revenues” below). There were no deposits as of May 31, 2022.

Prepaid Expenses and Other Current Assets

Prepaid expenses and other current assets is primarily comprised of advance payments made to third parties for independent contractors’ services or other general expenses. Prepaid services and general expenses are amortized over the applicable periods, which approximate the life of the contract or service period.

Accounts Receivable

Accounts receivables are recorded at the net value of face amount less any allowance for doubtful accounts. On a periodic basis, we evaluate our accounts receivable and, based on a method of specific identification of any accounts receivable for which we deem the net realizable value to be less than the gross amount of accounts receivable recorded, we establish an allowance for doubtful accounts for those balances. In determining our need for an allowance for doubtful accounts, we consider historical experience, analysis of past due amounts, client creditworthiness and any other relevant available information. However, our actual experience may vary from our estimates. If the financial condition of our clients were to deteriorate, resulting in their inability or unwillingness to pay our fees, we may need to record additional allowances or write-offs in future periods. This risk is mitigated to the extent that we collect retainers from our clients prior to performing significant services.

The allowance for doubtful accounts, if any, is recorded as a reduction in revenue to the extent the provision relates to fee adjustments and other discretionary pricing adjustments. To the extent the provision relates to a client's inability to make required payments on accounts receivables, the provision is recorded in operating expenses. As of May 31, 2022, and August 31, 2021, we had $0 allowance for doubtful accounts.

Property and Equipment, net

Property and Equipment is stated at net book value, cost less depreciation. Maintenance and repairs are expensed as incurred. Depreciation of owned equipment is provided using the straight-line method over the estimated useful lives of the assets, ranging from two to seven years. Depreciation of capitalized construction in progress costs, a component of property and equipment, net, begins once the underlying asset is placed into service and is recognized over the estimated useful life. Property and equipment are reviewed for impairment as discussed below under “Accounting for the Impairment of Long-Lived Assets.”

Accounting for the Impairment of Long-Lived Assets

We evaluate long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Upon such an occurrence, recoverability of assets to be held and used is measured by comparing the carrying amount of an asset to forecasted undiscounted net cash flows expected to be generated by the asset. If the carrying amount of the asset exceeds its estimated future cash flows, an impairment charge is recognized by the amount by which the carrying amount of the asset exceeds the fair value of the asset. For long-lived assets held for sale, assets are written down to fair value, less cost to sell. Fair value is determined based on discounted cash flows, appraised values or management's estimates, depending upon the nature of the assets.

Beneficial Conversion Feature

If the conversion features of conventional convertible debt provide for a rate of conversion that is below market value at issuance, this feature is characterized as a beneficial conversion feature (“BCF”).  We record a BCF as a debt discount pursuant to Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ACF”) Topic 470-20 Debt with Conversion and Other Options. In those circumstances, the convertible debt is recorded net of the discount related to the BCF, and we amortize the discount to interest expense over the life of the debt using the effective interest method.

F-14

Revenue Recognition

Under Financial Accounting Standards Board issued Accounting Standards Update No. 2014-09, Revenue from Contracts with Customers (“ASU 2014-09”) or (“ASC Topic 606”), the Company recognizes revenues when its customer obtains control of promised goods or services, in an amount that reflects the consideration which it expects to receive in exchange for those goods. The Company recognizes revenues following the five-step model prescribed under Accounting Standards Update (“ASU”) 2014-09: (i) identify contract(s) with a customer; (ii) identify the performance obligations in the contract; (iii) determine the transaction price; (iv) allocate the transaction price to the performance obligations in the contract; and (v) recognize revenues when (or as) we satisfy the performance obligation. The Company’s contracts for services or products do not contain significant financing components that require revenue adjustment.

Revenues from product sales are recognized when the customer obtains control of the Company’s product, which occurs at a point in time, typically upon delivery to the customer. The Company expenses incremental costs of obtaining a contract as and when incurred if the expected amortization period of the asset that it would have recognized is one year or less or the amount is immaterial.

Costs of Revenues

Our policy is to recognize the costs of revenue in the same manner in conjunction with revenue recognition. Costs of revenues include the costs directly attributable to revenue recognition and include compensation and fees for services, travel and other expenses for services and costs of products and equipment. Selling, general and administrative expenses are charged to expense as incurred.

Stock-Based Compensation

Restricted shares are awarded to employees and entitle the grantee to receive shares of restricted common stock at the end of the established vesting period. The fair value of the grant is based on the stock price on the date of grant. We recognize related compensation costs on a straight-line basis over the requisite vesting period of the award, which to date has been one year from the grant date. Stock-based compensation during the nine months ended May 31, 2022 and 2021 was $89,374 and $593,767, respectively.

Income Taxes

We recognize deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns in accordance with applicable accounting guidance for accounting for income taxes, using currently enacted tax rates in effect for the year in which the differences are expected to reverse. We record a valuation allowance when necessary to reduce deferred tax assets to the amount expected to be realized. For the quarterly reporting periods ending May 31, 2022 and 2021, we incurred no income taxes and had no liabilities related to federal or state income taxes.

F-15

Loss Contingencies

From time to time the Company is subject to various legal proceedings and claims that arise in the ordinary course of business. On at least a quarterly basis, consistent with ASC 450-20-50-1C, if the Company determines that there is a reasonable possibility that a material loss may have been incurred, or is reasonably estimable, regardless of whether the Company accrued for such a loss (or any portion of that loss), the Company will confer with its legal counsel, consistent with ASC 450. If the material loss is determinable or reasonably estimable, the Company will record it in its accounts and as a liability on the balance sheet. If the Company determines that such an estimate cannot be made, the Company's policy is to disclose a demonstration of its attempt to estimate the loss or range of losses before concluding that an estimate cannot be made, and to disclose it in the notes to the financial statements under Contingent Liabilities.

Net Income (Loss) Per Common Share

We report net income (loss) per common share in accordance with FASB ASC 260, “Earnings per Share”. This statement requires dual presentation of basic and diluted earnings with a reconciliation of the numerator and denominator of the earnings per share computations. Basic net income (loss) per share is computed by dividing net income attributable to common stockholders by the weighted average number of shares of common stock outstanding during the period and excludes the effects of any potentially dilutive securities. Diluted net income (loss) per share gives effect to any dilutive potential common stock outstanding during the period. The computation does not assume conversion, exercise or contingent exercise of securities that would have an anti-dilutive effect on earnings.

Note 4. Net Income (Loss) Per Share

During three and nine months ending May 31, 2022 and 2021, the Company recorded a net loss. The diluted weighted average shares calculation for the three and nine months ended May 31, 2022 excludes 1,215,480,078 shares of common stock issuable upon conversion of outstanding convertible debt, and 69,942,627 shares of common stock issuable upon conversion of Series B Preferred stock as of May 31, 2022 as the effect would have been anti-dilutive.

Note 5. Intangible Assets

On February 20, 2020, the Company entered into a material definitive agreement with Lelantos Biotech, Inc., a Wyoming corporation (“Lelantos”), and its owners. On June 15, 2020, the Company and Lelantos entered into a modification agreement cancelling the Company's obligation to issue 400,000 shares of common stock and the convertible promissory notes. The Company and Lelantos agreed to a purchase price of five hundred thousand dollars ($500,000), payable by the issuance of a promissory note. The aggregate unpaid principal amount of the note is paid in monthly payments of seven thousand, five hundred dollars ($7,500) beginning on September 1, 2020, terminating on February 1, 2025. There is no interest on the note or on the unpaid balance. During the nine months ended May 31, 2022, the Company recognized an impairment loss of $60,000 related to these patents.

Intangible assets at May 31, 2022 and August 31, 2021 consisted of the following:

	Useful Life (yr)	May 31, 2022	August 31, 2021
Patents	indefinite	$440,000	$500,000
Tradenames	5	300,000	—
Customer relationships	5	2,300,000	—
Licenses	10	1,500,000	—
Total intangible assets		4,540,000	500,000
Less: accumulated amortization		(837,500)	—
Total intangible assets, net		$3,702,500	$500,000

Amortization expense for the nine ended May 31, 2022 and 2021 was $837,500 and $0, respectively.

F-16

Note 6. Acquisition of Natural Plant Extract of California, Inc.

On August 31, 2020 we issued a convertible promissory note pursuant to a Stock Purchase Agreement (the “SPA) with Robert L. Hymers, III (“Hymers”) to acquire 266,667 shares of common stock of Natural Plant Extract of California Inc., a California corporation (“NPE”), representing 18.8% of the outstanding capital stock of NPE on a fully diluted basis. With the exception of the entry into the subject material definitive agreements, no material relationship exists between us, or any of our affiliates or control persons and Hymers. Under the terms of the SPA, we acquired all rights and responsibilities of the equity stake for a purchase price of Two Million Forty Thousand United States Dollars ($2,040,000) (the “Purchase Price”). Relative to the payment of the Purchase Price, we agreed to: 1) pay Hymers twenty thousand dollars ($20,000) each month for a period of twenty-seven (27) months, with the first payment commencing September 1, 2020 and the remaining payments due and payable on the first day of each subsequent month until Hymers has received Five Hundred Forty Thousand United Stated Dollars ($540,000), and 2) issue Hymers a convertible promissory note in the amount of One Million Five Hundred Thousand United States Dollars ($1,500,000) (the “Note”). The Note bears interest at ten percent (10%) per annum. Hymers has the right at any time six (6) months after the issuance date to convert all or any part of the outstanding and unpaid principal, interest, fees, or any other obligation owed pursuant to the note. Conversion Price shall be calculated as follows: 60% of the lowest Trading Price of the common shares during the ten (10) days preceding the date the Company receive a notice of conversion. Unless permitted by the applicable rules and regulations of the principal securities market on which the common stock is then listed or traded, in no event shall we issue upon conversion of or otherwise pursuant to the note and the other notes issued, more than the maximum number of shares of common stock that we can issue pursuant to any rule of the principal United States securities market on which the common stock is then traded, which shall be 4.99% of the total shares outstanding at any time. A debt discount of $54,212 on the note payable at issuance was calculated based on the present value of the note using an implied interest rate of 10%. A debt discount of $270,886 was recognized. Accordingly, we recorded an initial value of its investment in NPE of $1,714,903.

On June 11, 2021, we amended the material definitive agreement with Hymers. The amendment relieved us from having to make monthly payments of $20,000 to Hymers in exchange for our issuing a convertible promissory note to Hymers for the balance owed of $440,000.

On January 27, 2021, the Company acquired an additional 18.8% interest in NPE from Edward Manolos, a Director of the Company and a related party. The Company issued 11,383,929 shares of common stock, which had a fair value of $1,821,429.

On February 16, 2021, we purchased 266,667 shares of common stock of NPE from Alan Tsai, in exchange for the issuance of 1,436,368 common shares of the Company. Other than with respect to the transaction, there was no material relationship between Mr. Tsai and us. By virtue of the transaction, we acquired 18.8% of the outstanding capital stock of NPE, bringing our total beneficial ownership in NPE to 56.5%. The transfer of control constituted an acquisition of NPE by the Company (the “NPE Acquisition”). For the three month period following the one year anniversary of the closing date, Mr. Tsai has the sole and irrevocable option to require the Company to repurchase the common shares issued to Mr. Tsai. If the value of the shares at the time notice is given is less than $150,000, Mr. Tsai will receive $150,000. If the value of the shares at the time notices is given is greater than $150,000, then Mr. Tsai will receive the market value of the shares.

As a result of the transaction, we became party to a Shareholder Agreement with respect to our ownership over the NPE Shares, dated June 5, 2020, by and among Alan Tsai, Robert Hymers III, Betterworld Ventures, LLC (“BWV”), Marijuana Company of America, Inc. and NPE. The Joinder Agreement contains terms and conditions including, but not limited to: the ownership and management of NPE, rights of shareholders concerning the transfer of shares in NPE, pre-emptive rights, drag-along rights, confidentiality, and term and termination.

F-17

The NPE acquisition is being accounted for as a business combination under ASC 805 as a result of the transfer of control.

The following information summarizes the purchase consideration and allocation of the fair values assigned to the assets at the purchase date:

Purchase Price Allocation:
Cash	2,200
Accounts receivable	193,607
Notes receivable	162,247
Property and equipment	1,153,000
Right of use asset – operating lease	673,425
Trademarks and trade names, estimated 5 year life	300,000
Licenses, estimated 10 year life	1,500,000
Customer relationships, estimated 5 year life	2,300,000
Goodwill	7,925,000
Total assets acquired	$14,209,479

Accounts payable and accrued expenses	289,591
Right of use liability – operating lease	673,425
Notes payable	1,825,101
Notes payable – related party	105,539
Total Liabilities Assumed	$2,893,656

Immediately prior to obtaining control, our total investment in NPE was adjusted to the preliminary fair value of $3,324,956, resulting in a loss on investment of $359,391 booked during the year ended August 31, 2021. As the Company completed its assessment of the fair value of assets assumed and liabilities incurred, the Company recognized equity income of $934,868 during the nine months ended May 31, 2022, to arrive at a total initial non-controlling interest balance of $4,926,000 as of the acquisition date. The Company also adjusted the previously recognized loss on business of $454,768 based on the final fair value adjustments.

Note 7. Related Party Transactions

Note Payable to Shareholders

On May 25, 2019, we issued two notes payable to Company directors Edward Manolos and Dan Nguyen, each in the amount of $16,667. The notes, which do not have a defined due date, outline a 5% per annum interest rate. These notes are additionally described herein in Footnote 5- Notes Payable, Related Party and in the footnote outlining Related Party Transactions. Because of Mr. Manolos’ and Mr. Nguyen’s associations as directors, we consider these transactions with related persons, promoters and certain control persons.

Related party Transactions

In March 2018 and May 2018, a legal custodian of the Company funded the Company $600 in advances. On August 31, 2018, this amount was reclassified as a note payable, that bears interest at an annual rate of 10% and is payable upon demand.

F-18

On August 31, 2020, the Company issued a convertible note payable and a note payable to Robert L. Hymers III in connection with the acquisition of an 18.8% equity interest in NPE. See Note 9 and Note 6.

On November 16, 2020, we entered into a business acquisition agreement with Ethos Technology LLC, dba Comply Bag, a California limited liability company (“Ethos”). Ethos is a development stage business in the process of entering the market for cannabis trackable storage bags. By virtue of the agreement, Ethos sold, assigned, and transferred to the Company all of Ethos’ business, including all of its assets and associated liabilities, in exchange for the Company’s issuance of an aggregate of 6,000,000 common shares. 3,000,000 shares were due at signing, with 1,500,000 shares being issued to Edward Manolos, and 1,500,000 shares being issued to Thang Nguyen. Mr. Manolos is a director of the Company and a related party. Mr. Nguyen is the brother of Dan Van Nguyen, a director of the Company and a related party. After Ethos ships orders for Ethos products equaling $1,000,000 to unaffiliated parties, the Company will issue to Messrs. Manolos and Nguyen an additional 1,500,000 shares of common stock each.

On November 16, 2020, the Company sold an aggregate 3,000,000 shares of Company common stock, par value $0.001, equal in value to $177,000 based on the closing price on November 16, 2020. Of the total sold, 1,500,000 shares of common stock were sold to Edward Manolos and 1,500,000 shares of common stock were sold to Thang Nguyen. The sales were made in regards to the Company’s acquisition of Ethos, and its disclosures under Item 1.01 are incorporated herein by reference. The Company issued the above shares of its common stock pursuant to the exemption from the registration requirements of the Securities Act of 1933, as amended, available to the Company by Section 4(a)(2) promulgated thereunder due to the fact that it was an isolated issuance and did not involve a public offering of securities. Messrs. Manolos and Nguyen were “accredited investors” and/or “sophisticated investors” pursuant to Section 501(a)(b) of the Securities Act, who provided the Company with representations, warranties and information concerning their qualifications as “sophisticated investors” and/or “accredited investors.” The Company provided and made available to Messrs. Manolos and Nguyen full information regarding its business and operations. There was no general solicitation in connection with the offer or sale of the restricted securities. Messrs. Manolos and Nguyen acquired the restricted common stock for their own accounts, for investment purposes and not with a view to public resale or distribution thereof within the meaning of the Securities Act. The restricted shares cannot be sold unless subject to an effective registration statement by the Company, or by an exemption from registration requirements of Section 5 of the Securities Act—the existence of any such exemption subject to legal review and approval by the Company.

On January 27, 2021 the Company closed a material definitive agreement (MDA) with Edward Manolos, a director and related party. Pursuant to the MDA, the Company purchased from Mr. Manolos 266,667 shares of common stock in Natural Plant Extract of California Inc., a California corporation (“NPE”), representing 18.8% of the outstanding capital stock of NPE on a fully diluted basis. NPE operates a licensed psychoactive cannabis manufacturing and distribution business operation in Lynwood, California. NPE is a privately held corporation. Under the terms of the MDA, the Registrant acquired all beneficial ownership over the NPE shares in exchange for a purchase price of two million forty thousand dollars ($2,040,000). In lieu of a cash payment, the Registrant agreed to issue Mr. Manolos 11,383,929 restricted common shares, valued for purposes of the MDA at $0.1792 per share. In connection with the MDA, the Registrant became a party to a Shareholders Agreement by and among Alan Tsai, Hymers, Betterworld Ventures, LLC, Marijuana Company of America, Inc. and NPE. The Shareholders Agreement contains customary rights and obligations, including restrictions on the transfer of the Shares. Additionally, the Registrant intends, upon completion of the terms and conditions of the Material Definitive Agreement, to control the production, manufacturing and distribution of both NPE and the Registrant’s products.

F-19

On May 12, 2021, we entered into an agreement to operate a joint venture through a new Nevada corporation named MCOA Lynwood Services, Inc. Mr. Edward Manolos is a director of both parties to the agreement and this the agreement was an agreement between related parties. The parties agreed to finance a regulated and licensed laboratory to produce various cannabis products under the legal framework outlined by the City of Lynwood, California, Los Angeles County and the State of California. We own a controlling interest in Natural Plant Extract of California, Inc., which operates a licensed cannabis manufacturing operation in Lynwood, California. As its contribution the joint venture, MCOA agreed to purchase and install equipment for joint venture operations, which will then be rented to the joint venture, and also provide funding relating to marketing the products produced by the capital equipment. We agreed to provide use of its manufacturing and distribution licenses; access to its Lynwood, California facility; use of the specific areas within the Lynwood Facility suitable for the types of manufacturing selected by the joint venture; and, management expertise require to carry on the joint venture’s operations. Ownership of the joint venture was agreed to be 60% in us and 40% with MCOA. Royalties from profits realized as the result of sales of products from the joint venture was also agreed to be distributed as 60% in us and 40% to MCOA. Development of the joint venture is ongoing and is considered in the development stage. In January 2022, the Company agreed to issue 75,000,000 shares of common stock related to its obligations under the joint venture, and recognized a loss of $165,000 related to the issuance.

On May 12, 2021, we entered into a material definitive agreement not made in the ordinary course of its business. The parties to the material definitive agreement are the Registrant and Marijuana Company of America, Inc., a Utah corporation (“MCOA”). Mr. Edward Manolos is a director of both the Company and MCOA, and thus agreement is between related parties. Previously, on September 30, 2020, the Registrant and MCOA entered into a Share Exchange Agreement whereby the Registrant acquired that number of shares of MCOA’s common stock, par value $0.001, equal in value to $650,000 based on the closing price for the trading day immediately preceding the effective date, in exchange for the number of shares of the Registrant’s common stock, par value $0.001, equal in value to $650,000 based on the closing price for the trading day immediately preceding the effective date. For both parties, the Share Exchange Agreement contained a “true-up” provision requiring the issuance of additional common stock in the event that a decline in the market value of the parties’ common stock should cause the aggregate value of the stock acquired pursuant to the Share Exchange Agreement to fall below $650,000.

Complementary to the Share Exchange Agreement, Registrant and MCOA entered into a Lock-Up Agreement dated September 30, 2020 (the “Lock-Up Agreement”), providing that the shares of common stock acquired pursuant to the Share Exchange Agreement shall be subject to a lock-up period preventing its sale for a period of 12 months following issuance, and limiting the subsequent sale to aggregate maximum sale value of $20,000 per week, or $80,000 per month. On June 9, 2021, the parties amended their securities exchange agreement to delete the lock up leak out agreement, and the requirement to conduct quarterly reviews of each party’s respective stock price for purposes of evaluating whether additional share issuances are required to maintain the value of exchanged common shares equal to $650,000. As consideration for the amendment, we issued MCOA 618,000 shares of restricted common stock. During the three months ended, the Company sold a total of 243,000,000 shares of common stock of MCOA for cash proceeds of $303,967 and recognized a gain on sale of investment $60,967.

F-20

Note 8. Notes Payable

On February 12, 2020, the Company issued three Sellers Acquisition promissory notes having an aggregate principal amount of $500,000 pursuant to an Acquisition Agreement to acquire Lelantos Biotech. The notes mature May 31, 2020; $450,000 (two tranches of $225,000) and $50,000 of the notes bear interest at the rate of 8% and 5% per annum, respectively. In the event, the notes are not paid within the Cash Repayment Period (prior to the Maturity Date), the notes specify the holder shall have two options for repayment including: [a] an Alternative Payment Stake Option equal to a 6.75%, 6.75% and 1.5% (or a pro-rated amount if the debt has been partially paid) fully diluted ownership position in the Company after August 4, 2020, August 12, 2020 and August 30, 2020, respectively; or [b] a Buy Out Option, any time after the note has been outstanding for at least one year, equal to the total outstanding shares of the Company on the day of election, times 6.75%, 6.75% and 1.5%, respectively, times the average closing price of the Company’s common stock over the preceding 30 trading days, times 40% (due and payable within 90 days). Anti-dilution rights are provided for five years on the Sellers Acquisition notes and for 182 days after conversion to an Alternative Payment Stake. The notes include a Leak Out provision, should the Alternative Payment Stake option be elected, whereby no more than 30% of the holdings may be sold during the first 30 days after clearance for trading and no more than 25% of the remaining shares sold during any subsequent 30-day period. The notes are secured by a Security Agreement, require common shares to be reserved, are transferrable and are Senior to other debt of the Company. At maturity, on May 31, 2020, (i) the Company received forbearance agreements for the two tranches of $225,000 each whereby the maturity date was extended to July 15, 2020 and the interest rate was increased to 9%; and (ii) the $50,000 note and all accrued interest thereon, in the amount of $747, was forgiven. Accordingly, the Company recognized a gain for debt forgiveness of $50,747. On June 15, 2020, the Company entered into a modification agreement relative to the February 12, 2020 issued notes. Pursuant to the modification agreement, the Company issued a promissory note to Lantos in the amount of five hundred thousand dollars ($500,000). The Company may prepay the note in whole or in part at any time or from time to time without penalty or premium by paying the principal amount to be prepaid. The aggregate unpaid principal amount of the note is paid in monthly payments of seven thousand, five hundred dollars ($7,500) beginning on September 1, 2020, terminating on February 1, 2025. There is no interest on the note or on the unpaid balance. As of May 31, 2022, the carrying value of the notes was $450,000 and accrued interest payable was $82,750. As of August 31, 2021, the carrying value of the notes was $450,000 and accrued interest payable was $55,824.

On February 12, 2020, the Company entered into an Independent Consulting Agreement with a consultant to provide services from February 12, 2020 through December 14, 2020 (the “Consulting Agreement”). Pursuant to the Consulting Agreement, the Company issued to the consultant a Compensation promissory note having a principal amount of $100,000 for the Deferred Compensation portion of the Consulting Agreement. The note matures August 4, 2020 and bears interest at the rate of 8% per annum. In the event, the note is not paid within the Cash Repayment Period (prior to the Maturity Date), the note specifies the holder shall have two options for repayment including: [a] an Alternative Payment Stake Option equal to a 8.5% (or a pro-rated amount if the debt has been partially paid) fully diluted ownership position in the Company after August 4, 2020; or [b] a Buy Out Option, any time after the note has been outstanding for at least one year, equal to the total outstanding shares of the Company on the day of election, times 8.5% times the average closing price of the Company’s common stock over the preceding 30 trading days, times 40% (due and payable within 90 days). Anti-dilution rights are provided for five years on the Compensation note and for 182 days after conversion to an Alternative Payment Stake. The note includes a Leak Out provision, should the Alternative Payment Stake option be elected, whereby no more than 30% of the holdings may be sold during the first 30 days after clearance for trading and no more than 25% of the remaining shares sold during any subsequent 30-day period. The note is secured by a Security Agreement, requires common shares to be reserved, is transferrable and is Senior to other debt of the Company. As of May 31, 2022, the carrying value of the note was $100,000 and accrued interest payable was $12,405. As of August 31, 2021, the carrying value of the note was $100,000 and accrued interest payable was $12,405.

F-21

Note 9. Convertible Notes Payable

On January 12, 2021, the Company entered into a Securities Purchase Agreement in connection with the issuance of a 10% convertible note with the principal amount of $115,500, with an accredited investor. The note is convertible beginning 61 days from issuance at a fixed conversion price of $0.10 per share or 60% or the lowest trading price for ten days prior to conversion in the event that the Company’s stock trades at less than $0.10 per share. The Company received net proceeds of $100,000. As a result of the variable exercise price of the Company’s convertible notes and deferred finance costs, upon issuance, the Company recognized total debt discount of $115,500, which is being amortized to interest expense through the maturity date. During the nine months ended May 31, 2022, the lender converted principal and accrued interest of $40,000 and $3,112 into 6,676,057 shares of common stock. As of May 31, 2022, the Company repaid all principal and accrued interest in full.

On January 26, 2021, the Company entered into a Securities Purchase Agreement in connection with the issuance of a 10% convertible note with the principal amount of $243,875, with an accredited investor. The note is convertible at 70% of the average of the three lowest trading prices for 20 days prior to conversion. The Company received net proceeds of $215,500. As a result of the variable exercise price of the Company’s convertible notes and deferred finance costs, upon issuance, the Company recognized total debt discount of $243,875, which is being amortized to interest expense through the maturity date. During the year ended August 31, 2021, the lender converted principal of $125,0000 into 2,647,410 shares of common stock. During the nine months ended May 31, 2022, the lender converted principal and accrued interest of $118,875 and $9,543 into 11,446,165 shares of common stock. As of May 31, 2022, the Company repaid all principal and accrued interest in full.

On January 26, 2021, the Company entered into a Securities Purchase Agreement in connection with the issuance of a 10% convertible note with the principal amount of $243,875, with an accredited investor. The note is convertible at 70% of the average of the three lowest trading prices for 20 days prior to conversion. The Company received net proceeds of $215,500. As a result of the variable exercise price of the Company’s convertible notes and deferred finance costs, upon issuance, the Company recognized total debt discount of $243,875, which is being amortized to interest expense through the maturity date. During the year ended August 31, 2021, the lender converted principal and accrued interest of $15,000 and $2,250 into 208,191 shares of common stock. During the nine months ended May 31, 2022, the lender converted principal and accrued interest of $228,875 and $14,307 into 27,063,391 shares of common stock. As of May 31, 2022, the Company repaid all other principal and accrued interest in full.

On March 8, 2021, the Company entered into a Securities Purchase Agreement in connection with the issuance of a 10% convertible note with the principal amount of $215,000, with an accredited investor. The note is convertible at 70% of the average of the three lowest trading prices for 20 days prior to conversion. The Company received net proceeds of $191,000. As a result of the variable exercise price of the Company’s convertible notes and deferred finance costs, upon issuance, the Company recognized total debt discount of $215,000, which is being amortized to interest expense through the maturity date. During the nine months ended May 31, 2022, the Company paid $20,000 in principal and $5,244 of accrued interest, incurred default principal of $75,250 and the lender converted principal and accrued interest of $270,250 and $21,276 into 81,397,959 shares of common stock. As of May 31, 2022, the Company repaid all other principal and accrued interest in full.

On March 16, 2021, the Company entered into a Securities Purchase Agreement in connection with the issuance of a 10% convertible note with the principal amount of $215,000, with an accredited investor. The note is convertible at 70% of the average of the three lowest trading prices for 20 days prior to conversion. The Company received net proceeds of $191,000. As a result of the variable exercise price of the Company’s convertible notes and deferred finance costs, upon issuance, the Company recognized total debt discount of $215,000, which is being amortized to interest expense through the maturity date. During the nine months ended May 31, 2022, the lender converted principal and accrued interest of $215,000 and $12,372 into 30,087,611 shares of common stock. As of May 31, 2022, the Company repaid all other principal and accrued interest in full.

F-22

On May 20, 2021, the Company entered into a Securities Purchase Agreement in connection with the issuance of a 8% convertible note with the principal amount of $130,000, with an accredited investor. The note is convertible at 60% of the average of the three lowest trading prices for 15 days prior to conversion. The Company received net proceeds of $108,000. As a result of the variable exercise price of the Company’s convertible notes and deferred finance costs, upon issuance, the Company recognized total debt discount of $130,000, which is being amortized to interest expense through the maturity date. During the nine months ended May 31, 2022, the lender converted principal and accrued interest of $130,000 and $6,261 into 46,880,909 shares of common stock. As of May 31, 2022, the Company repaid all other principal and accrued interest in full.

On June 16, 2021, the Company entered into a Securities Purchase Agreement in connection with the issuance of a 8% convertible note with the principal amount of $135,000, with an accredited investor. Commencing one hundred eighty (180) days following the issuance date of the notes, the noteholders shall have the right to convert all or any part of the outstanding and unpaid principal balance of the note, at any time, into shares of common stock of the Company at variable conversion price of 65% of the average two (2) lowest trading prices for the common stock during the fifteen (15) trading day ending on the latest complete trading day prior to the conversion date. The Company is prohibited from effecting a conversion of the note to the extent that, as a result of such conversion, the noteholder, together with its affiliates, would beneficially own more than 4.99% of the number of shares of the Company’s common stock outstanding immediately after giving effect to the issuance of shares of common stock upon conversion of the note. The Company received net proceeds of $108,000. As a result of the variable exercise price of the Company’s convertible notes and deferred finance costs, upon issuance, the Company recognized total debt discount of $130,000, which is being amortized to interest expense through the maturity date. During the nine months ended May 31, 2022, the Company paid $87,440 in principal and $71,408 of accrued interest, and the lender converted principal and accrued interest of $47,560 and $2,440 into 14,912,584 shares of common stock. As of May 31, 2022, the Company repaid all other principal and accrued interest in full.

On August 4, 2021, the Company entered into a Securities Purchase Agreement in connection with the issuance of a 8% convertible note with the principal amount of $110,000, with an accredited investor. The Company received net proceeds of $89,000. Commencing one hundred eighty (180) days following the issuance date of the notes, the noteholders shall have the right to convert all or any part of the outstanding and unpaid principal balance of the note, at any time, into shares of common stock of the Company at variable conversion price of 60% of the lowest previous fifteen (15) trading day closing trade prices of the Company’s common stock, subject to adjustment. The Company is prohibited from effecting a conversion of the note to the extent that, as a result of such conversion, the noteholder, together with its affiliates, would beneficially own more than 4.99% of the number of shares of the Company’s common stock outstanding immediately after giving effect to the issuance of shares of common stock upon conversion of the note. As a result of the variable exercise price of the Company’s convertible notes and deferred finance costs, upon issuance, the Company recognized total debt discount of $110,000, which is being amortized to interest expense through the maturity date. During the nine months ended May 31, 2022, the Company paid $62,000 in principal and $31,702 of accrued interest, and the lender converted principal and accrued interest of $48,000 and $1957 into 21,910,886 shares of common stock. As of May 31, 2022, the Company repaid all principal and accrued interest in full.

On September 22, 2021, the Company entered into a $25,000 convertible promissory note with a vendor to settled approximately $21,000 of outstanding accounts payable. The note matures on March 22, 2022, is non-interest bearing, and can be converted at the holders option into common stock of the Company at 65% of the lowest trading price of the common stock for the 20 days prior to conversion. As of May 31, 2022, the carrying value of the note was $25,000 and accrued interest was $1,719.

On January 3, 2022, the Company entered into a Securities Purchase Agreement in connection with the issuance of a 10% convertible note with the principal amount of $100,000, with an accredited investor. The Company received net proceeds of $80,000. In addition, the Company issued 3,000,000 shares valued at $25,200, which were recorded as deferred financing costs. The noteholders shall have the right to convert all or any part of the outstanding and unpaid principal balance of the note, at any time, into shares of common stock of the Company at variable conversion price of 90% of the lowest previous ten (10) trading day closing trade prices of the Company’s common stock, subject to adjustment. The Company is prohibited from effecting a conversion of the note to the extent that, as a result of such conversion, the noteholder, together with its affiliates, would beneficially own more than 4.99% of the number of shares of the Company’s common stock outstanding immediately after giving effect to the issuance of shares of common stock upon conversion of the note. As a result of the variable exercise price of the Company’s convertible notes and deferred finance costs, upon issuance, the Company recognized total debt discount of $120,000, which is being amortized to interest expense through the maturity date. As of May 31, 2022, the carrying value of the note was $40,548, net of discount of $59,452, and accrued interest was $4,055.

F-23

On January 6, 2022, the Company entered into a Securities Purchase Agreement in connection with the issuance of a 8% convertible note with the principal amount of $120,000, with an accredited investor. The Company received net proceeds of $102,000. The noteholders shall have the right to convert all or any part of the outstanding and unpaid principal balance of the note, at any time, into shares of common stock of the Company at variable conversion price of 60% of the lowest previous fifteen (15) trading day closing trade prices of the Company’s common stock, subject to adjustment. The Company is prohibited from effecting a conversion of the note to the extent that, as a result of such conversion, the noteholder, together with its affiliates, would beneficially own more than 4.99% of the number of shares of the Company’s common stock outstanding immediately after giving effect to the issuance of shares of common stock upon conversion of the note. As a result of the variable exercise price of the Company’s convertible notes and deferred finance costs, upon issuance, the Company recognized total debt discount of $120,000, which is being amortized to interest expense through the maturity date. As of May 31, 2022, the carrying value of the note was $47,671, net of discount of $72,329, and accrued interest was $3,814.

On February 11, 2022, the Company entered into a Securities Purchase Agreement in connection with the issuance of a 8% convertible note with the principal amount of $130,000, with an accredited investor. The Company received net proceeds of $110,400. The noteholders shall have the right to convert all or any part of the outstanding and unpaid principal balance of the note, at any time, into shares of common stock of the Company at variable conversion price of 60% of the lowest previous fifteen (15) trading day closing trade prices of the Company’s common stock, subject to adjustment. The Company is prohibited from effecting a conversion of the note to the extent that, as a result of such conversion, the noteholder, together with its affiliates, would beneficially own more than 4.99% of the number of shares of the Company’s common stock outstanding immediately after giving effect to the issuance of shares of common stock upon conversion of the note. As a result of the variable exercise price of the Company’s convertible notes and deferred finance costs, upon issuance, the Company recognized total debt discount of $130,000, which is being amortized to interest expense through the maturity date. As of May 31, 2022, the carrying value of the note was $38,822, net of discount of $91,178, and accrued interest was $3,106.

On February 11, 2022, the Company entered into a Securities Purchase Agreement in connection with the issuance of a 12% convertible note with the principal amount of $615,000, with an accredited investor. The Company received net proceeds of $512,820. The noteholders shall have the right to convert all or any part of the outstanding and unpaid principal balance of the note, at any time, into shares of common stock of the Company at fixed conversion price of $0.0025. The Company is prohibited from effecting a conversion of the note to the extent that, as a result of such conversion, the noteholder, together with its affiliates, would beneficially own more than 4.99% of the number of shares of the Company’s common stock outstanding immediately after giving effect to the issuance of shares of common stock upon conversion of the note. As a result of the variable exercise price of the Company’s convertible notes and deferred finance costs, upon issuance, the Company recognized total debt discount of $615,000, which is being amortized to interest expense through the maturity date. As of May 31, 2022, the carrying value of the note was $183,658, net of discount of $431,342, and accrued interest was $22,039. The Company also issued the lender warrants to purchase 110,000,000 shares of common stock at an exercise price of $0.0045 per share, with a term of three years, and issued an advisor in connection with the debt warrants to purchase 6,144,445 shares of common stock to with an exercise price of $0.0054 per share and a term of five years. In February 2022, the lender exercised 24,804,305 of these warrants on a cashless basis and received 23,300,000 shares of common stock

On April 21, 2022, the Company entered into a Securities Purchase Agreement in connection with the issuance of a 12% convertible note with the principal amount of $200,000, with an accredited investor. The Company received net proceeds of $165,700. The noteholders shall have the right to convert all or any part of the outstanding and unpaid principal balance of the note, at any time, into shares of common stock of the Company at fixed conversion price of $0.0025. The Company is prohibited from effecting a conversion of the note to the extent that, as a result of such conversion, the noteholder, together with its affiliates, would beneficially own more than 4.99% of the number of shares of the Company’s common stock outstanding immediately after giving effect to the issuance of shares of common stock upon conversion of the note. As a result of the variable exercise price of the Company’s convertible notes and deferred finance costs, upon issuance, the Company recognized total debt discount of $200,000, which is being amortized to interest expense through the maturity date. As of May 31, 2022, the carrying value of the note was $21,918, net of discount of $178,082, and accrued interest was $2,630. The Company also issued the lender warrants to purchase 44,450,000 shares of common stock at an exercise price of $0.0045 per share, with a term of three years, and issued an advisor in connection with the debt warrants to purchase 2,000,000 shares of common stock to with an exercise price of $0.0054 per share and a term of five years.

On April 28, 2022, the Company and Lemon Glow Company, Inc., a wholly owned subsidiary of Sugarmade, Inc. entered into a material definitive agreement. Other than with respect to the material definitive agreement, no material relationship exists between the parties. Pursuant to a Cultivation and Supply Agreement, Lemon Glow agreed to cultivate licensed cannabis for the Registrant during the 2022 Spring outdoor season. The Company expects to utilize the cannabis for its manufacture and production of cannabis products to be distributed by its wholly owned subsidiary, Northern Lights Distribution. The Company operates a California licensed psychoactive cannabis manufacturing and distribution business operation in Lynwood, California.

F-24

As consideration for the Cultivation and Supply Agreement, the Registrant issued Lemon Glow a convertible promissory note in the principal amount of $400,000, which the Company recorded as a prepaid expense until the harvest is completed and inventory products are transferred to the Company. The Company also agreed to pay an additional $300,000 for the cannabis products through October 2022 as the products are harvested and packaged for the Company.

The note bears interest at 8% and the maturity date is April 28, 2023. The outstanding principal and interest are convertible into the Registrant's common stock calculated at 75% of the average closing price of the Registrant's common shares during the ten (10) trading days prior to Lemon Glow's election to convert. As a result of the variable exercise price of the Company’s convertible notes and deferred finance costs, upon issuance, the Company recognized total debt discount of $395,308, which is being amortized to interest expense through the maturity date. As of May 31, 2022, the carrying value of the note was $40,432, net of discount of $359,568, and accrued interest was $2,893.

Series B Convertible Preferred Stock

On February 28, 2021 the Company filed a Certificate of Designation of Preferences, Rights of Series B Preferred Stock. The Series B Convertible Preferred stock has 1,000,000 shares authorized, has a par value of $0.001 per share and a stated value of $1.00. Each share of Series B Preferred Stock will carry an annual dividend in the amount of eight percent (8%) of the Stated Value (the “Divided Rate”), which shall be cumulative, payable solely upon redemption, liquidation or conversion. The Series B is convertible into shares of common stock at a rate of 63% of the market price, based on the average of the two lowest trading prices during the previous 15 days. Additionally, the Series B Convertible Preferred Stock is mandatorily redeemable 16 months from the issuance date in cash. Upon the occurrence of an Event of Default (as defined herein), the Dividend Rate shall automatically increase to twenty two percent (22%). Based on the terms of the Series B Preferred Stock Purchase Agreement, and in accordance with ASC 480-10, the instruments are accounted for as a liability.

During the year ended August 31, 2021, the Company entered into five Series B Preferred Stock Purchase Agreements for an aggregate amount of $367,750, with an accredited investor. During the nine months ended May 31, 2022, the lender converted principal and accrued interest of $367,750 and $14,710 into 51,181,398 shares of common stock.

During the nine months ended May 28, 2022, the Company entered into six Series B Preferred Stock Purchase Agreements for an aggregate amount of $341,000, with an accredited investor. The Company received cash proceeds of $317,600 and recognized total discount of $341,000 related to the embedded conversion feature with variable exercise price terms.

As of May 31, 2022, the carrying value of the Series B Convertible Preferred Stock liability in aggregate was $63,307, net of discount of $95,693, and accrued interest was $3,576.

As of May 31, 2022, there were 159,000 shares of Series B Convertible Preferred Stock outstanding.

F-25

Related Parties

During the three months ended February 29, 2020, the Company issued two convertible promissory notes having an aggregate principal amount of $133,101 in exchange for accrued expenses owed to related parties, of which $79,333 is payable to the Company’s Chief Executive Officer and $53,768 is payable to the Robert L. Hymers III. The notes mature two years from the respective issuance date and bear interest at the rate of 10% per annum, payable at maturity. The noteholders shall have the right to convert all or any part of the outstanding and unpaid principal balance of the note, at any time, into shares of common stock of the Company at a variable conversion price of 50% of the average of the previous twenty (20) trading day closing prices of the Company’s common stock, subject to adjustment. As a result of the variable conversion prices, upon issuance, the Company recognized total debt discount of $133,101, which is being amortized to interest expense over the term of the notes. On May 22, 2020, the Chief Executive Officer converted $79,333 in principal and $2,608 of accrued interest into 694,902 shares of common stock to be issued having a fair value of $232,792. The conversion resulted in the elimination of $70,313 of remaining debt discount, the elimination of $231,632 of derivative liabilities, and a $10,468 gain on conversion that resulted from a related party and was therefore included in Additional paid-in capital. As of August 31, 2020, the carrying value of the remaining note with the former chief financial officer was $15,884, net of debt discount of $37,884 and accrued interest was $3,138. On December 9, 2020, Mr. Hymers converted all principal of $53,768 and all accrued interest of $4,626 into 878,190 shares of common stock.

On April 30, 2020, the Company entered into a settlement agreement with its former Chief Financial Officer (Robert L. Hymers III, hereinafter referred to as the “CFO”) whereby the CFO resigned and the Company issued a promissory note for $30,000, which represented the remaining amount owed to the CFO for services rendered. The note matures December 31, 2020 and bears interest at the rate of 10% per annum, payable at maturity. The noteholder has the right to convert all or any part of the outstanding and unpaid principal balance of the note, at any time, into shares of common stock of the Company at a fixed conversion price of $0.02 per share, subject to adjustment. As a result of the beneficial conversion price, upon issuance, the Company recognized debt discount of $30,000, which is being amortized to interest expense over the term of the note. As of August 31, 2020, the carrying value of the note was $15,061, net of debt discount of $14,939 and accrued interest was $1,011. On October 9, 2020, Mr. Hymers converted the note payable into 1,500,000 shares of common stock.

On August 21, 2020 the Company, issued a convertible note pursuant to a Stock Purchase Agreement (the “SPA) to acquire 266,667 shares of common stock of Natural Plant Extract of California Inc., a California corporation (“NPE”), representing 18.8% of the outstanding capital stock of NPE on a fully diluted basis. With the exception of the entry into the subject material definitive agreements, no material relationship exists between the Registrant, or any of the Registrant’s affiliates or control persons and Hymers. Under the terms of the SPA, the Registrant acquired all rights and responsibilities of the equity stake for a purchase price of Two Million Forty Thousand United States Dollars ($2,040,000) (the “Purchase Price”). Relative to the payment of the Purchase Price, the registrant agreed to: 1) pay Hymers Twenty Thousand United States Dollars ($20,000) each month for a period of twenty-seven (27) months, with the first payment commencing September 1, 2020 and the remaining payments due and payable on the first day of each subsequent month until Hymers has received Five Hundred Forty Thousand United Stated Dollars ($540,000), and 2) issue Hymers a convertible promissory note in the amount of One Million Five Hundred Thousand United States Dollars ($1,500,000) (the “Note”). The Note bears interest at ten percent (10%) per annum. The Holder shall have the right at any time six (6) months after the Issuance Date to convert all or any part of the outstanding and unpaid principal, interest, fees, or any other obligation owed pursuant to the note. Conversion Price shall be calculated as follows: 60% of the lowest Trading Price of the common shares during the ten (10) days preceding the date the Company receive a notice of conversion. Unless permitted by the applicable rules and regulations of the principal securities market on which the Common Stock is then listed or traded, in no event shall the Registrant issue upon conversion of or otherwise pursuant to the note and the other notes issued more than the maximum number of shares of Common Stock that the Company can issue pursuant to any rule of the principal United States securities market on which the Common Stock is then traded, which shall be 4.99% of the total shares outstanding at any time. A debt discount of $54,212 on the note payable at issuance was calculated based on the present value of the note using an implied interest rate of 10%. A debt discount of $270,886 was recognized. Accordingly, the Company recorded an initial value of its investment in NPE of $1,714,903. At the time the note becomes convertible, the Company will recognize a derivative liability at fair value related to the embedded conversion option at that time. Prior to these transactions, Robert Hymers III and Alan Tsai each sold equity interest representing a total of 18.8% of the outstanding equity interest of NPE to Edward Manolos, a Director and preferred stockholder of the Company in a private transaction. As a result of these two transactions, the Company beneficially controls approximately 37% of the equity of NPE. After this transaction, a venture capital company controls 40% of the equity interests in NPE, the Company, Alan Tsai and Edward Manolos each control 18.8% and one other entity controls 3.5%. As of November 30, 2021, the principal balance on the note payable to Mr. Hymers was $690,000 and accrued interest was $86,203. On February 11, 2022, the Company authorized and entered into an exchange agreement with Mr. Hymers to exchange the remaining $690,000 principal and $164,156 of accrued interest into a new $854,156 note (“exchange note”). The exchange note is convertible at a fixed price of $0.0025 per share and matures on February 11, 2023. During the nine months ended May 31, 2022, the lender converted principal of $62,500 into 25,000,000 shares of common stock As of May 31, 2022, the principal balance on the note payable to Mr. Hymers was $791,656 and accrued interest was $2,476.

F-26

The Company evaluated its interest in NPE as of August 31, 2020 under ASC 810. Management determined that it had a variable interest in NPE, but that NPE does not meet the definition of a variable interest entity, and does not have an indirect voting interest of greater than 50%. Based on these factors, the investment in NPE by the Company, the investment in NPE will be accounted for as an equity method investment under the measurement alternative available under ASC 321 with the Company recording its share of the profits and losses of NPE at each reporting period. The initial investment balance was $1,714,903 based on the initial fair value estimate of the note payable and convertible note payable issued as consideration for the investment. The Company subsequently acquired control of NPE and began consolidating the results of operations into its financial statements, as described in Note 7.

As of August 31, 2021, the Company was in default of the $540,000 note payable to Robert Hymers. On January 3, 2021, the Company entered into a settlement agreement with Robert Hymers concerning five delinquent payments totaling $100,000, whereby 1,585,791 shares of common stock were issued in settlement of those payments. As of February 28, 2021, the Company missed five additionally $20,000 payments, and remains in default of this agreement. On June 11, 2021, the Company entered into an agreement with Robert Hymers. As of the date of the amendment, the Company owed Mr. Hymers $440,000. The parties agreed to exchange the Company’s obligations to make monthly payments under the stock purchase agreement for a Convertible Note for the same amount. The note matures on June 11, 2022, bears interest at 10% and is convertible into common stock of the Company at $0.004 per share, subject to standard anti-dilution provisions. During the nine months ended May 31, 2022, the lender converted principal of $78,760 into 36,543,860 shares of common stock. As of May 31, 2022, the carrying value of the note was $347,980, net of discount of $13,260, and accrued interest was $36,783.

On December 28, 2021, the Company entered into a convertible note agreement with Robert Hymers, for $24,774 in settlement of outstanding accounts payable. The note was convertible at 55% of the lowest trading price of the Company’s common stock for the 15 days prior conversion. On December 29, 2021, the Company issued 10,475,053 shares of common stock pursuant to the conversion of a total of $24,774 in principal.

See Note 10 for further discussion of the accounting treatment of the embedded conversion options of the above promissory notes payable as derivative liabilities.

Note 10. Derivative Liability and Fair Value Measurement

Upon the issuance of the convertible promissory notes with variable conversion prices and fixed conversion prices with reset provisions, the Company determined that the features associated with the embedded conversion option embedded in the debentures should be accounted for at fair value, as a derivative liability, as the Company cannot determine if a sufficient number of shares would be available to settle all potential future conversion transactions.

At the issuance date of the convertible notes payable during the nine months ended May 31, 2022, the Company estimated the fair value of all embedded derivatives of $3,505,280 using the Black-Scholes Pricing Model based on the following assumptions: (1) dividend yield of 0%, (2) expected volatility of 251% to 315%, (3) risk-free interest rate of 0.05% to 2.04%, and (4) expected life of 0.50 years to 1.0 years.

On May 31, 2022, the Company estimated the fair value of the embedded derivatives of $2,160,048 using the Black Scholes Pricing Model based on the following assumptions: (1) dividend yield of 0%, (2) expected volatility of 242%, (3) risk-free interest rate of 1.164% to 2.08%, and (4) expected life of 0.05 to 0.91 years.

F-27

The Company adopted the provisions of ASC 825-10, Financial Instruments (“ASC 825-10”). ASC 825-10 defines fair value as the price that would be received from selling an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. When determining the fair value measurements for assets and liabilities required or permitted to be recorded at fair value, the Company considers the principal or most advantageous market in which it would transact and considers assumptions that market participants would use when pricing the asset or liability, such as inherent risk, transfer restrictions, and risk of nonperformance. ASC 825-10 establishes a fair value hierarchy that requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. ASC 825-10 establishes three levels of inputs that may be used to measure fair value.

•	Level 1 — Observable inputs that reflect quoted market prices (unadjusted) for identical assets and liabilities in active markets;

•	Level 2 — Observable inputs, other than quoted market prices, that are either directly or indirectly observable in the marketplace for identical or similar assets and liabilities, quoted prices in markets that are not active, or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets and liabilities; and

•	Level 3 — Unobservable inputs that are supported by little or no market activity that are significant to the fair value of assets or liabilities.

All items required to be recorded or measured on a recurring basis are based upon Level 3 inputs.

To the extent that valuation is based on models or inputs that are less observable or unobservable in the market, the determination of fair value requires more judgment. In certain cases, the inputs used to measure fair value may fall into different levels of the fair value hierarchy. In such cases, for disclosure purposes, the level in the fair value hierarchy within which the fair value measurement is disclosed and is determined based on the lowest level input that is significant to the fair value measurement.

The Company recognizes its derivative liabilities as Level 3 and values its derivatives using the methods discussed below. While the Company believes that its valuation methods are appropriate and consistent with other market participants, it recognizes that the use of different methodologies or assumptions to determine the fair value of certain financial instruments could result in a different estimate of fair value at the reporting date. The primary assumptions that would significantly affect the fair values using the methods discussed are that of volatility and market price of the underlying common stock of the Company.

As of May 31, 2022, the Company did not have any derivative instruments that were designated as hedges.

F-28

Items recorded or measured at fair value on a recurring basis in the accompanying financial statements consisted of the following items as of May 31, 2022 and August 31, 2021:

	May 31, 2022	Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)
Derivative liability	$2,160,048	$—	$—	$2,160,048

	August 31, 2021	Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)
Derivative liability	$4,747,614	$—	$—	$4,747,614

The following table provides a summary of changes in fair value of the Company’s Level 3 financial liabilities for the nine months ended May 31, 2022:

Balance, August 31, 2021	$4,747,614
Transfers in due to issuance of convertible promissory notes	3,505,280
Transfers out due to repayments of convertible promissory notes	(304,741)
Transfers out due to conversions of convertible promissory notes	(2,153,831)
Change in derivative liability for the nine months ended May 31, 2022	(3,634,274)

Balance, May 31, 2022	$2,160,048

The total impact to the Company’s consolidated statement of operations for the nine months ended May 31, 2022 was a gain of $3,634,274, representing the impact of retirement of derivative liabilities from payments on convertible promissory notes and the change in fair value of remaining derivative liabilities as of May 31, 2022.

Fluctuations in the Company’s stock price are a primary driver for the changes in the derivative valuations during each reporting period. As the stock price increases for each of the related derivative instruments, the value to the holder of the instrument generally increases, therefore increasing the liability on the Company’s balance sheet. Additionally, stock price volatility is one of the significant unobservable inputs used in the fair value measurement of each of the Company’s derivative instruments. The simulated fair value of these liabilities is sensitive to changes in the Company’s expected volatility. Increases in expected volatility would generally result in higher fair value measurement. A 10% change in pricing inputs and changes in volatilities and correlation factors would not result in a material change in our Level 3 fair value.

F-29

Note 11. Commitments, Contingencies and Leases

Leases

The Company has entered into a lease for a production and warehouse facility located in Los Angeles, California to produce such products. The term of the lease is 12 months at a base price of $3,600 per month, beginning August 2019. At this time the lease agreement has ended and the Company rents to same facility on a month-to-month basis.

Our headquarters are located at 520 S. Grand Avenue, Suite 320, Los Angeles, California 90071 where we leased office space under a contract effective August 15, 2019, expiring on August 14, 2020. We now rent the premises on a month-to-month basis and paying $800 per month.

By way of the recent acquisition of a controlling interesting Natural Plant Extract of California, the Company is a party to a lease on a building and property in Lynwood, California. The lease term ends on May 2028. The total base rent is $11,000 a month. The Company estimated the initial right of use asset and lease liability using an estimated incremental borrowing rate of 10%. The remaining lease payments as of May 31, 2022 are as follows:

Year ended August 31, 2022 (Three Months)	$33,000
Year ended August 31, 2023	132,000
Year ended August 31, 2024	132,000
Year ended August 31, 2025	132,000
Year ended August 31, 2026	132,000
Year ended August 31, 2027	132,000
Thereafter	77,000
Total lease payments	770,000
Amounts representing interest	(188,389)
Right of use liability, operating lease	$581,611

Operating lease expense for the three and nine months ended May 31, 2022 was $33,000 and $99,000, receptively. Operating lease expense for the three and nine months ended May 31, 2021 was $33,000 and $44,000, receptively.

Contingencies

On May 17, 2022, Redhawk Communities, Inc. filed suit against the Company in the Superior Court for the State of California, County of Los Angeles under case number 22CMUD00483. The nature of the action is for unlawful detainer of the Company’s property located at 1111 Wright Road, Lynwood, CA. The complaint alleges a material breach of the lease. The plaintiff Redhawk alleges that the Company subleased a portion of the property in violation of the lease. Plaintiff Redhawk elected to terminate the lease as a result. The Company has answered the complaint The action is currently in litigation and the parties are engaged in settlement negotiations. As of the date of this filing, there is no reasonable basis from which to form an estimate of any contingent liability to the Company or as to the ultimate disposition of this matter.

Note 12. Common Stock

As of May 31, 2022, there were 553,142,691 shares of Common Stock issued and outstanding.

On October 13, 2021, the Company amended its articles of incorporation to increase the number of authorized common shares to 1,000,000,000.

On January 6, 2022, the Company amended its articles of incorporation to increase the number of authorized common shares to 2,000,000,000.

On January 3, 2022, the Company entered into a Securities Purchase Agreement in connection with the issuance of a 10% convertible note with the principal amount of $100,000, with an accredited investor. The Company issued 3,000,000 shares valued at $25,200, which were recorded as deferred financing costs.

On January 26, 2022, the Company issued 75,000,000 shares valued to settle the $135,000 contributed by MCOA related to the joint venture, and recognized a loss of $165,000 on the transaction.

On February 15, 2022, the Company amended its articles of incorporation to increase the number of authorized common shares to 3,000,000,000.

On February 22, 2022, the Company received notices to exercise 24,804,305 warrants on a cashless basis resulting in the issuance of 23,300,000 shares of common stock.

On May 24, 2022, the Company amended its articles of incorporation to increase the number of authorized shares to 4,000,000,000.

During the nine months ended May 31, 2022, the Company issued 51,181,398 shares of common stock pursuant to the conversion of 367,750 shares of Series B Convertible Preferred stock, and accrued interest of $14,710.

During the nine months ended May 31, 2022, the Company issued 312,395,285 shares of common stock pursuant to the conversion of a total of $1,264,594 in principal and $76,569 in accrued interest and fees from lenders.

During the nine months ended May 31, 2022, the Company issued a total of 3,326,790 shares of common stock with a fair value of $89,374 to vendors for services rendered.

F-30

Note 13. Preferred Stock

There are 10,000,000 shares of preferred stock, par value $0.0001 per share, of the Company Preferred Stock in one or more series, and expressly authorized the Board of Directors of the Company. On December 16, 2019, the Board of Directors authorized the issuance of 8,000,000 preferred shares as “Series A Preferred Stock.” The Series A Preferred Stock is not convertible into any other form of Securities, including common shares, of the Company. Holders of Series A Preferred Stock shall be entitled to 50 votes for every Share of Series A Preferred Stock beneficially owned as of the record date for any shareholder vote or written consent. On May 28, 2020, Mr. Robert L. Hymers III, a former director and former chief financial officer, returned 2,000,000 Series A Preferred shares to the corporate treasury. As of May 31 2022, there were 6,000,000 Series A Preferred shares issued and outstanding.

On February 28, 2021, the Company designated 1,000,000 shares of Series B Convertible Preferred Stock (“Series B Convertible Preferred Stock”). The Series B Convertible Preferred Stock earns dividends at 8% per year, and is convertible into shares of common stock at a rate of 63% of the market price, based on the average of the two lowest trading prices during the previous 15 days. Additionally, the Series B Convertible Preferred Stock is mandatorily redeemable 16 months from the issuance date in cash. The Company entered into several agreements with an investor for a total of 367,750 shares of Series B Convertible Preferred Stock during the year ended August 31, 2021 for a total purchase amount of $367,750 with the Company receiving net proceeds of $350,000. During the nine months ended May 31, 2022, the Company sold an additional $341,000 shares of Series B Convertible Preferred stock for net cash proceeds of $317,600. In accordance with ASC 480-10, the Series B Convertible Preferred Stock is accounted for as a liability on the Company’s consolidated balance sheet based on the terms of the certificate of designation being more like a liability.

 Note 14. Subsequent Events

Subsequent to May 31, 2022, the Company sold 110,000,000 shares of MCOA for total gross proceeds before fees of $32,200.

On June 16, 2022, the Company entered into an agreement with an investor for 53,750 shares of Series B Convertible Preferred Stock for a total purchase amount of $53,750. In June 2022, the Company received proceeds of $48,000.

On June 17, 2022, the Company issued 7,352,941 common shares to Daniel Hooman Afari, and 7,352,941 common shares to Nicolas Bitzer pursuant to the joint venture agreement with Brand Packaging Factory, LLC, and doing business as Caliwanna, a California Limited Liability Company.

F-31

Boyle CPA, LLC

Certified Public Accountants & Consultants

 REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholders and

Board of Directors of Cannabis Global, Inc.

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of Cannabis Global, Inc. (the “Company”) as of August 31, 2021 and 2020, the related consolidated statements of operations, stockholders’ equity (deficit), and cash flows for each of the two-years in the period ended August 31, 2021, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of August 31, 2021 and 2020, and the results of its operations and its cash flows for each of the two years in the period ended August 31, 2021, in conformity with accounting principles generally accepted in the United States of America.

Substantial Doubt About the Company’s Ability to Continue as a Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the consolidated financial statements, the Company’s cumulative net losses and negative operating cash flows raise substantial doubt about its ability to continue as a going concern for one year from the issuance of these financial statements. Management’s plans are also described in Note 2. The consolidated financial statements do not include adjustments that might result from the outcome of this uncertainty.

Basis of Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to fraud or error. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

Critical Audit Matters

The critical audit matter communicated below are matters arising from the current period audit of the financial statements that were communicated or required to be communicated to the audit committee and that: (1) relate to accounts or disclosures that are material to the financial statements and (2) involved our especially challenging, subjective, or complex judgments. The communication of critical audit matters does not alter in any way our opinion on the financial statements, taken as a whole, and we are not, by communicating the critical audit matters below, providing separate opinions on the critical audit matters or on the accounts or disclosures to which they relate.

Description of Matter

As described in Notes 1, 6 and 7 to the consolidated financial statements, during the year ended August 31, 2021, the Company acquired Natural Plant Extract of California, Inc. (“NPE”). The Company accounted for this business combination under the acquisition method of accounting, resulting in Goodwill of $8,842,967. Auditing the Company's accounting for its acquisition of was complex due to the significant estimation uncertainty in the Company’s determination of the fair value of the acquired assets and liabilities. The significant estimation uncertainty was primarily due to the sensitivity of the respective fair values to underlying assumptions about the future performance of the acquired business. The Company used an income and market method to determine the value of NPE .

How We Addressed the Matter in Our Audit

To test the estimated fair value of the NPE, we performed audit procedures that included, among others, evaluating the Company's selection of the valuation methodology, evaluating the methods and significant assumptions used by management, and independently evaluating the completeness and accuracy of the underlying data supporting the significant assumptions and estimates.

/s/ Boyle CPA, LLC

We have served as the Company’s auditor since 2017

Red Bank, NJ
December 14, 2021

361 Hopedale Drive SE	P (732) 822-4427
Bayville, NJ 07701	F (732) 510-0665

F-32

CANNABIS GLOBAL, INC.

CONSOLIDATED BALANCE SHEETS

	August 31,	August 31,
	2021	2020

ASSETS
Current Assets:
Cash	$30,813	$2,338
Accounts Receivable	113,379	—
Notes Receivable, Current	100,800	—
Inventory	189,081	75,338
Other Current Asset	7,992	—
Total Current Asset	442,065	77,676

Machinery & Equipment- Net	218,535	25,406

Other Assets
Long-Term Investments	650,000	1,714,903
Intangible Assets	500,000	500,000
Right of Use Asset	634,637	—
Goodwill	8,842,967	—
Notes Receivable	41,000	—
Security Deposit	9,600	7,200

TOTAL ASSETS	$11,338,804	$2,325,185
LIABILITIES & STOCKHOLDER'S EQUITY (DEFICIT)
Current Liabilities:
Accounts Payable	$730,825	$233,568
Accounts Payable - Related Party	2,639	1,139
Accrued Interest	212,202	33,301
Due to Joint Venture	135,000	—
Notes Payable, Current	975,043	—
Right of Use Liability, Current	71,754	—
Convertible Notes, Net of Debt Discount of $734,579 and $300,326, respectively	1,206,708	620,813
Convertible Notes – Related Party, Net of Debt Discount of $721,393 and $377,920, respectively	408,607	1,745,847
Series B Convertible Preferred Stock, 1,000,000 shares authorized, 367,750 and 0 shares issued and outstanding	148,775	—
Derivative Liability	4,747,614	1,125,803
Notes Payable - Related Party	108,039	—
Total Current Liabilities	8,747,206	3,760,471
Right of Use Liability, Long-Term	562,997	—
Notes Payable	672,794	—
Total Liabilities	9,982,997	3,760,471

Stockholder's Equity (Deficit)
Preferred Stock, par value $0.0001,
10,000,000 shares Authorized, 6,000,000 shares Issued and
Outstanding at August 31, 2021 and 2020	600	600
Common Stock, par value $0.001,
1,000,000,000 shares Authorized, 84,940,028 shares Issued and
Outstanding at August 31, 2021 and 27,082,419 at August 31, 2020	84,938	2,708
Additional Paid-in Capital	11,591,829	4,618,168
Shares to be issued	2,078	187
Accumulated Deficit	(13,891,788)	(6,056,949)

Total Stockholder's Equity (Deficit) Attributable to Cannabis Global, Inc.	(2,212,343)	(1,435,286)

Noncontrolling Interest	3,568,150	—
Total Stockholder's Equity (Deficit)	1,355,807	(1,435,286)
TOTAL LIABILITIES AND STOCKHOLDER'S EQUITY (DEFICIT)	$11,338,804	$2,325,185

 The accompanying notes are an integral part of these audited consolidated financial statements

F-33

CANNABIS GLOBAL, INC.

CONSOLIDATED STATEMENT OF OPERATIONS

	For the Year Ended
	August 31	August 31
	2021	2020

Revenue:
Products Sales	$1,601,037	$27,004
Total Revenue	1,601,037	27,004

Cost of Goods Sold	1,416,779	24,521
Gross Profit	184,258	2,483

Operating Expenses:
Advertising Expenses	64,667	213,302
Consulting Services	305,413	2,033,801
Professional Fees	481,368	717,548
General and Administrative Expenses	1,276,734	661,724
Total Operating Expenses	2,128,182	3,626,375

Operating Loss	(1,943,924)	(3,623,892)

Other Income (Expense)
Interest Expense	(7,437,340)	(1,422,469)
Gain (loss) on Debt Cancellation	(36,841)	45,745
Changes in Fair Value of Derivatives	2,022,060	111,268
Uncollectible Note Receivable	—	(40,000)
Loss on Investment	(55,435)	—
Loss on Acquisition	(454,768)	—
Equity Method Loss	(211,376)	—
Other Income	1,642	—
Total Other Income (Expense)	(6,172,058)	(1,305,456)

Net Loss	$(8,115,982)	$(4,929,348)

Net Loss Attributable to Noncontrolling Interest	281,143	—
Net Loss Attributable to Cannabis Global, Inc.	$(7,834,839)	$(4,929,348)

Basic & Diluted Loss per Common Share	$(0.13)	$(0.29)

Weighted Average Common Shares
Outstanding	58,288,760	17,101,743

See the accompanying notes to these audited consolidated financial statements

F-34

CANNABIS GLOBAL, INC.

CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY (DEFICIT)

FOR THE YEARS ENDED AUGUST 31, 2021 AND 2020

	Class A Preferred Stock		Common Stock		Common Stock to be issued		Additional Paid In	Accumulated	Stockholders’ Equity Attributable to Cannabis Global	Noncontrolling	Total Stockholders'
	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Deficit	Inc.	Interest	Equity
Balance, August 31, 2019	—	$—	12,524,307	$1,253	1,893,333	$189	$1,187,574	$(1,127,601)	$61,415	$—	$61,415
Stock based compensation	—	—	9,188,888	919	(1,226,579)	(122)	2,347,336	—	2,348,133	—	2,348,133
Proceeds from common stock subscriptions	—	—	5,180,402	517	510,204	51	714,044	—	714,612	—	714,612
Common stock issued in settlement of convertible notes payable and accrued interest	—	—	—	—	694,900	69	242,566	—	242,635	—	242,635
Discount on convertible notes	—	—	—	—	—	—	126,467	—	126,467	—	126,467
Preferred stock issued	6,000,000	600	—	—	—	—	200	—	800	—	800
Effects of Reverse stock-split	—	—	188,822	19	—	—	(19)	—	—	—	—
Net Loss	—	—	—	—	—	—	—	(4,929,348)	(4,929,348)	—	(4,929,348)
Balance, August 31, 2020	6,000,000	600	27,082,419	2,708	1,871,858	187	4,618,168	(6,056,949)	(1,435,286)	—	(1,435,286)
Stock based compensation	—	—	8,006,543	8,007	(600,000)	(600)	586,360	—	593,767	—	593,767
Proceeds from common stock subscriptions	—	—	8,341,059	8,341	189,796	190	501,320	—	509,85	—	509,851
Common stock issued for investment	—	—	20,042,519	20,042	618,000	618	2,906,950	—	2,927,610	3,849,293	6,776,903
Common stock issued in settlement of convertible notes payable and accrued interest	—	—	21,467,488	21,468	—	—	1,196,142	—	1,217,610	—	1,217,610
Effects of Par value adjustment	—	—	—	24,372	—	1,683	(26,055)	—	—	—	—
Derivative impact of conversions	—	—	—	—	—	—	1,808,944	—	1,808,944	—	1,808,944
Net Loss	—	—	—	—	—	—	—	(7,834,839)	(7,834,839)	(281,143)	(8,115,982)
Balance, August 31, 2021	6,000,000	$600	84,940,028	$84,938	2,079,654	$2,078	$11,591,829	$(13,891,788)	$(2,212,343)	$3,568,150	$1,355,807

See the accompanying notes to these audited consolidated financial statements

F-35

CANNABIS GLOBAL, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the Year Ended
	August 31	August 31
	2021	2020
CASH FLOWS FROM OPERATING
ACTIVITIES:
Net Loss	(8,115,982)	(4,929,348)
Adjustments to reconcile net loss to net cash
used in operating activities:
Non-Cash Interest Expense	6,850,922	1,299,876
Uncollectible Note Receivable	—	40,000
Loss on Investment Share Exchange	55,435	—
Loss on Acquisition	454,768
Equity Method Loss From Investments	211,376	—
Depreciation Expense	45,482	3,342
Stock Based Compensation	593,767	2,348,133
Changes in Fair Value of Derivative Liabilities	(2,022,060)	(111,268)
Right of Use Asset Amortization	38,788	—
Gain (Loss) on Debt Cancellation	36,841	(45,745)
Changes In:
Accounts Receivable	80,228	—
Other Current Assets	(7,992)	—
Inventory	(113,743)	(73,039)
Other Asset	18,047	—
Accounts Payable and Accrued Expenses	118,003	(87,393)
Accounts Payable - Related Party	1,500	—
Accrued Interest	187,243	33,301
Right of Use Lease Liability	(38,674)	—
Due to Joint Venture	135,000	—
Net Cash Used in Operating Activities	(1,471,051)	(1,522,141)

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of Machinery & Equipment	(9,511)	(15,499)
Cash Acquired in Acquisition	2,200	—
Net Cash Used In Investing Activities	(7,311)	(15,499)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from Issuances of Common Stock	509,851	714,612
Proceeds from Convertible Debentures	2,136,250	673,284
Repayment of Convertible Notes Payable	(964,500)	—
Repayment of Notes Payable	(174,764)	—
Net Cash Provided by Financing Activities	1,506,837	1,387,896

Net (Decrease) Increase in Cash	28,475	(149,744)
Cash at Beginning of Period	2,338	152,082

Cash at End of Period	$30,813	$2,338

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid during the year for:
Interest	$324,452	$—
Taxes	$—	$—

Shares to be issued and loan incurred for investment	$650,000	$1,714,903
Common Stock Issued for Acquisition of NPE	$2,222,175	$—
Increase in Noncontrolling Interest from Acquisition of NPE	$3,849,293	$—
Shares issued for Conversion of Notes Payable and Accrued Interest	$914,979	$—

See the accompanying notes to these audited consolidated financial statements

F-36

CANNABIS GLOBAL, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

August 31, 2021

NOTE 1 — Organization and Description of Business

Cannabis Global, Inc. is located at 520 S Grand Avenue, Suite 320, Los Angeles, California 90071. Our telephone number is (310) 986-4929 and our website is accessible at www.cannabisglobalinc.com  Our shares of Common Stock are quoted on the OTC Markets Pink, operated by OTC Markets Group, Inc., under the ticker symbol “CGBL.”

Historical Development

We incorporated in Nevada in 2005 under the name MultiChannel Technologies Corporation, a wholly owned subsidiary of Octillion Corporation, a development stage technology company focused on the identification, acquisition and development of emerging solar energy and solar related technologies. In April, 2005, we changed our name to MicroChannel Technologies, Inc., and in June, 2008, began trading on the OTC Markets under the trading symbol “MCTC.” Our business focused on research and development of a patented intellectual properties combining physical, chemical and biological cues at the “cellular” level to facilitate peripheral nerve regeneration.

On June 27, 2018, we changed domiciles from the State of Nevada to the State of Delaware, and thereafter reorganized under the Delaware Holding Company Statute. On or about July 12, 2018, we formed two subsidiaries for the purpose of effecting the reorganization. We incorporated MCTC Holdings, Inc. and MCTC Holdings Inc. incorporated MicroChannel Corp. We then effected a merger involving the three constituent entities, and under the terms of the merger we were merged into MicroChannel Corp., with MicroChannel Corp. surviving and our separate corporate existence ceasing. Following the merger, MCTC Holdings, Inc. became the surviving publicly traded issuer, and all of our assets and liabilities were merged into MCTC Holdings, Inc.’s wholly owned subsidiary MicroChannel Corp. Our shareholders became the shareholders of MCTC Holdings, Inc. on a one for one basis.

On May 25, 2019, Lauderdale Holdings, LLC, a Florida limited liability company, and beneficial owner 70.7% of our issued and outstanding common stock, sold 130,000,000 common shares, to Mr. Robert Hymers, Mr. Edward Manolos and Mr. Dan Nguyen, all of whom were previously unaffiliated parties of the Company. Each individual purchased 43,333,333 common shares for $108,333 or an aggregate of $325,000. These series of transactions constituted a change in control.

On August 9, 2019, we filed a DBA in California registering the operating name Cannabis Global. On July 1, 2019, the Company entered into a 100% business acquisition with Action Nutraceuticals, Inc., a company owned by our CEO, Arman Tabatabaei in exchange for $1,000 (see “Related Party Transactions”).

Effective as of September 30, 2019, we affected a reverse split of our common shares effective as at the rate of 1:15.

On September 11, 2019, we formed a subsidiary Aidan & Co, Inc. (“Aidan”) a California corporation as a wholly owned subsidiary of the Company. Aidan will be engaged in various related business opportunities. At this time Aidan has no operations.

On December 4, 2019, our shareholders approved and authorized (i) re-domiciling the Company from Delaware to Nevada; (ii) changing the name of the Company from MCTC Holdings, Inc. to Cannabis Global, Inc.; and, (iii) seeking a corresponding change of name and new trading symbol for the Company with FINRA.

F-37

CANNABIS GLOBAL, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

August 31, 2021

On March 30, 2020, we filed Articles of Conversion with the Delaware Secretary of State, electing to convert and re-domicile the Company from a Delaware corporation to a newly formed Nevada corporation named Cannabis Global, Inc. Concurrently, the Registrant filed Articles of Incorporation and Articles of Domestication with the Nevada Secretary of State incorporating the Registrant in Nevada under the name Cannabis Global, Inc. and accepting the re-domicile of Registrant’s Delaware corporation. There was no change to the Registrant’s fiscal year end. As a result of our FINRA corporate action, our name was changed to Cannabis Global, Inc. and our trading symbol changed to “CBGL.”

On April 18, 2020, we formed a subsidiary Hemp You Can Feel, Inc., a California corporation (“HYCF”), as a wholly owned subsidiary of the Company. HYCF will be engaged in various related business opportunities. At this time HYCF has no operations.

On May 6, 2020, we signed a joint venture agreement with RxLeaf, Inc. (“RxLeaf”) a Delaware corporation, creating a joint venture for the purpose of marketing the Company’s products to consumers. Under the terms of the agreement, the Company will produce products, which will be sold by RX Leaf via its digital marketing assets. The Company agreed to share the profits from the joint venture on a 50/50 basis.

On July 22, 2020, we signed a management agreement with Whisper Weed, Inc., a California corporation (“Whisper Weed”). Edward Manolos, our director, is a shareholder in Whisper Weed (see “Related Party Transactions”). Whisper Weed conducts licensed delivery of cannabis products in California. The material definitive agreement requires the parties to create a separate entity, CGI Whisper W, Inc. in California as a wholly owned subsidiary of the Company. The business of CGI Whisper W, Inc. will be to provide management services for the lawful delivery of cannabis in the State of California. The Company will manage CGI Whisper W, Inc. operations. In exchange for the Company providing management services to Whisper Weed through the auspices of CGI Whisper W, Inc., the Company will receive as consideration a quarterly fee of 51% of the net profits earned by Whisper Weed. As separate consideration for the transaction, the Company agreed to issue to Whisper Weed $150,000 in the Company’s restricted common stock, valued for purposes of issuance based on the average closing price of the Company’s common stock for the twenty days preceding the entry into the material definitive agreement. Additionally, the Company agreed to amend its articles of incorporation to designate a new class of preferred shares. The preferred class will be designated and issued to Whisper Weed in an amount equal to two times the quarterly payment made to the Company. The preferred shares will be convertible into the Company’s common stock after 6 months, and shall be senior to other debts of the Company. The conversion to common stock will be based on a value of common stock equal to at least two times the actual sales for the previous 90 day period The Company agreed to include in the designation the obligation to make a single dividend payment to Whisper Weed equal to 90% of the initial quarterly net profits payable by Whisper Weed. To date, the Company has not issued the common or preferred shares, and the business is in the development stage.

On August 31, 2020, we entered into a stock purchase agreement with Robert L. Hymers III (“Hymers”). Pursuant to the Stock Purchase Agreement, the Company purchased from Hymers 266,667 shares of common stock of Natural Plant Extract of California Inc., a private California corporation (“NPE”), in exchange for $2,040,000. The purchased shares of common stock represents 18.8% of the outstanding capital stock of NPE on a fully diluted basis. NPE operates a licensed psychoactive cannabis manufacturing and distribution business operation in Lynwood, California. In connection with the stock purchase agreement, we became a party to a Shareholders Agreement, dated June 5, 2020, by and among Alan Tsai, Hymers, Betterworld Ventures, LLC, Marijuana Company of America, Inc. and NPE. The Shareholders Agreement contains customary rights and obligations, including restrictions on the transfer of the Shares. On June 11, 2021, the Company and Hymers amended the stock purchase agreement to exchange the Registrant’s obligations to make monthly payments, for our issuance of a Convertible Note for the same amount, with principal and interest due on June 11, 2022. The Convertible Note also provides Hymers with the right to convert outstanding principal and interest into our common stock at a fixed price of $0.04 per share, unless, at the time the amounts due under this Note are eligible for conversion, the Securities and Exchange Commission has not enacted any amendment to the provisions of Rule 144(d)(iii) or other provision in a manner that would adversely affect the tacking of variable rate securities. In such event the Conversion Price shall equal 60% of the lowest trading price of the Company’s Common Stock for the 10 trading days immediately preceding the delivery of a Notice of Conversion to the Company. The Company also agreed, in the event that it determined to prepare and file a registration statement concerning its common stock, to include all the shares issuable upon conversion of this Note.

F-38

CANNABIS GLOBAL, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

August 31, 2021

On September 30, 2020, the Company entered into a securities exchange agreement with Marijuana Company of America, Inc., a Utah corporation (“MCOA”). By virtue of the agreement, the Company issued 7,222,222 shares of its unregistered common stock to MCOA in exchange for 650,000,000 shares of MCOA unregistered common stock. The Company and MCOA also entered into a lock up leak out agreement which prevents either party from sales of the exchanged shares for a period of 12 months. Thereafter the parties may sell not more than the quantity of shares equaling an aggregate maximum sale value of $20,000 per week, or $80,000 per month until all Shares and Exchange Shares are sold. On June 9, 2021, the parties amended their securities exchange agreement to delete the lock up leak out agreement, and the requirement to conduct quarterly reviews of each party’s respective stock price for purposes of evaluating whether additional share issuances are required to maintain the value of exchanged common shares equal to $650,000. As consideration for the amendment, we issued MCOA 618,000 shares of restricted common stock. We issued the common stock pursuant to the exemption from the registration requirements of the Securities Act of 1933, as amended, available to the Company by Section 4(a)(2) promulgated thereunder due to the fact that it was an isolated issuance and did not involve a public offering of securities.

On November 16, 2020, we entered into a business acquisition agreement with Ethos Technology LLC, dba Comply Bag, a California limited liability company (“Ethos”). Ethos is a development stage business in the process of entering the market for cannabis trackable storage bags. By virtue of the agreement, Ethos sold, assigned, and transferred to the Company all of Ethos’ business, including all of its assets and associated liabilities, in exchange for the Company’s issuance of an aggregate of 6,000,000 common shares. 3,000,000 shares were due at signing, with 1,500,000 shares being issued to Edward Manolos, and 1,500,000 shares being issued to Thang Nguyen. Mr. Manolos is our director and a related party. Mr. Nguyen is the brother of Dan Van Nguyen, our director and a related party. After Ethos ships orders for Ethos products equaling $1,000,000 to unaffiliated parties, the Company will issue to Messrs. Manolos and Nguyen an additional 1,500,000 shares of common stock each. At the closing we sold an aggregate 3,000,000 shares of Company common stock, par value $0.001, equal in value to $177,000 based on closing price on November 16, 2020. Of the total sold, 1,500,000 shares of common stock were sold to Edward Manolos and 1,500,000 shares of common stock were sold to Thang Nguyen. We issued the above shares of its common stock pursuant to the exemption from the registration requirements of the Securities Act of 1933, as amended, available to the Company by Section 4(a)(2) promulgated thereunder due to the fact that it was an isolated issuance and did not involve a public offering of securities.

On January 27, 2021, we closed a material definitive agreement (MDA) with Edward Manolos, our director and related party. Pursuant to the MDA, the Company purchased from Mr. Manolos 266,667 shares of common stock in Natural Plant Extract of California Inc., a California corporation (“NPE”), representing 18.8% of the outstanding capital stock of NPE on a fully diluted basis. NPE operates a licensed psychoactive cannabis manufacturing and distribution business operation in Lynwood, California. NPE is a privately held corporation. Under the terms of the MDA, we acquired all beneficial ownership over the NPE shares in exchange for a purchase price of two million forty thousand dollars ($2,040,000). In lieu of a cash payment, we agreed to issue Mr. Manolos 11,383,929 restricted common shares, valued for purposes of the MDA at $0.1792 per share. In connection with the MDA, we became a party to a Shareholders Agreement by and among Alan Tsai, Hymers, Betterworld Ventures, LLC, Marijuana Company of America, Inc. and NPE. The Shareholders Agreement contains customary rights and obligations, including restrictions on the transfer of the Shares. Mr. Manolos is our director as well as a directly of Marijuana Company of America and is therefore a related party.

F-39

CANNABIS GLOBAL, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

August 31, 2021

On February 16, 2021, we purchased 266,667 shares of common stock of Natural Plant Extract of California Inc., a California corporation (“NPE”), from Alan Tsai, in exchange for the issuance of 1,436,368 common shares. Other than with respect to the transaction, there was no material relationship between Mr. Tsai and the Registrant. By virtue of the transaction, the Registrant acquired 18.8% of the outstanding capital stock of NPE, bringing its total beneficial ownership in NPE to 56.5%. NPE operates a licensed psychoactive cannabis manufacturing and distribution business operation in Lynwood, California. By virtue of its 56.5% ownership over NPE, the Company will control production, manufacturing and distribution of both NPE and Company products. In connection with the MDA, the Registrant became a party to a Shareholders Agreement by and among Edward Manolos, a director of the Company, Robert L. Hymers III, Betterworld Ventures, LLC, Marijuana Company of America, Inc. and NPE. The Shareholders Agreement contains customary rights and obligations concerning operations, management, including restrictions on the transfer of the Shares.

On May 12, 2021, The Company and Marijuana Company of America (MCOA) agreed to operate a joint venture through a new Nevada corporation named MCOA Lynwood Services, Inc. The parties agreed to finance a regulated and licensed laboratory to produce various cannabis products under the legal framework outlined by the City of Lynwood, California, Los Angeles County and the State of California. We own a controlling interest in Natural Plant Extract of California, Inc., which operates a licensed cannabis manufacturing operation in Lynwood, California. As its contribution the joint venture, MCOA agreed to purchase and install equipment for joint venture operations, which will then be rented to the joint venture, and also provide funding relating to marketing the products produced by the capital equipment. We agreed to provide use of our manufacturing and distribution licenses; access to the Lynwood, California facility; use of the specific areas within the Lynwood Facility suitable for the types of manufacturing selected by the joint venture; and, management expertise require to carry on the joint venture’s operations. Our ownership of the joint venture was agreed to be 60% and 40% with MCOA. Royalties from profits realized as the result of sales of products from the joint venture were also agreed to be distributed as 60% to us and 40% to MCOA. MCOA contributed $135,000 of cash to the joint venture for its operations.

F-40

CANNABIS GLOBAL, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

August 31, 2021

NOTE 2 – Going Concern Uncertainties and Liquidity Requirements

During financial reporting period ending August 31, 2021, the Company generated $1,601,037 in revenues, has an accumulated deficit of $13,891,788, and does not have positive cash flows from operating activities. The Company expects to incur additional losses as begins to execute its business strategy in the cannabinoid marketplace. The Company will be subject to the risks, uncertainties, and difficulties frequently encountered by early-stage companies. The Company may not be able to successfully address any or all of these risks and uncertainties. Failure to adequately do so could cause the Company’s business, results of operations, and financial condition to suffer. These conditions raise substantial doubt about the Company’s ability to continue as a going concern for a period of one year from the issuance date of these financial statements.

The Company’s ability to continue as a going concern is an issue due to its net losses and negative cash flows from operations, and its need for additional financing to fund future operations. Management plans to obtain necessary funding from outside sources and through the sales of Company shares. There can be no assurance that such funds, if available, can be obtained on terms reasonable to the Company. The accompanying financial statements have been prepared assuming that the Company will continue as a going concern and do not include any adjustments that may result from the outcome of this uncertainty.

Based on the Company’s current level of expenditures, management believes that cash on hand is not adequate to fund operations for the next twelve months. Management of the Company is estimating approximately $1,000,000 will be required over the next twelve months to fully execute its business strategy. These can be no assurance the Company will be able to obtain such funds.

NOTE 3 – Summary of Significant Accounting Policies

Our discussion and analysis of our financial condition and results of operations are based upon our consolidated financial statements, which have been prepared in accordance with U.S. GAAP. The preparation of these consolidated financial statements requires us to make estimates and judgments that affect the amounts reported in those statements. We have made our best estimates of certain amounts contained in our consolidated financial statements. We base our estimates on historical experience and on various other assumptions that we believe are reasonable under the circumstances, the results of which form the basis for making judgments about the carrying value of assets and liabilities. However, application of our accounting policies involves the exercise of judgment and use of assumptions as to future uncertainties, and, as a result, actual results could differ materially from these estimates. Management believes that the estimates, assumptions, and judgments involved in the accounting policies described below have the most significant impact on our consolidated financial statements.

We cannot predict what future laws and regulations might be passed that could have a material effect on our results of operations. We assess the impact of significant changes in laws and regulations on a regular basis and update the assumptions and estimates used to prepare our financial statements when we deem it necessary.

F-41

CANNABIS GLOBAL, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

August 31, 2021

Derivative Instruments

The fair value of derivative instruments is recorded and shown separately under current liabilities. Changes in the fair value of derivatives liability are recorded in the consolidated statement of operations under non-operating income (expense).

We evaluate all of our financial instruments to determine if such instruments are derivatives or contain features that qualify as embedded derivatives. For derivative financial instruments that are accounted for as liabilities, the derivative instrument is initially recorded at its fair value and is then re-valued at each reporting date, with changes in the fair value reported in the consolidated statements of operations. For stock-based derivative financial instruments, we use a weighted average Binomial option-pricing model to value the derivative instruments at inception and on subsequent valuation dates. The classification of derivative instruments, including whether such instruments should be recorded as liabilities or as equity, is evaluated at the end of each reporting period. Derivative instrument liabilities are classified in the balance sheet as current or non-current based on whether or not net-cash settlement of the derivative instrument could be required within 12 months of the balance sheet date.

Consolidation

The consolidated financial statements include the accounts of the Company, its wholly owned subsidiaries, and NPE, in which the Company controls 56.4% of the common stock. All intercompany balances and transactions have been eliminated in consolidation.

Variable Interest Entities

The Company accounts for arrangements that are not controlled through voting or similar rights as variable interest entities (“VIEs”). An enterprise is required to consolidate a VIE if it is the primary beneficiary of the VIE. A VIE is created when (i) the equity investment at risk is not sufficient to permit the entity to finance its activities without additional subordinated financial support from other parties, or (ii) the entity’s equity holders as a group either: (a) lack the power, through voting or similar rights, to direct the activities of the entity that most significantly impact the entity’s economic performance, (b) are not obligated to absorb expected losses of the entity if they occur, or (c) do not have the right to receive expected residual returns of the entity if they occur. If an entity is deemed to be a VIE, the enterprise that is deemed to have a variable interest, or combination of variable interests, that provides the enterprise with a controlling financial interest in the VIE, is considered the primary beneficiary and must consolidate the VIE. Investments where the Company has significant influence, but not control, and joint ventures which are VIEs in which the Company is not the primary beneficiary, are recorded under the equity method of accounting on the accompanying consolidated financial statements.

As of August 31, 2020, the Company held a variable interest in an entity for which it directly held an 18.8% equity interest, and indirectly controlled 37.6% of the equity. The entity was not determined to be a VIE under ASC 810, as it did not meet the criteria outlined above. Since the Company indirectly controls less than 50% of the voting interest of the entity, the entity is not consolidated, and the Company accounts for the investment under the equity method of accounting in accordance with ASC 321. Since the entity in which the Company holds its investment does not have a readily determinable fair value, the Company elected to account for the investment under the measurement alternative, accounting for the investment at cost less impairment, plus or minus any changes resulting from observable price changes in orderly transactions for the same investment. During the year ended August 31, 2021, the Company acquired majority control in NPE and now consolidates the entity. See Note 7 for additional information on this investment.

Use of Estimates

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

F-42

CANNABIS GLOBAL, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

August 31, 2021

The extent to which the COVID-19 pandemic impacts the Company’s business and financial results will depend on numerous evolving factors including, but not limited to: the magnitude and duration of the COVID-19 pandemic, the extent to which it will impact worldwide macroeconomic conditions, the speed of the anticipated recovery, and governmental and business reactions to the pandemic. The Company assessed certain accounting matters that generally require consideration of forecasted financial information in context with the information reasonably available to the Company and the unknown future impacts of COVID-19 as of August 30, 2020 and through the date of this report. The matters assessed included accounts receivable and the carrying value of investments, intangible assets and other long-lived assets. The Company’s future assessment of the magnitude and duration of COVID-19, as well as other factors, could result in additional material impacts to the Company’s consolidated financial statements in future reporting periods.

Cash and Cash Equivalents

We consider all highly liquid investments with original maturities of three months or less to be cash equivalents. Cash and cash equivalents are held in operating accounts at a major financial institution.

Inventory

Inventory is primarily comprised of work in progress. Inventory is valued at cost, based on the specific identification method, unless and until the net realizable value for the inventory is lower than cost, in which case an allowance is established to reduce the valuation to the net realizable value. As of August 31, 2021, and August 31, 2020, market values of all of our inventory were at cost, and accordingly, no such valuation allowance was recognized.

Deposits

Deposits is comprised of advance payments made to third parties, primarily for inventory for which we have not yet taken title. When we take title to inventory for which deposits are made, the related amount is classified as inventory, then recognized as a cost of revenues upon sale (see “Costs of Revenues” below). There were no deposits as of August 31, 2021 or August 31, 2020.

Prepaid Expenses and Other Current Assets

Prepaid expenses and other current assets is primarily comprised of advance payments made to third parties for independent contractors’ services or other general expenses. Prepaid services and general expenses are amortized over the applicable periods which approximate the life of the contract or service period.

Accounts Receivable

Accounts receivables are recorded at the net value of face amount less any allowance for doubtful accounts. On a periodic basis, we evaluate our accounts receivable and, based on a method of specific identification of any accounts receivable for which we deem the net realizable value to be less than the gross amount of accounts receivable recorded, we establish an allowance for doubtful accounts for those balances. In determining our need for an allowance for doubtful accounts, we consider historical experience, analysis of past due amounts, client creditworthiness and any other relevant available information. However, our actual experience may vary from our estimates. If the financial condition of our clients were to deteriorate, resulting in their inability or unwillingness to pay our fees, we may need to record additional allowances or write-offs in future periods. This risk is mitigated to the extent that we collect retainers from our clients prior to performing significant services.

F-43

CANNABIS GLOBAL, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

August 31, 2021

The allowance for doubtful accounts, if any, is recorded as a reduction in revenue to the extent the provision relates to fee adjustments and other discretionary pricing adjustments. To the extent the provision relates to a client's inability to make required payments on accounts receivables, the provision is recorded in operating expenses. As of August 31, 2021, and August 31, 2020, we had $0 and $0 allowance for doubtful accounts, respectively.

Property and Equipment, net

Property and Equipment is stated at net book value, cost less depreciation. Maintenance and repairs are expensed as incurred. Depreciation of owned equipment is provided using the straight-line method over the estimated useful lives of the assets, ranging from two to seven years. Depreciation of capitalized construction in progress costs, a component of property and equipment, net, begins once the underlying asset is placed into service and is recognized over the estimated useful life. Property and equipment is reviewed for impairment as discussed below under “Accounting for the Impairment of Long-Lived Assets.” We did not capitalize any interest as of August 31, 2021, and as of August 31, 2020.

Accounting for the Impairment of Long-Lived Assets

We evaluate long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Upon such an occurrence, recoverability of assets to be held and used is measured by comparing the carrying amount of an asset to forecasted undiscounted net cash flows expected to be generated by the asset. If the carrying amount of the asset exceeds its estimated future cash flows, an impairment charge is recognized by the amount by which the carrying amount of the asset exceeds the fair value of the asset. For long-lived assets held for sale, assets are written down to fair value, less cost to sell. Fair value is determined based on discounted cash flows, appraised values or management's estimates, depending upon the nature of the assets. We have not recorded any impairment charges related to long-lived assets during the year ended August 31, 2021, and August 31, 2020.

Beneficial Conversion Feature

If the conversion features of conventional convertible debt provides for a rate of conversion that is below market value at issuance, this feature is characterized as a beneficial conversion feature (“BCF”).  We record a BCF as a debt discount pursuant to Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ACF”) Topic 470-20 Debt with Conversion and Other Options. In those circumstances, the convertible debt is recorded net of the discount related to the BCF, and we amortize the discount to interest expense over the life of the debt using the effective interest method.

Revenue Recognition

For annual reporting periods after December 15, 2017, the Financial Accounting Standards Board (“FASB”) made effective ASU 2014-09 “Revenue from Contracts with Customers” to supersede previous revenue recognition guidance under current U.S. GAAP. Revenue is now recognized in accordance with FASB ASC Topic 606, Revenue Recognition. The guidance presents a single five-step model for comprehensive revenue recognition that requires an entity to recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. Two options are available for implementation of the standard which is either the retrospective approach or cumulative effect adjustment approach. The guidance becomes effective for annual reporting periods beginning after December 15, 2017, including interim periods within that reporting period, with early adoption permitted. We determined to implement the cumulative effect adjustment approach to our implementation of FASB ASC Topic 606, with no restatement of the comparative periods presented. We apply this method to any incomplete contracts we determine are subject to FASB ASC Topic 606 prospectively. As is more fully discussed below, we are of the opinion that none of our contracts for services or products contain significant financing components that require revenue adjustment under FASB ASC Topic 606.

In accordance with FASB ASC Topic 606, Revenue Recognition, we recognize revenue when persuasive evidence of a significant financing component exists in our consulting and product sales contracts. We examine and evaluate when our customers become liable to pay for goods and services; how much consideration is paid as compared to the cash selling price of the goods or services; and, the length of time between our performance and the receipt of payment.

F-44

CANNABIS GLOBAL, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

August 31, 2021

Product Sales

Revenue from product sales, including delivery fees, is recognized at a point in time when control of the promised goods is transferred to our customers in an amount that reflects the consideration we expect to be entitled to in exchange for those goods. Generally, we drop-ship orders to our clients with shipping-point or destination terms. For any shipments with destination terms, the Company defers revenue until delivery to the customer. Given the facts that (1) our customers exercise discretion in determining the timing of when they place their product order; and, (2) the price negotiated in our product sales is fixed and determinable at the time the customer places the order, we are not of the opinion that our product sales indicate or involve any significant customer financing that would materially change the amount of revenue recognized under the sales transaction, or would otherwise contain a significant financing component for us or the customer under FASB ASC Topic 606.

Costs of Revenues

Our policy is to recognize costs of revenue in the same manner in conjunction with revenue recognition. Cost of revenues include the costs directly attributable to revenue recognition and includes compensation and fees for services, travel and other expenses for services and costs of products and equipment. Selling, general and administrative expenses are charged to expense as incurred.

Stock-Based Compensation

Restricted shares are awarded to employees and entitle the grantee to receive shares of restricted common stock at the end of the established vesting period. The fair value of the grant is based on the stock price on the date of grant. We recognize related compensation costs on a straight-line basis over the requisite vesting period of the award, which to date has been one year from the grant date.

Income Taxes

We recognize deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns in accordance with applicable accounting guidance for accounting for income taxes, using currently enacted tax rates in effect for the year in which the differences are expected to reverse. We record a valuation allowance when necessary to reduce deferred tax assets to the amount expected to be realized.  For the years ended August 31, 2021 and August 31, 2020 we incurred no income taxes. As of August 31, 2021, and August 31, 2020, we had no liabilities related to federal or state income taxes.

Loss Contingencies

From time to time the Company is subject to various legal proceedings and claims that arise in the ordinary course of business. On at least a quarterly basis, consistent with ASC 450-20-50-1C, if the Company determines that there is a reasonable possibility that a material loss may have been incurred, or is reasonably estimable, regardless of whether the Company accrued for such a loss (or any portion of that loss), the Company will confer with its legal counsel, consistent with ASC 450. If the material loss is determinable or reasonably estimable, the Company will record it in its accounts and as a liability on the balance sheet. If the Company determines that such an estimate cannot be made, the Company's policy is to disclose a demonstration of its attempt to estimate the loss or range of losses before concluding that an estimate cannot be made, and to disclose it in the notes to the financial statements under Contingent Liabilities.

Net Income (Loss) Per Common Share

We report net income (loss) per common share in accordance with FASB ASC 260, “Earnings per Share”. This statement requires dual presentation of basic and diluted earnings with a reconciliation of the numerator and denominator of the earnings per share computations. Basic net income (loss) per share is computed by dividing net income attributable to common stockholders by the weighted average number of shares of common stock outstanding during the period and excludes the effects of any potentially dilutive securities. Diluted net income (loss) per share gives effect to any dilutive potential common stock outstanding during the period. The computation does not assume conversion, exercise or contingent exercise of securities that would have an anti-dilutive effect on earnings.

F-45

CANNABIS GLOBAL, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

August 31, 2021

Note 4 - Net Loss Per Share

During fiscal years ending August 31, 2021 and August 31, 2020, the Company recorded a net loss. Basic and diluted net loss per share are the same for those periods. The dilutive weighted average shares for each period reported excludes the effect of shares issuable upon conversion of debt, as the effect would have been anti-dilutive. As of August 31, 2021 and 2020, the Company carried convertible notes with a carrying value of $1,651,315 and $2,366,660 that are convertible into 94,710,870 shares of common stock, respectively. Additionally, there were 367,750 shares of Series B Convertible preferred stock that were convertible into 17,154,977 shares of common stock as of August 31, 2021.

Note 5 – Notes Receivable

On May 25, 2019, the Company issued two notes payable to Company directors Edward Manolos and Dan Nguyen, each in the amount of $16,667. The notes, which do not have a defined due date, outline a 5% per annum interest rate. These notes are additionally described herein in Footnote 5- Notes Receivable, Related Party and in the footnote outlining Related Party Transactions. These notes are additionally described herein in Footnote 6- Notes to Shareholders, Related Party and in the footnote outlining Related Party Transactions. Because of Mr. Manolos’ and Mr. Nguyen’s associations as directors, the Company believes these transactions are defined by 17 CFR § 229.404 - (Item 404) Transactions with related persons, promoters and certain control persons, which would require specific disclosures under the section cited.

On July 9, 2019, the Company, through its Action Nutraceuticals subsidiary, loaned, Split Tee, LLC (“Split Tee”), a venture associated with Director Edward Manolos, $20,000 to engage in an exploratory research project. An additional $20,000 was supplied to Split Tee on August 23, 2019. The loans carry interest at the rate of 10% per annum and are due in one year for issuance. Because of Mr. Manolos’ association as a director, the Company believes these transactions are defined by 17 CFR § 229.404 - (Item 404) Transactions with related persons, promoters and certain control persons, which would require specific disclosures under the section cited. As of the end of the fiscal year August 31, 2020, the Company determined it is not likely that repayment of the $40,000 note would occur, thus the Company booked an allowance for Bad Debt expense for the amount, bringing the note balance to zero, as of the end of the fiscal year ending August 31, 2020.

Note 6 – Intangible Assets

On February 20, 2020, the Company entered into a material definitive agreement with Lelantos Biotech, Inc., a Wyoming corporation (“Lelantos”), and its owners. On June 15, 2020, the Company and Lelantos entered into a modification agreement cancelling the Company's obligation to issue 400,000 shares of common stock and the convertible promissory notes. The Company and Lelantos agreed to a purchase price of five hundred thousand dollars ($500,000), payable by the issuance of a promissory note. The aggregate unpaid principal amount of the note is paid in monthly payments of seven thousand, five hundred dollars ($7,500) beginning on September 1, 2020, terminating on February 1, 2025. There is no interest on the note or on the unpaid balance.

F-46

CANNABIS GLOBAL, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

August 31, 2021

Note 7 - Acquisition of Natural Plant Extract of California, Inc.

On August 31, 2020 we issued a convertible promissory note pursuant to a Stock Purchase Agreement (the “SPA) with Robert L. Hymers, III (“Hymers”) to acquire 266,667 shares of common stock of Natural Plant Extract of California Inc., a California corporation (“NPE”), representing 18.8% of the outstanding capital stock of NPE on a fully diluted basis. With the exception of the entry into the subject material definitive agreements, no material relationship exists between us, or any of our affiliates or control persons and Hymers. Under the terms of the SPA, we acquired all rights and responsibilities of the equity stake for a purchase price of Two Million Forty Thousand United States Dollars ($2,040,000) (the “Purchase Price”). Relative to the payment of the Purchase Price, we agreed to: 1) pay Hymers twenty thousand dollars ($20,000) each month for a period of twenty-seven (27) months, with the first payment commencing September 1, 2020 and the remaining payments due and payable on the first day of each subsequent month until Hymers has received Five Hundred Forty Thousand United Stated Dollars ($540,000), and 2) issue Hymers a convertible promissory note in the amount of One Million Five Hundred Thousand United States Dollars ($1,500,000) (the “Note”). The Note bears interest at ten percent (10%) per annum. Hymers has the right at any time six (6) months after the issuance date to convert all or any part of the outstanding and unpaid principal, interest, fees, or any other obligation owed pursuant to the note. Conversion Price shall be calculated as follows: 60% of the lowest Trading Price of the common shares during the ten (10) days preceding the date the Company receive a notice of conversion. Unless permitted by the applicable rules and regulations of the principal securities market on which the common stock is then listed or traded, in no event shall we issue upon conversion of or otherwise pursuant to the note and the other notes issued, more than the maximum number of shares of common stock that we can issue pursuant to any rule of the principal United States securities market on which the common stock is then traded, which shall be 4.99% of the total shares outstanding at any time. A debt discount of $54,212 on the note payable at issuance was calculated based on the present value of the note using an implied interest rate of 10%. A debt discount of $270,886 was recognized. Accordingly, we recorded an initial value of its investment in NPE of $1,714,903.

On June 11, 2021, we amended the material definitive agreement with Hymers. The amendment relieved us from having to make monthly payments of $20,000 to Hymers in exchange for our issuing a convertible promissory note to Hymers for the balance owed of $440,000. The note is due June 11, 2022, bears interest at 10% and is convertible at a fixed price of $0.004 per share.

On January 27, 2021, the Company acquired an additional 18.8% interest in NPE from Edward Manolos, a Director of the Company and a related party. The Company issued 11,383,929 shares of common stock, which had a fair value of $1,821,429.

On February 16, 2021, we purchased 266,667 shares of common stock of NPE from Alan Tsai, in exchange for the issuance of 1,436,368 common shares of the Company, with a fair value of $400,747. Other than with respect to the transaction, there was no material relationship between Mr. Tsai and us. By virtue of the transaction, we acquired 18.8% of the outstanding capital stock of NPE, bringing our total beneficial ownership in NPE to 56.5%. The transfer of control constituted an acquisition of NPE by the Company (the “NPE Acquisition”). For the three month period following the one year anniversary of the closing date, Mr. Tsai has the sole and irrevocable option to require the Company to repurchase the common shares issued to Mr. Tsai. If the value of the shares at the time notice is given is less than $150,000, Mr. Tsai will receive $150,000. If the value of the shares at the time notices is given is greater than $150,000, then Mr. Tsai will receive the market value of the shares.

F-47

CANNABIS GLOBAL, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

August 31, 2021

As a result of the transaction, we became party to a Shareholder Agreement with respect to our ownership over the NPE Shares, dated June 5, 2020, by and among Alan Tsai, Robert Hymers III, Betterworld Ventures, LLC (“BWV”), Marijuana Company of America, Inc. and NPE. The Joinder Agreement contains terms and conditions including, but not limited to: the ownership and management of NPE, rights of shareholders concerning the transfer of shares in NPE, pre-emptive rights, drag-along rights, confidentiality, and term and termination.

The NPE acquisition is being accounted for as a business combination under ASC 805 as a result of the transfer of control. Immediately prior to obtaining control, our total investment in NPE was adjusted to fair value of $3,324,956, resulting in a loss on investment of $359,391.  The Company is continuing to gather evidence to evaluate the fair values of assets acquired and liabilities assumed, such as property, plant and equipment, identifiable intangible assets, evaluate all contingent liabilities that may require recognition in the financial statements, the fair value of the noncontrolling interest discussed below, and assess the fair value of all consideration transferred to the seller to obtain control of NPE. The Company expects to finalize the fair value of the acquired business within one year of the acquisition date.

The following information summarizes the provisional purchase consideration and preliminary allocation of the fair values assigned to the assets at the purchase date:

Preliminary Purchase Price Allocation:
Cash	2,200
Accounts receivable	193,607
Notes receivable	162,247
Property and equipment	139,437
Right of use asset – operating lease	673,425
Goodwill	8,842,967
Total assets acquired	$10,013,883

Accounts payable and accrued expenses	289,591
Right of use liability – operating lease	673,425
Notes payable	1,825,101
Notes payable – related party	105,539
Total Liabilities Assumed	$2,893,656

As a result of the NPE acquisition, we recognized a non-controlling interest as of the date of the acquisition of $3,849,293, and recognized a loss on the acquisition of $454,768. Our consolidated revenues and net loss for the fiscal year ended August 31, 2021 included the results of operations since the acquisition date of NPE of $1,574,461 and net loss of $746,824, respectively.

Unaudited Pro Forma Financial Information

The following table sets forth the pro-forma consolidated results of operations for the fiscal years ending August 31, 2021 and 2020 as if the NPE acquisition occurred on September 1, 2019. The pro forma results of operations are presented for informational purposes only and are not indicative of the results of operations that would have been achieved if the acquisitions had taken place on the dates noted above, or of results that may occur in the future. Further, the proforma results presented below do not consider the possibility of fair value adjustments from the business combination accounting as the Company continues to assess the fair values associated with the NPE business and the consideration transferred during the one year measurement period under ASC 805.

F-48

CANNABIS GLOBAL, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

August 31, 2021

	For the fiscal year ended
	August 31, 2021 Pro Forma	August 31, 2020 Pro Forma
Revenue	$2,550,677	$885,548
Operating loss	(2,714,164)	(3,876,919)
Net loss attributable to common shareholders of Cannabis Global	(9,262,610)	(5,353,047)
Net loss per common share	$(0.14)	$(0.31)

Note 8 - Notes Payable to Shareholders

On May 25, 2019, we issued two notes payable to Company directors Edward Manolos and Dan Nguyen, each in the amount of $16,667. The notes, which do not have a defined due date, outline a 5% per annum interest rate. These notes are additionally described herein in Footnote 5- Notes Payable, Related Party and in the footnote outlining Related Party Transactions. Because of Mr. Manolos’ and Mr. Nguyen’s associations as directors, we consider these transactions with related persons, promoters and certain control persons.

Note 9 - Related Party Transactions

In October 2017 – August 31, 2018, we incurred a related party debt in the amount of $10,000 to an entity related to the legal custodian of the Company for professional fees. As of August 31, 2018, this balance was forgiven and was included as part of the $168,048 Cancellation of Debt Income on the Statement of Operations.

In November 30, 2017 – August 31, 2018, we issued a $35,554 in multiple notes payable to an entity related to the legal custodian of the Company. The notes payable bear interest at an annual rate of 10% and is convertible to common shares of the Company at $0.0001 per share. On May 8, 2018, $13,000 of the principal balance on notes payable were converted to common stock. The remaining principal balance was forgiven and included as Cancellation of Debt Income on the Income Statement for the year ended August 31, 2019.

In March 2018 and May 2018, a legal custodian of the Company funded the Company $600 in advances. On August 31, 2018, this amount was reclassified as a note payable, that bears interest at an annual rate of 10% and is payable upon demand.

During the three months ended February 29, 2020, we issued two convertible promissory notes having an aggregate principal amount of $133,101 in exchange for accrued expenses owed to related parties, of which $79,333 is payable to the Company’s Chief Executive Officer and $53,768 is payable to our previous Chief Financial Officer, Robert L. Hymers III. The notes mature two years from the respective issuance date and bear interest at the rate of 10% per annum, payable at maturity. Mr. Hymers has the right to convert all or any part of the outstanding and unpaid principal balance of the note, at any time, into shares of common stock of the Company at a variable conversion price of 50% of the average of the previous twenty (20) trading day closing prices of the Company’s common stock, subject to adjustment. As a result of the variable conversion prices, upon issuance, the Company recognized total debt discount of $133,101, which is being amortized to interest expense over the term of the notes. On May 22, 2020, Mr. Hymers converted the principal amount of $79,333 and interest of $2,608, for a total amount of $81,941.55 into 694,902 common shares. As of August 31, 2020, the carrying value of the remaining note with the former chief financial officer was $15,884, net of debt discount of $37,884 and accrued interest was $3,138.

F-49

CANNABIS GLOBAL, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

August 31, 2021

On April 30, 2020, the Company entered into a settlement agreement with Robert L. Hymers III, its then Chief Financial Officer (the “CFO”), whereby Mr. Hymers resigned and we issued a promissory note for $30,000, which represented the remaining amount owed to the CFO for services rendered. The note matures December 31, 2020 and bears interest at the rate of 10% per annum, payable at maturity. Mr. Hymers has the right to convert all or any part of the outstanding and unpaid principal balance of the note, at any time, into shares of common stock of the Company at a fixed conversion price of $0.02 per share, subject to adjustment. As a result of the beneficial conversion price, upon issuance, the Company recognized debt discount of $30,000, which is being amortized to interest expense over the term of the note. As of August 31, 2020, the carrying value of the note was $15,061, net of debt discount of $14,939 and accrued interest was $1,011.

On August 31, 2020, the Company issued a convertible note payable and a note payable to Robert L. Hymers III in connection with the acquisition of an 18.8% equity interest in NPE.

On November 16, 2020, we entered into a business acquisition agreement with Ethos Technology LLC, dba Comply Bag, a California limited liability company (“Ethos”). Ethos is a development stage business in the process of entering the market for cannabis trackable storage bags. By virtue of the agreement, Ethos sold, assigned, and transferred to the Company all of Ethos’ business, including all of its assets and associated liabilities, in exchange for the Company’s issuance of an aggregate of 6,000,000 common shares. 3,000,000 shares were due at signing, with 1,500,000 shares being issued to Edward Manolos, and 1,500,000 shares being issued to Thang Nguyen. Mr. Manolos is a director of the Company and a related party. Mr. Nguyen is the brother of Dan Van Nguyen, a director of the Company and a related party. After Ethos ships orders for Ethos products equaling $1,000,000 to unaffiliated parties, the Company will issue to Messrs. Manolos and Nguyen an additional 1,500,000 shares of common stock each.

On November 16, 2020, the Company sold an aggregate 3,000,000 shares of Company common stock, par value $0.001, equal in value to $177,000 based on the closing price on November 16, 2020. Of the total sold, 1,500,000 shares of common stock were sold to Edward Manolos and 1,500,000 shares of common stock were sold to Thang Nguyen. The sales were made in regards to the Company’s acquisition of Ethos, and its disclosures under Item 1.01 are incorporated herein by reference. The Company issued the above shares of its common stock pursuant to the exemption from the registration requirements of the Securities Act of 1933, as amended, available to the Company by Section 4(a)(2) promulgated thereunder due to the fact that it was an isolated issuance and did not involve a public offering of securities. Messrs. Manolos and Nguyen were “accredited investors” and/or “sophisticated investors” pursuant to Section 501(a)(b) of the Securities Act, who provided the Company with representations, warranties and information concerning their qualifications as “sophisticated investors” and/or “accredited investors.” The Company provided and made available to Messrs. Manolos and Nguyen full information regarding its business and operations. There was no general solicitation in connection with the offer or sale of the restricted securities. Messrs. Manolos and Nguyen acquired the restricted common stock for their own accounts, for investment purposes and not with a view to public resale or distribution thereof within the meaning of the Securities Act. The restricted shares cannot be sold unless subject to an effective registration statement by the Company, or by an exemption from registration requirements of Section 5 of the Securities Act—the existence of any such exemption subject to legal review and approval by the Company.

On January 27, 2021 Cannabis Global, Inc. (the “Registrant”) closed a material definitive agreement (MDA) with Edward Manolos, a director and related party. Pursuant to the MDA, the Registrant purchased from Mr. Manolos 266,667 shares of common stock in Natural Plant Extract of California Inc., a California corporation (“NPE”), representing 18.8% of the outstanding capital stock of NPE on a fully diluted basis. NPE operates a licensed psychoactive cannabis manufacturing and distribution business operation in Lynwood, California. NPE is a privately held corporation. Under the terms of the MDA, the Registrant acquired all beneficial ownership over the NPE shares in exchange for a purchase price of two million forty thousand dollars ($2,040,000). In lieu of a cash payment, the Registrant agreed to issue Mr. Manolos 11,383,929 restricted common shares, valued for purposes of the MDA at $0.1792 per share. In connection with the MDA, the Registrant became a party to a Shareholders Agreement by and among Alan Tsai, Hymers, Betterworld Ventures, LLC, Marijuana Company of America, Inc. and NPE. The Shareholders Agreement contains customary rights and obligations, including restrictions on the transfer of the Shares. Additionally, the Registrant intends, upon completion of the terms and conditions of the Material Definitive Agreement, to control the production, manufacturing and distribution of both NPE and the Registrant’s products.

F-50

CANNABIS GLOBAL, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

August 31, 2021

On May 12, 2021, we entered into an agreement to operate a joint venture through a new Nevada corporation named MCOA Lynwood Services, Inc. Mr. Edward Manolos is a director of both parties to the agreement and this the agreement was an agreement between related parties. The parties agreed to finance a regulated and licensed laboratory to produce various cannabis products under the legal framework outlined by the City of Lynwood, California, Los Angeles County and the State of California. We own a controlling interest in Natural Plant Extract of California, Inc., which operates a licensed cannabis manufacturing operation in Lynwood, California. As its contribution the joint venture, MCOA agreed to purchase and install equipment for joint venture operations, which will then be rented to the joint venture, and also provide funding relating to marketing the products produced by the capital equipment. We agreed to provide use of its manufacturing and distribution licenses; access to its Lynwood, California facility; use of the specific areas within the Lynwood Facility suitable for the types of manufacturing selected by the joint venture; and, management expertise require to carry on the joint venture’s operations. Ownership of the joint venture was agreed to be 60% in us and 40% with MCOA. Royalties from profits realized as the result of sales of products from the joint venture was also agreed to be distributed as 60% in us and 40% to MCOA. Development of the joint venture is ongoing and is considered in the development stage.

On May 12, 2021, we entered into a material definitive agreement not made in the ordinary course of its business. The parties to the material definitive agreement are the Registrant and Marijuana Company of America, Inc., a Utah corporation (“MCOA”). Mr. Edward Manolos is a director of both the Company and MCOA, and thus agreement is between related parties. Previously, on September 30, 2020, the Registrant and MCOA entered into a Share Exchange Agreement whereby the Registrant acquired that number of shares of MCOA’s common stock, par value $0.001, equal in value to $650,000 based on the closing price for the trading day immediately preceding the effective date, in exchange for the number of shares of the Registrant’s common stock, par value $0.001, equal in value to $650,000 based on the closing price for the trading day immediately preceding the effective date. For both parties, the Share Exchange Agreement contained a “true-up” provision requiring the issuance of additional common stock in the event that a decline in the market value of the parties’ common stock should cause the aggregate value of the stock acquired pursuant to the Share Exchange Agreement to fall below $650,000.

Complementary to the Share Exchange Agreement, Registrant and MCOA entered into a Lock-Up Agreement dated September 30, 2020 (the “Lock-Up Agreement”), providing that the shares of common stock acquired pursuant to the Share Exchange Agreement shall be subject to a lock-up period preventing its sale for a period of 12 months following issuance, and limiting the subsequent sale to aggregate maximum sale value of $20,000 per week, or $80,000 per month. On June 9, 2021, the parties amended their securities exchange agreement to delete the lock up leak out agreement, and the requirement to conduct quarterly reviews of each party’s respective stock price for purposes of evaluating whether additional share issuances are required to maintain the value of exchanged common shares equal to $650,000. As consideration for the amendment, we issued MCOA 618,000 shares of restricted common stock.

On May 12, 2021, the parties agreed to operate a joint venture through a new Nevada corporation named MCOA Lynwood Services, Inc. The parties agreed to finance a regulated and licensed laboratory to produce various cannabis products under the legal framework outlined by the City of Lynwood, California, Los Angeles County and the State of California. The Registrant owns a controlling interest in Natural Plant Extract of California, Inc., which operates a licensed cannabis manufacturing operation in Lynwood, California.

As its contribution the joint venture, MCOA agreed to purchase and install equipment for joint venture operations, which will then be rented to the joint venture, and also provide funding relating to marketing the products produced by the capital equipment. The Registrant agreed to provide use of its manufacturing and distribution licenses; access to its Lynwood, California facility; use of the specific areas within the Lynwood Facility suitable for the types of manufacturing selected by the joint venture; and, management expertise require to carry on the joint venture’s operations.

Ownership of the joint venture was agreed to be 60% in us and 40% with MCOA. Royalties from profits realized as the result of sales of products from the joint venture was also agreed to be distributed as 60% to us and 40% to MCOA.

F-51

CANNABIS GLOBAL, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

August 31, 2021

Note 10 - Notes Payable

On May 25, 2019, we issued two notes payable to Company directors Edward Manolos and Dan Nguyen, each in the amount of $16,667. The notes, which do not have a defined due date, outline a 5% per annum interest rate. These notes are additionally described herein in Footnote 8 - Notes Payable to Shareholders Party and in Footnote 9 – Related Party Transactions.

On July 9, 2019, the Company, through its Action Nutraceuticals subsidiary, loaned, Split Tee, LLC (“Split Tee”), a venture associated with Director Edward Manolos, $20,000 to engage in an exploratory research project (see “Related Party Transactions”). An additional $20,000 was supplied to Split Tee on August 23, 2019. The loans carry interest at the rate of 10% per annum and are due in one year for issuance. In addition, The Company, via Action Nutraceuticals subsidiary, invoiced Split Tee $5,000 as a consulting fee.

On February 12, 2020, the Company issued three Sellers Acquisition promissory notes having an aggregate principal amount of $500,000 pursuant to an Acquisition Agreement to acquire Lelantos Biotech. The notes mature May 31, 2020; $450,000 (two tranches of $225,000) and $50,000 of the notes bear interest at the rate of 8% and 5% per annum, respectively. In the event, the notes are not paid within the Cash Repayment Period (prior to the Maturity Date), the notes specify the holder shall have two options for repayment including: [a] an Alternative Payment Stake Option equal to a 6.75%, 6.75% and 1.5% (or a pro-rated amount if the debt has been partially paid) fully diluted ownership position in the Company after August 4, 2020, August 12, 2020 and August 30, 2020, respectively; or [b] a Buy Out Option, any time after the note has been outstanding for at least one year, equal to the total outstanding shares of the Company on the day of election, times 6.75%, 6.75% and 1.5%, respectively, times the average closing price of the Company’s common stock over the preceding 30 trading days, times 40% (due and payable within 90 days). Anti-dilution rights are provided for five years on the Sellers Acquisition notes and for 182 days after conversion to an Alternative Payment Stake. The notes include a Leak Out provision, should the Alternative Payment Stake option be elected, whereby no more than 30% of the holdings may be sold during the first 30 days after clearance for trading and no more than 25% of the remaining shares sold during any subsequent 30-day period. The notes are secured by a Security Agreement, require common shares to be reserved, are transferrable and are Senior to other debt of the Company. At maturity, on May 31, 2020, (i) the Company received forbearance agreements for the two tranches of $225,000 each whereby the maturity date was extended to July 15, 2020 and the interest rate was increased to 9%; and (ii) the $50,000 note and all accrued interest thereon, in the amount of $747, was forgiven. Accordingly, the Company recognized a gain for debt forgiveness of $50,747. On June 15, 2020, the Company entered into a modification agreement relative to the February 12, 2020 issued notes. Pursuant to the modification agreement, the Company issued a promissory note to Lantos in the amount of five hundred thousand dollars ($500,000). The Company may prepay the note in whole or in part at any time or from time to time without penalty or premium by paying the principal amount to be prepaid. The aggregate unpaid principal amount of the note is paid in monthly payments of seven thousand, five hundred dollars ($7,500) beginning on September 1, 2020, terminating on February 1, 2025. There is no interest on the note or on the unpaid balance. As of May 31, 2021, the carrying value of the notes was $450,000 and accrued interest payable was $46,750. As of August 31, 2020, the carrying value of the notes was $450,000 and accrued interest payable was $19,824.

On February 12, 2020, the Company entered into an Independent Consulting Agreement with a consultant to provide services from February 12, 2020 through December 14, 2020 (the “Consulting Agreement”). Pursuant to the Consulting Agreement, the Company issued to the consultant a Compensation promissory note having a principal amount of $100,000 for the Deferred Compensation portion of the Consulting Agreement. The note matures August 4, 2020 and bears interest at the rate of 8% per annum. In the event, the note is not paid within the Cash Repayment Period (prior to the Maturity Date), the note specifies the holder shall have two options for repayment including: [a] an Alternative Payment Stake Option equal to a 8.5% (or a pro-rated amount if the debt has been partially paid) fully diluted ownership position in the Company after August 4, 2020; or [b] a Buy Out Option, any time after the note has been outstanding for at least one year, equal to the total outstanding shares of the Company on the day of election, times 8.5% times the average closing price of the Company’s common stock over the preceding 30 trading days, times 40% (due and payable within 90 days). Anti-dilution rights are provided for five years on the Compensation note and for 182 days after conversion to an Alternative Payment Stake. The note includes a Leak Out provision, should the Alternative Payment Stake option be elected, whereby no more than 30% of the holdings may be sold during the first 30 days after clearance for trading and no more than 25% of the remaining shares sold during any subsequent 30-day period. The note is secured by a Security

F-52

CANNABIS GLOBAL, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

August 31, 2021

Agreement, requires common shares to be reserved, is transferrable and is Senior to other debt of the Company. As of August 31, 2021, the carrying value of the note was $100,000 and accrued interest payable was $12,405. As of August 31, 2020, the carrying value of the note was $100,000 and accrued interest payable was $4,405.

Note 11 - Convertible Notes Payable

On March 19, 2020, we issued a convertible promissory note, payable in tranches, having an aggregate principal amount of $150,000, aggregate original issue discount (OID) of $15,000, and an aggregate of 468,750 three-year warrants exercisable at $0.48/share, which contain certain exercise price reset provisions in the event of dilutive issuances. The notes mature one year from the respective issuance date of each tranche and bear interest at the rate of 10% per annum, payable at maturity. Commencing immediately following the issuances, the noteholder shall have the right to convert all or any part of the outstanding and unpaid principal balance of the note, at any time, into shares of common stock of the Company at a variable conversion price equal to the lower of 60% of the lowest closing trade price of the Company’s common stock, subject to adjustment, during the 25 trading days prior to: (i) the issuance date; or (ii) the conversion date. On March 19, 2020, the first tranche of $50,000, less OID of $5,000, was received, resulting in net proceeds to the Company of $45,000, and the Company issued 156,250 three-year warrants exercisable at $0.48 per share. On May 4, 2020, the second tranche of $25,000, less OID of $2,500, was received, resulting in net proceeds to the Company of $22,500, and the Company issued 78,125 three-year warrants exercisable at $0.48 per share. On July 10, 2020, the third tranche of $25,000, less OID of $2,500 was received, resulting in net proceeds to the Company of $22,500, and the Company issued 78,125 three year warrants exercisable at an initial price of $0.48 per share. As a result of the OID and the variable conversion price, upon issuance, the Company recognized total debt discount of $75,000, which is being amortized to interest expense over the respective term of the tranches. The Company is prohibited from effecting a conversion of the note to the extent that, as a result of such conversion, the noteholder, together with its affiliates, would beneficially own more than 4.99% of the number of shares of the Company’s common stock outstanding immediately after giving effect to the issuance of shares of common stock upon conversion of the note. During the year ended August 31, 2021, the Company repaid all principal and accrued interest in full.

On July 21, 2020, the Company issued a convertible promissory note with a principal amount of $78,750, with the Company receiving proceeds of $71,250 after original issue discount of $3,750 and deferred finance costs of $3,750. The note matures on July 21, 2021 and bears interest at 6% per annum. Commencing immediately following the issuances, the noteholder shall have the right to convert all or any part of the outstanding and unpaid principal balance of the note, at any time, into shares of common stock of the Company at a variable conversion price equal to the 60% of the lowest closing trade price of the Company’s common stock, subject to adjustment, during the 30 trading days prior to: the conversion date. As a result of the OID and the variable conversion price, upon issuance, the Company recognized total debt discount of $78,750, which is being amortized to interest expense through the maturity date. The Company is prohibited from effecting a conversion of the note to the extent that, as a result of such conversion, the noteholder, together with its affiliates, would beneficially own more than 4.99% of the number of shares of the Company’s common stock outstanding immediately after giving effect to the issuance of shares of common stock upon conversion of the note. During the year ended August 31, 2021, the note and accrued interest were repaid in full.

F-53

CANNABIS GLOBAL, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

August 31, 2021

In August 2020, the Company issued two convertible promissory notes with an aggregate principal amount of $129,250, with the Company receiving proceeds of $117,500 after original issue discount of $11,750. The notes mature in May 2021 and bear interest at 10% per annum. Commencing immediately following the issuances, the noteholder shall have the right to convert all or any part of the outstanding and unpaid principal balance of the note, at any time, into shares of common stock of the Company at a fixed price of $0.1005 per share of common stock. The conversion price may reset to a lower price if the Company issues common stock to any suppliers or vendors. As a result of the OID and the potential result for dilutive issuances, upon issuance, the Company recognized total debt discount of $129,250, which is being amortized to interest expense through the maturity date. The Company is prohibited from effecting a conversion of the note to the extent that, as a result of such conversion, the noteholder, together with its affiliates, would beneficially own more than 4.99% of the number of shares of the Company’s common stock outstanding immediately after giving effect to the issuance of shares of common stock upon conversion of the note. During the year ended August 31, 2021, the two notes and accrued interest were repaid in full.

The Company also entered into common stock subscription agreements with this lender, totaling share issuances of 3,409,221 (of which 510,204 are to be issued as of August 31, 2020), for cash proceeds of $329,613. In connection with these subscriptions, the Company issued a convertible promissory note of $50,000 for no consideration. The note matures on August 7, 2021 and bears interest at 10% and is convertible at a fixed price of $0.1631 per share, subject to potential rest in the event the Company issues shares to vendors or suppliers. The Company recognized total debt discount of $50,000, which is being amortized to interest expense over the respective term of the tranches. The Company is prohibited from effecting a conversion of the note to the extent that, as a result of such conversion, the noteholder, together with its affiliates, would beneficially own more than 4.99% of the number of shares of the Company’s common stock outstanding immediately after giving effect to the issuance of shares of common stock upon conversion of the note. During the year ended August 31, 2021, the note and accrued interest was repaid in full.

During the year ended August 31, 2021, the Company issued four convertible promissory notes to a lender with an aggregate principal amount of $279,500, with the Company receiving proceeds of $267,000 after deferred finance costs of $12,500. The notes mature in August, September, October and December 2021 and bear interest at 8% per annum. Commencing one hundred eighty (180) days following the issuance date of the note, the noteholder shall have the right to convert all or any part of the outstanding and unpaid principal balance of the note, at any time, into shares of common stock of the Company at variable conversion prices of 63% of the two lowest trading prices during previous fifteen (15) trading day of the Company’s common stock, subject to adjustment. The Company is prohibited from effecting a conversion of the note to the extent that, as a result of such conversion, the noteholder, together with its affiliates, would beneficially own more than 4.99% of the number of shares of the Company’s common stock outstanding immediately after giving effect to the issuance of shares of common stock upon conversion of the note. As a result of the variable exercise price and deferred finance costs, the Company recognized total debt discount of $279,500, which is being amortized to interest expense through the maturity date. The Company is prohibited from effecting a conversion of the note to the extent that, as a result of such conversion, the noteholder, together with its affiliates, would beneficially own more than 4.99% of the number of shares of the Company’s common stock outstanding immediately after giving effect to the issuance of shares of common stock upon conversion of the note. During the year ended August 31, 2021, the four notes with principal of $279,500 and accrued interest of $11,007 were repaid in full.

On September 2, 2020, the Company issued a convertible promissory note with an aggregate principal amount of $107,000, with the Company receiving proceeds of $100,000 after original issue discount of $5,000 and deferred finance costs of $2,000. The notes mature in September 2021 and bear interest at 12% per annum. Commencing one hundred eighty (180) days following the issuance date of the notes, the noteholders shall have the right to convert all or any part of the outstanding and unpaid principal balance of the note, at any time, into shares of common stock of the Company at variable conversion price of 60% of the lowest previous twenty (20) trading day closing trade prices of the Company’s common stock, subject to adjustment. The Company is prohibited from effecting a conversion of the note to the extent that, as a result of such conversion, the noteholder, together with its affiliates, would beneficially own more than 4.99% of the number of shares of the Company’s common stock outstanding immediately after giving effect to the issuance of shares of common stock upon conversion of the note. As a result of the variable exercise price and deferred finance costs, upon issuance, the Company recognized total debt discount of $107,000, which is being amortized to interest expense through the maturity date. This note was repaid in full during the year ended August 31, 2021, together with accrued interest of $5,101.

F-54

CANNABIS GLOBAL, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

August 31, 2021

On January 5, 2021, the Company entered into a Securities Purchase Agreement in connection with the issuance of a 10% convertible note with the principal amount of $110,000, with an accredited investor. The note is convertible at a fixed conversion price of $0.005. In the event of default by the Company, or after the public announcement of a change of control transaction as defined in the agreement, the conversion price is $0.001. The Company received net proceeds of $97,500. As a result of the variable exercise price of the Company’s convertible notes and deferred finance costs, upon issuance, the Company recognized total debt discount of $110,000, which is being amortized to interest expense through the maturity date. During the year ended August 31, 2021, the note with principal of $110,000 and accrued interest of $29,150 was repaid in full.

On January 12, 2021, the Company entered into a Securities Purchase Agreement in connection with the issuance of a 10% convertible note with the principal amount of $115,500, with an accredited investor. The note is convertible beginning 61 days from issuance at a fixed conversion price of $0.10 per share or 60% or the lowest trading price for ten days prior to conversion in the event that the Company’s stock trades at less than $0.10 per share. The Company received net proceeds of $100,000. As a result of the variable exercise price of the Company’s convertible notes and deferred finance costs, upon issuance, the Company recognized total debt discount of $115,500, which is being amortized to interest expense through the maturity date. During the year ended August 31, 2021, the lender converted principal and accrued interest of $57,750 and $585 into 583,354 shares of common stock. As of August 31, 2021, the carrying value of the note was $40,000 net of discount of $0, and accrued interest was $5,844.

On January 26, 2021, the Company entered into a Securities Purchase Agreement in connection with the issuance of a 10% convertible note with the principal amount of $243,875, with an accredited investor. The note is convertible at 70% of the average of the three lowest trading prices for 20 days prior to conversion. The Company received net proceeds of $215,500. As a result of the variable exercise price of the Company’s convertible notes and deferred finance costs, upon issuance, the Company recognized total debt discount of $243,875, which is being amortized to interest expense through the maturity date. During the year ended August 31, 2021, the lender converted principal of $125,0000 into 2,647,410 shares of common stock. As of August 31, 2021, the carrying value of the note was $19,989, net of discount of $98,886, and accrued interest was $7,067.

On January 26, 2021, the Company entered into a Securities Purchase Agreement in connection with the issuance of a 10% convertible note with the principal amount of $243,875, with an accredited investor. The note is convertible at 70% of the average of the three lowest trading prices for 20 days prior to conversion. The Company received net proceeds of $215,500. As a result of the variable exercise price of the Company’s convertible notes and deferred finance costs, upon issuance, the Company recognized total debt discount of $243,875, which is being amortized to interest expense through the maturity date. During the year ended August 31, 2021, the lender converted principal and accrued interest of $15,000 and $2,250 into 208,191 shares of common stock. As of August 31, 2021, the carrying value of the note was $129,989, net of discount of $98,886, and accrued interest was $11,357.

On March 8, 2021, the Company entered into a Securities Purchase Agreement in connection with the issuance of a 10% convertible note with the principal amount of $215,000, with an accredited investor. The note is convertible at 70% of the average of the three lowest trading prices for 20 days prior to conversion. The Company received net proceeds of $191,000. As a result of the variable exercise price of the Company’s convertible notes and deferred finance costs, upon issuance, the Company recognized total debt discount of $215,000, which is being amortized to interest expense through the maturity date. As of August 31, 2021, the carrying value of the notes was $103,671, net of discount of $111,329, and accrued interest was $10,367.

F-55

CANNABIS GLOBAL, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

August 31, 2021

On March 16, 2021, the Company entered into a Securities Purchase Agreement in connection with the issuance of a 10% convertible note with the principal amount of $215,000, with an accredited investor. The note is convertible at 70% of the average of the three lowest trading prices for 20 days prior to conversion. The Company received net proceeds of $191,000. As a result of the variable exercise price of the Company’s convertible notes and deferred finance costs, upon issuance, the Company recognized total debt discount of $215,000, which is being amortized to interest expense through the maturity date. As of August 31, 2021, the carrying value of the note was $98,959, net of discount of $116,041, and accrued interest was $9,896.

On May 20, 2021, the Company entered into a Securities Purchase Agreement in connection with the issuance of a 8% convertible note with the principal amount of $130,000, with an accredited investor. The note is convertible at 60% of the average of the three lowest trading prices for 15 days prior to conversion. The Company received net proceeds of $108,000. As a result of the variable exercise price of the Company’s convertible notes and deferred finance costs, upon issuance, the Company recognized total debt discount of $130,000, which is being amortized to interest expense through the maturity date. As of August 31, 2021, the carrying value of the note was $36,685, net of discount of $93,315, and accrued interest was $2,935.

On June 16, 2021, the Company entered into a Securities Purchase Agreement in connection with the issuance of a 8% convertible note with the principal amount of $135,000, with an accredited investor. Commencing one hundred eighty (180) days following the issuance date of the notes, the noteholders shall have the right to convert all or any part of the outstanding and unpaid principal balance of the note, at any time, into shares of common stock of the Company at variable conversion price of 65% of the average two (2) lowest trading prices for the common stock during the fifteen (15) trading day ending on the latest complete trading day prior to the conversion date. The Company is prohibited from effecting a conversion of the note to the extent that, as a result of such conversion, the noteholder, together with its affiliates, would beneficially own more than 4.99% of the number of shares of the Company’s common stock outstanding immediately after giving effect to the issuance of shares of common stock upon conversion of the note. The Company received net proceeds of $108,000. As a result of the variable exercise price of the Company’s convertible notes and deferred finance costs, upon issuance, the Company recognized total debt discount of $130,000, which is being amortized to interest expense through the maturity date. As of August 31, 2021, the carrying value of the note was $124,113, net of discount of $10,887, and accrued interest was $2,249.

On August 4, 2021, the Company entered into a Securities Purchase Agreement in connection with the issuance of a 8% convertible note with the principal amount of $110,000, with an accredited investor. The Company received net proceeds of $89,000. Commencing one hundred eighty (180) days following the issuance date of the notes, the noteholders shall have the right to convert all or any part of the outstanding and unpaid principal balance of the note, at any time, into shares of common stock of the Company at variable conversion price of 60% of the lowest previous fifteen (15) trading day closing trade prices of the Company’s common stock, subject to adjustment. The Company is prohibited from effecting a conversion of the note to the extent that, as a result of such conversion, the noteholder, together with its affiliates, would beneficially own more than 4.99% of the number of shares of the Company’s common stock outstanding immediately after giving effect to the issuance of shares of common stock upon conversion of the note. As a result of the variable exercise price of the Company’s convertible notes and deferred finance costs, upon issuance, the Company recognized total debt discount of $110,000, which is being amortized to interest expense through the maturity date. As of August 31, 2021, the carrying value of the note was $90,553, net of discount of $19,447, and accrued interest was $651.

Series B Convertible Preferred Stock

On February 28, 2021 the Company filed a Certificate of Designation of Preferences, Rights of Series B Preferred Stock. The Series B Convertible Preferred stock has 1,000,000 shares authorized, has a par value of $0.001 per share and a stated value of $1.00. Each share of Series B Preferred Stock will carry an annual dividend in the amount of eight percent (8%) of the Stated Value (the “Divided Rate”), which shall be cumulative, payable solely upon redemption, liquidation or conversion. Upon the occurrence of an Event of Default (as defined herein), the Dividend Rate shall automatically increase to twenty two percent (22%). Based on the terms of the Series B Preferred Stock Purchase Agreement, and in accordance with ASC 480-10, the instruments are accounted for as a liability.

During the year ended August 31, 2021, the Company entered into five Series B Preferred Stock Purchase Agreements for an aggregate amount of $367,750, with an accredited investor. As of August 31, 2021, the carrying value of the liability was $148,775, net of discount of $219,225, and accrued interest was $11,901. As of August 31, 2021, there were 367,750 shares of Series B Convertible Preferred Stock outstanding.

F-56

CANNABIS GLOBAL, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

August 31, 2021

Related Parties

During the three months ended February 29, 2020, the Company issued two convertible promissory notes having an aggregate principal amount of $133,101 in exchange for accrued expenses owed to related parties, of which $79,333 is payable to the Company’s Chief Executive Officer and $53,768 is payable to the Robert L. Hymers III. The notes mature two years from the respective issuance date and bear interest at the rate of 10% per annum, payable at maturity. The noteholders shall have the right to convert all or any part of the outstanding and unpaid principal balance of the note, at any time, into shares of common stock of the Company at a variable conversion price of 50% of the average of the previous twenty (20) trading day closing prices of the Company’s common stock, subject to adjustment. As a result of the variable conversion prices, upon issuance, the Company recognized total debt discount of $133,101, which is being amortized to interest expense over the term of the notes. On May 22, 2020, the Chief Executive Officer converted $79,333 in principal and $2,608 of accrued interest into 694,902 shares of common stock to be issued having a fair value of $232,792. The conversion resulted in the elimination of $70,313 of remaining debt discount, the elimination of $231,632 of derivative liabilities, and a $10,468 gain on conversion that resulted from a related party and was therefore included in Additional paid-in capital. As of August 31, 2020, the carrying value of the remaining note with the former chief financial officer was $15,884, net of debt discount of $37,884 and accrued interest was $3,138. On December 9, 2020, Mr. Hymers converted all principal of $53,768 and all accrued interest of $4,626 into 878,190 shares of common stock.

On April 30, 2020, the Company entered into a settlement agreement with its former Chief Financial Officer (Robert L. Hymers III, hereinafter referred to as the “CFO”) whereby the CFO resigned and the Company issued a promissory note for $30,000, which represented the remaining amount owed to the CFO for services rendered. The note matures December 31, 2020 and bears interest at the rate of 10% per annum, payable at maturity. The noteholder has the right to convert all or any part of the outstanding and unpaid principal balance of the note, at any time, into shares of common stock of the Company at a fixed conversion price of $0.02 per share, subject to adjustment. As a result of the beneficial conversion price, upon issuance, the Company recognized debt discount of $30,000, which is being amortized to interest expense over the term of the note. As of August 31, 2020, the carrying value of the note was $15,061, net of debt discount of $14,939 and accrued interest was $1,011. On October 9, 2020, Mr. Hymers converted the note payable into 1,500,000 shares of common stock.

On August 21, 2020 the Company, issued a convertible note pursuant to a Stock Purchase Agreement (the “SPA) to acquire 266,667 shares of common stock of Natural Plant Extract of California Inc., a California corporation (“NPE”), representing 18.8% of the outstanding capital stock of NPE on a fully diluted basis. With the exception of the entry into the subject material definitive agreements, no material relationship exists between the Registrant, or any of the Registrant’s affiliates or control persons and Hymers. Under the terms of the SPA, the Registrant acquired all rights and responsibilities of the equity stake for a purchase price of Two Million Forty Thousand United States Dollars ($2,040,000) (the “Purchase Price”). Relative to the payment of the Purchase Price, the registrant agreed to: 1) pay Hymers Twenty Thousand United States Dollars ($20,000) each month for a period of twenty-seven (27) months, with the first payment commencing September 1, 2020 and the remaining payments due and payable on the first day of each subsequent month until Hymers has received Five Hundred Forty Thousand United Stated Dollars ($540,000), and 2) issue Hymers a convertible promissory note in the amount of One Million Five Hundred Thousand United States Dollars ($1,500,000) (the “Note”). The Note bears interest at ten percent (10%) per annum. The Holder shall have the right at any time six (6) months after the Issuance Date to convert all or any part of the outstanding and unpaid principal, interest, fees, or any other obligation owed pursuant to the note. Conversion Price shall be calculated as follows: 60% of the lowest Trading Price of the common shares during the ten (10) days preceding the date the Company receive a notice of conversion. Unless permitted by the applicable rules and regulations of the principal securities market on which the Common Stock is then listed or traded, in no event shall the Registrant issue upon conversion of or otherwise pursuant to the note and the other notes issued more than the maximum number of shares of Common Stock that the Company can issue pursuant to any rule of the principal United States securities market on which the Common Stock is then traded, which shall be 4.99% of the total shares outstanding at any time. A debt discount of $54,212 on the note payable at issuance was calculated based on the present value of the note using an implied interest rate of 10%. A debt discount of $270,886 was recognized. Accordingly, the Company recorded an initial value of its investment in NPE of $1,714,903. At the time the note becomes convertible, the Company will recognize a derivative liability at fair value related to the embedded conversion option at that time. Prior to these transactions, Robert Hymers III and Alan Tsai each sold equity interest representing a total of 18.8% of the outstanding equity interest of NPE to Edward Manolos, a Director and preferred stockholder of the Company in a private transaction. As a result of these two transactions, the Company beneficially controls approximately 37% of the equity of NPE. After this transaction, a venture capital company controls 40% of the equity interests in NPE, the Company, Alan Tsai and Edward Manolos each control 18.8% and one other entity controls 3.5%. During the three months ended May 31, 2021, Robert Hymers elected to converted $576,000 of the principal on the $1,500,000 note into 9,600,000 shares of common stock in accordance with the terms of the agreement.

F-57

CANNABIS GLOBAL, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

August 31, 2021

The Company evaluated its interest in NPE as of August 31, 2020 under ASC 810. Management determined that it had a variable interest in NPE, but that NPE does not meet the definition of a variable interest entity, and does not have an indirect voting interest of greater than 50%. Based on these factors, the investment in NPE by the Company, the investment in NPE will be accounted for as an equity method investment under the measurement alternative available under ASC 321 with the Company recording its share of the profits and losses of NPE at each reporting period. The initial investment balance was $1,714,903 based on the initial fair value estimate of the note payable and convertible note payable issued as consideration for the investment. The Company subsequently acquired control of NPE and began consolidating the results of operations into its financial statements, as described in Note 7.

As of August 31, 2021, the Company was in default of the $540,000 note payable to Robert Hymers. On January 3, 2021, the Company entered into a settlement agreement with Robert Hymers concerning five delinquent payments totaling $100,000, whereby 1,585,791 shares of common stock were issued in settlement of those payments. As of February 28, 2021, the Company missed five additionally $20,000 payments, and remains in default of this agreement. On June 11, 2021, the Company entered into an agreement with Robert Hymers. As of the date of the amendment, the Company owed Mr. Hymers $440,000. The parties agreed to exchange the Company’s obligations to make monthly payments under the stock purchase agreement for a Convertible Note for the same amount. The note matures on June 11, 2022, bears interest at 10% and is convertible into common stock of the Company at $0.004 per share, subject to standard anti dilution provisions.

 See Note 12 for further discussion of the accounting treatment of the embedded conversion options of the above promissory notes payable as derivative liabilities

Note 12. - Derivative Liability and Far Value Measurement

Upon the issuance of the convertible promissory notes with variable conversion prices and fixed conversion prices with reset provisions, the Company determined that the features associated with the embedded conversion option embedded in the debentures should be accounted for at fair value, as a derivative liability, as the Company cannot determine if a sufficient number of shares would be available to settle all potential future conversion transactions.

At the issuance date of the convertible notes payable during the year ended August 31, 2021, the Company estimated the fair value of all embedded derivatives of $7,452,815 using the Black-Scholes Pricing Model based on the following assumptions: (1) dividend yield of 0%, (2) expected volatility of 311% to 378%, (3) risk-free interest rate of 0.04% to 0.21%, and (4) expected life of 0.75 years to 1.5 years.

On August 31, 2021, the Company estimated the fair value of the embedded derivatives of $4,747,615 using the Black Scholes Pricing Model based on the following assumptions: (1) dividend yield of 0%, (2) expected volatility of 307%, (3) risk-free interest rate of 0.05% to 0.07%, and (4) expected life of 0.1 to 1 years.

F-58

CANNABIS GLOBAL, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

August 31, 2021

The Company adopted the provisions of ASC 825-10, Financial Instruments (“ASC 825-10”). ASC 825-10 defines fair value as the price that would be received from selling an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. When determining the fair value measurements for assets and liabilities required or permitted to be recorded at fair value, the Company considers the principal or most advantageous market in which it would transact and considers assumptions that market participants would use when pricing the asset or liability, such as inherent risk, transfer restrictions, and risk of nonperformance. ASC 825-10 establishes a fair value hierarchy that requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. ASC 825-10 establishes three levels of inputs that may be used to measure fair value.

•	Level 1 — Observable inputs that reflect quoted market prices (unadjusted) for identical assets and liabilities in active markets;

•	Level 2 — Observable inputs, other than quoted market prices, that are either directly or indirectly observable in the marketplace for identical or similar assets and liabilities, quoted prices in markets that are not active, or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets and liabilities; and

•	Level 3 — Unobservable inputs that are supported by little or no market activity that are significant to the fair value of assets or liabilities.

All items required to be recorded or measured on a recurring basis are based upon Level 3 inputs.

To the extent that valuation is based on models or inputs that are less observable or unobservable in the market, the determination of fair value requires more judgment. In certain cases, the inputs used to measure fair value may fall into different levels of the fair value hierarchy. In such cases, for disclosure purposes, the level in the fair value hierarchy within which the fair value measurement is disclosed and is determined based on the lowest level input that is significant to the fair value measurement.

The Company recognizes its derivative liabilities as Level 3 and values its derivatives using the methods discussed below. While the Company believes that its valuation methods are appropriate and consistent with other market participants, it recognizes that the use of different methodologies or assumptions to determine the fair value of certain financial instruments could result in a different estimate of fair value at the reporting date. The primary assumptions that would significantly affect the fair values using the methods discussed are that of volatility and market price of the underlying common stock of the Company.

As of August 31, 2021, the Company did not have any derivative instruments that were designated as hedges.

F-59

CANNABIS GLOBAL, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

August 31, 2021

Items recorded or measured at fair value on a recurring basis in the accompanying financial statements consisted of the following items as of August 31, 2021 and August 31, 2020:

	August 31, 2021	Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)
Derivative liability	$4,747,614	$—	$—	$4,764,614

	August 31, 2020	Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)
Derivative liability	$1,125,803	$—	$—	$1,125,803

 The following table provides a summary of changes in fair value of the Company’s Level 3 financial liabilities for the fiscal year ending August 31, 2021:

Balance, August 31, 2020	$1,125,803
Transfers in due to issuance of convertible promissory notes	7,452,815
Transfers out due to repayments of convertible promissory notes	(1,850,488)
Transfers out due to conversions of convertible promissory notes	(1,808,944)
Change in fair value of derivative liability	(171,572)
Balance, August 31, 2021	$4,764,614

The total impact to the Company’s consolidated statement of operations for the year ended August 31, 2021 was a gain of $2,022,060, representing the impact of retirement of derivative liabilities from payments on convertible promissory notes and the change in fair value of remaining derivative liabilities as of August 31, 2021.

Fluctuations in the Company’s stock price are a primary driver for the changes in the derivative valuations during each reporting period. As the stock price increases for each of the related derivative instruments, the value to the holder of the instrument generally increases, therefore increasing the liability on the Company’s balance sheet. Additionally, stock price volatility is one of the significant unobservable inputs used in the fair value measurement of each of the Company’s derivative instruments. The simulated fair value of these liabilities is sensitive to changes in the Company’s expected volatility. Increases in expected volatility would generally result in higher fair value measurement. A 10% change in pricing inputs and changes in volatilities and correlation factors would not result in a material change in our Level 3 fair value.

F-60

CANNABIS GLOBAL, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

August 31, 2021

Note 13 - Common Stock

Subsequent to the closing of the fiscal year ending August 31, 2019, the Company affected a reverse split as of September 30, 2019, which had the effect of reducing the number of outstanding shares from 187,864,600 to 12,524,307. All share and per share amounts in this filing have been retrospectively adjusted to reflect the impact of the reverse stock split. As of August 31, 2020, there were 27,082,419 shares of Common Stock issued and outstanding.

As of August 31, 2021, there were 84,940,028 shares of Common Stock issued and outstanding.

On June 17, 2021, the Company amended its articles of incorporation to increase the number of its authorized shares from 290 million to 500 million shares, par value $0.001 per share.

On May 20, 2020, we issued 1,100,000 common shares to a Pinnacle Consulting Services Inc. for consulting service provided to the Company. The agreement is attached hereto.

On May 20, 2020, we issued 1,000,000 common shares to a Tabular Investments LLC for consulting service provided to the Company.

Note 14 - Preferred Stock

There are 10,000,000 shares of preferred stock, par value $0.0001 per share, of the Company Preferred Stock in one or more series, and expressly authorized the Board of Directors of the Company. On December 16, 2019, the Board of Directors authorized the issuance of 8,000,000 preferred shares as “Series A Preferred Stock.” The Series A Preferred Stock is not convertible into any other form of Securities, including common shares, of the Company. Holders of Series A Preferred Stock shall be entitled to 50 votes for every Share of Series A Preferred Stock beneficially owned as of the record date for any shareholder vote or written consent. On May 28, 2020, Mr. Robert L. Hymers III, a former director and former chief financial officer, returned 2,000,000 Series A Preferred shares to the corporate treasury. As of August 31, 2020, there were 6,000,000 Series A Preferred shares issued and outstanding.

On February 28, 2021, the Company designated 1,000,000 shares of Series B Convertible Preferred Stock (“Series B Convertible Preferred Stock”). The Series B Convertible Preferred Stock earns dividends at 8% per year, and is convertible into shares of common stock at a rate of 63% of the market price, based on the average of the two lowest trading prices during the previous 15 days. Additionally, the Series B Convertible Preferred Stock is mandatorily redeemable 16 months from the issuance date in cash. The Company entered into several agreements with an investor for a total of 367,750 shares of Series B Convertible Preferred Stock during the year ended August 31, 2021 for a total purchase amount of $153,500. The Company received net proceeds of $350,000. In accordance with ASC 480-10, the Series B Convertible Preferred Stock is accounted for as a liability on the Company’s consolidated balance sheet based on the terms of the certificate of designation being more like a liability.

F-61

CANNABIS GLOBAL, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

August 31, 2021

Note 15 – Income Taxes

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes.

	August 31, 2021	August 31, 2020

Expected federal income tax benefit at statutory rate	$1,608,855	$1,041,213
Nondeductible items	(1,158,130)	(127,358)
Change in valuation allowance	(450,725)	(913,855)
Income tax benefit	$—	$—

Significant components of the Company’s deferred tax assets at August 31, 2021 and 2020 are as follows:

	August 31, 2021	August 31, 2020
Deferred tax assets:
Net operating loss carryforwards	$1,577,198	$1,126,473
Research and development credit carry forward	1,963	1,963
Total deferred tax assets	1,579,161	1,128,436

Less: valuation allowance	(1,579,161)	(1,128,436)

Net deferred tax asset	$—	$—

The Company evaluates its valuation allowance on an annual basis based on projected future operations. When circumstances change and this causes a change in management’s judgment about the realizability of deferred tax assets, the impact of the change on the valuation allowance is reflected in current operations.

For federal income tax purposes, the Company has net U.S. operating loss carry forwards at August 31, 2020 available to offset future federal taxable income, if any, of approximately $7,483,000 which are available to offset future income.  Accordingly, there is no current tax expense for years ended August 31, 2021 and 2020. In addition, the Company has research and development tax credit carry forwards of $1,963 at August 31, 2021, which are available to offset federal income taxes and fully expire by August 31, 2040. The utilization of the tax net operating loss carry forwards may be limited due to ownership changes that have occurred as a result of sales of common stock.

The effects of state income taxes were insignificant for the twelve months ended August 31, 2021 and August 31, 2020.

F-62

CANNABIS GLOBAL, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

August 31, 2021

Note 16 – Subsequent Events

Subsequent to August 31, 2021, the Company issued 28,669,316 shares of common stock pursuant to the conversion of 280,750 shares of Series B Convertible Preferred stock, and accrued dividends of $11,230.

Subsequent to August 31, 2021, the Company issued 20,446,317 shares of common stock pursuant to the conversion of a total of $197,000 in principal and $17,919 in accrued interest and fees from two lenders.

On September 22, 2021, the Company entered into a $25,000 convertible promissory note with a vendor to settled approximately $21,000 of outstanding accounts payable. The note matures on March 22, 2022, is non-interest bearing, and can be converted at the holders option into common stock of the Company at 65% of the lowest trading price of the common stock for the 20 days prior to conversion.

On October 13, 2021, the Company amended its articles of incorporation to increase the number of authorized common shares to 1,000,000,000.

On October 14, 2021, the Company entered into an agreement with an investor for 68,500 shares of Series B Convertible Preferred Stock for a total purchase amount of $68,500, and an agreement with the same investor for 78,500 shares of Series B Convertible Preferred Stock for a purchase amount of $78,500. In October 2021, the Company received proceeds of $65,000.

F-63

 PART III - EXHIBITS

Index to Exhibits

		Incorporated by Reference			Filed or Furnished
No.	Exhibit Description	Form	Date Filed	Number	Herewith
2.1	Certificate of Incorporation	S-1	8/26/2019	3
2.2	Amendment to Certificate of Incorporation	S-1	6/5/2020	3.i
2.3	Amendment to Certificate of Incorporation Increasing Authorized Shares	8-K	6/23/2021	3.1
2.4	Articles of Domestication [to] Nevada	8-K	4/3/2020	20.1
2.5	Certificate of Conversion [from] Delaware	8-K	4/3/2020	20.2
2.6	By-Laws	S-1	6/5/2020	3.ii
2.7	Certificate of Designation Series A Preferred A Stock	S-1	6/5/2020	3.vii
4.1	Subscription Agreement				X
11.1	Consent of Milan Saha, Esq. (included in Exhibit 12.1)				X
11.2	Consent of Boyle CPA LLC				X
12.1	Opinion of Milan Saha, Esq.				X

52

SIGNATURE

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this Offering Statement to be signed on behalf by the undersigned, thereunto duly authorized, in Los Angeles, State of California, on November 16, 2022.

CANNABIS GLOBAL, INC.

This Offering Statement has been signed by the following persons in the capacities and on the dates indicated.

By:	/s/ Edward Manolos
Name: Edward Manolos
Title: Chief Executive Officer, CFO, President, Treasurer, Secretary and President

Date: November 16, 2022

SIGNATURES OF DIRECTORS:

By:	/s/ Edward Manolos
Name: Edward Manolos
Title: Director/Chairman

Date: November 16, 2022

By:	/s/ Dan Van Nguyen
Name: Dan Van Nguyen
Title: Director

53